Certain portions of this document have been omitted pursuant to Item 601(b)(10) of Regulation S‑K and, where applicable, have been marked with “[***]” to indicate where omissions have been made. The marked information has been omitted because it is (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.

EXECUTION VERSION

$1,860,000,000  €800,000,000    TERM LOAN AGREEMENT,    dated as of June 30, 2020    among
CARNIVAL FINANCE, LLC,  as Co-Borrower,

CARNIVAL CORPORATION,  as Lead Borrower,

CARNIVAL PLC,  as a Guarantor,

THE SUBSIDIARY GUARANTORS PARTY HERETO,

THE LENDERS PARTY HERETO,    JPMORGAN CHASE BANK, N.A., GOLDMAN SACHS BANK USA,
BANCO SANTANDER, S.A. NEW YORK BRANCH, BARCLAYS BANK PLC, BNP PARIBAS SECURITIES CORP., BOFA SECURITIES INC., CITIGROUP GLOBAL MARKETS INC.,
DEUTSCHE BANK AG NEW YORK BRANCH, HSBC BANK USA, NATIONAL ASSOCIATION, LLOYDS BANK CORPORATE MARKETS, NATWEST MARKETS PLC
and
SUMITOMO MITSUI BANKING CORPORATION,
as Joint Lead Arrangers and Joint Bookrunners,    JPMORGAN CHASE BANK, N.A.,  as Administrative Agent,

U.S. BANK NATIONAL ASSOCIATION,
as Security Agent    and
 AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED,
BANK OF CHINA LIMITED, LONDON BRANCH,
ACADEMY SECURITIES, INC.,
DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, NEW YORK BRANCH, MIZUHO BANK, LTD.
and
PNC CAPITAL MARKETS LLC,  as Co-Managers

Certain portions of this document have been omitted pursuant to Item 601(b)(10) of Regulation S‑K and, where applicable, have been marked with “[***]” to indicate where omissions have been made. The marked information has been omitted because it is (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.

EXECUTION VERSION

TABLE OF CONTENTS
PAGE
Article I Definitions and Accounting Terms 1
Section 1.1 Defined Terms 1
Section 1.2 Use of Defined Terms 59
Section 1.3 Terms Generally 59
Section 1.4 Accounting and Financial Determinations 60
Section 1.5 Interest Rates; LIBOR and EURIBOR Notification 60
Section 1.6 Divisions 60
Section 1.7 Classification of Advances and Borrowings 61
Article II Commitments, Borrowing Procedures and Notes 61
Section 2.1 The Advances 61
Section 2.2 Making the Advances 61
Section 2.3 Fees 63
Section 2.4 [Reserved] 63
Section 2.5 [Reserved] 63
Section 2.6 Repayment of Advances 63
Section 2.7 Interest on Advances 64
Section 2.8 Interest Rate Determination 65
Section 2.9 Optional Conversion or Continuation of Advances 66
Section 2.10 Prepayments of Advances 66
Section 2.11 Payments and Computations 68
Section 2.12 Sharing of Payments, Etc 69
Section 2.13 Evidence of Debt 70
Section 2.14 Incremental Facilities 71
Section 2.15 Loan Modification Offers 73
Section 2.16 Loan Purchases 75
Article III Certain LIBO Rate and Other Provisions 76
Section 3.1 LIBO Rate Lending Unlawful 76
Section 3.2 [Reserved] 77
Section 3.3 Increased Costs, etc 77
Section 3.4 Funding Losses 78
Section 3.5 Increased Capital Costs 79

Section 3.6 Taxes 80
Section 3.7 Reserve Costs 84
Section 3.8 Replacement Lenders, etc. 85
Section 3.9 [Reserved] 85
Section 3.10 [Reserved] 85
Section 3.11 Rates Unavailable 85
Article IV Conditions to Borrowing 88
Section 4.1 Effectiveness 88
Section 4.2 All Borrowings 90
Section 4.3 Determinations Under Section 4.1 91
Article V Representations and Warranties 91
Section 5.1 Organization, etc 91
Section 5.2 Due Authorization, Non-Contravention, etc 92
Section 5.3 Government Approval, Regulation, etc 92
Section 5.4 Compliance with Environmental Laws 92
Section 5.5 Validity, etc 92
Section 5.6 Financial Information 93
Section 5.7 No Default, Event of Default 93
Section 5.8 Litigation 93
Section 5.9 No Material Adverse Change 93
Section 5.10 Taxes 93
Section 5.11 Obligations Rank Pari Passu 94
Section 5.12 No Filing, etc. Required 94
Section 5.13 No Immunity 94
Section 5.14 ERISA Event 94
Section 5.15 Investment Company Act 94
Section 5.16 Regulation U 94
Section 5.17 Accuracy of Information 94
Section 5.18 Compliance with Laws 95
Section 5.19 ERISA 95
Section 5.20 EEA Financial Institution 96
Section 5.21 Collateral Documents and Collateral 96
Section 5.22 Properties 96

Section 5.23 Solvency 96
Section 5.24 Vessel Representations 97
Section 5.25 No Withholding Tax 97
Article VI Covenants 97
Section 6.1 Affirmative Covenants 97
Section 6.1.1 Financial Information, Reports, Notices, etc. 97
Section 6.1.2 Notices of Material Events 100
Section 6.1.3 Approvals and Other Consents 100
Section 6.1.4 Compliance with Laws, etc; Payment of Taxes and Other Claims 100
Section 6.1.5 Ratings 101
Section 6.1.6 Insurance 101
Section 6.1.7 Books and Records 101
Section 6.1.8 Further Assurances 101
Section 6.1.9 After-Acquired Property 102
Section 6.1.10 Re-flagging of Vessels 102
Section 6.1.11 Automatic Reduction of New Secured Debt Secured by the Collateral 103
Section 6.1.12 Reduction of Other Secured Debt 105
Section 6.1.13 Use of Proceeds 105
Section 6.1.14 Corporate Existence 106
Section 6.1.15 Maintenance of Properties 106
Section 6.1.16 Designation of Restricted and Unrestricted Subsidiaries 106
Section 6.1.17 Conference Calls 107
Section 6.2 Negative Covenants 107
Section 6.2.1 Incurrence of Indebtedness and Issuance of Preferred Stock 114
Section 6.2.2 Liens 114
Section 6.2.3 Restricted Payments 115
Section 6.2.4 Merger, Consolidation or Sale of Assets 120
Section 6.2.5 Asset Sales 122
Section 6.2.6 Transactions with Affiliates 124
Section 6.2.7 Limitation on Issuance of Guarantees of Indebtedness 126
Section 6.2.8 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries 128
Section 6.2.9 Impairment of Security Interest 131

Section 6.2.10 Use of Proceeds 132
Article VII Events of Default 132
Section 7.1 Listing of Events of Default 132
Section 7.1.1 Non-Payment of Obligations 132
Section 7.1.2 Breach of Warranty 132
Section 7.1.3 Non-Performance of Certain Covenants and Obligations 133
Section 7.1.4 Default on Other Indebtedness 133
Section 7.1.5 Pension Plans 133
Section 7.1.6 Bankruptcy, Insolvency, etc 133
Section 7.1.7 Change of Control Triggering Event 134
Section 7.1.8 Unenforceability 134
Section 7.1.9 Non-Performance of Certain Covenants and Obligations 134
Section 7.1.10 Judgments 134
Section 7.1.11 Guarantees 135
Section 7.1.12 Security Interests 135
Section 7.2 Action if Bankruptcy 135
Section 7.3 Action if Other Event of Default 135
Article VIII [Reserved] 136
Article IX [Reserved] 136
Article X The Agents 136
Section 10.1 Actions 136
Section 10.2 Rights as a Lender 137
Section 10.3 Lender Indemnification 137
Section 10.4 Exculpation 138
Section 10.5 Reliance by Administrative Agent 141
Section 10.6 Delegation of Duties 141
Section 10.7 Resignation of Administrative Agent 141
Section 10.8 Non-Reliance on Administrative Agent and Other Lenders 142
Section 10.9 No Other Duties 142
Section 10.10 Copies, etc 143
Section 10.11 Agency Fee 143
Section 10.12 Posting of Communications 143
Section 10.13 Acknowledgements of Lenders 144

Section 10.14 Certain ERISA Matters 145
Section 10.15 Collateral Matters; Credit Bidding 146
Article XI Miscellaneous Provisions 148
Section 11.1 Waivers, Amendments, etc 149
Section 11.2 Notices 150
Section 11.3 Payment of Costs and Expenses 153
Section 11.4 Limitation of Liability; Indemnification 153
Section 11.5 Survival 155
Section 11.6 Severability 156
Section 11.7 Headings 156
Section 11.8 Execution in Counterparts, Effectiveness, etc 156
Section 11.9 Governing Law; Entire Agreement 157
Section 11.10 Successors and Assigns 157
Section 11.11 Sale and Transfer of Advances and Note; Participations in Advances 158
Section 11.11.1 Assignments 158
Section 11.11.2 Participations 160
Section 11.11.3 Register 161
Section 11.11.4 Purchasing Borrower Parties 161
Section 11.11.5 Disqualified Lenders 162
Section 11.12 Other Transactions 162
Section 11.13 Forum Selection and Consent to Jurisdiction 162
Section 11.14 Process Agent 163
Section 11.15 Judgment 163
Section 11.16 [Reserved] 164
Section 11.17 Waiver of Jury Trial 164
Section 11.18 Confidentiality 164
Section 11.19 No Fiduciary Relationship 165
Section 11.20 Acknowledgement and Consent to Bail-In of Affected Financial Institutions 165
Section 11.21 Approval and Authorization 166
Section 11.22 Acknowledgement Regarding Any Supported QFCs 166
Article XII Guarantees 167
Section 12.1 Guarantees 167

Section 12.2 Subrogation 168
Section 12.3 Release of Guarantees 168
Section 12.4 Limitation and Effectiveness of Guarantees 169
Section 12.5 Successors and Assigns 169
Section 12.6 No Waiver 170
Section 12.7 Modification 170
Section 12.8 Limitation on the Italian Guarantor’s Liability 170
Article XIII SECURITY 171
Section 13.1 Security; Security Documents 171
Section 13.2 Authorization of Actions to Be Taken by the Security Agent Under the Security Documents 173
Section 13.3 Authorization of Receipt of Funds by the Security Agent Under the Security Documents 174
Section 13.4 Additional Intercreditor Agreements and Amendments to the Intercreditor Agreement 174
Section 13.5 Release of the Collateral 175
Section 13.6 Appointment of Security Agent and Supplemental Security Agents 176
Section 13.7 Designation as Other Secured Obligations and Pari Passu Obligations 178

SCHEDULES
SCHEDULE I – Commitments
SCHEDULE II – [Reserved]
SCHEDULE III – Subsidiary Guarantors
SCHEDULE IV – Agreed Security Principles
SCHEDULE V – Security Documents
SCHEDULE VI – Collateral Vessels
SCHEDULE VII – Consolidated EBITDA Adjustments

EXHIBITS
Exhibit A  – Form of Note
Exhibit B  – Form of Borrowing Request
Exhibit C  – Form of Interest Period Notice
Exhibit D-1  – Form of Lender Assignment Agreement
Exhibit D-2  – Form of Purchasing Borrower Party Lender Assignment Agreement
Exhibit E  – Form of Joinder
Exhibit F  – Form of Notice of Prepayment
Exhibit G  – Form of Compliance Certificate
Exhibit H-1 – U.S. Tax Compliance Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit H-2 – U.S. Tax Compliance Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit H-3 – U.S. Tax Compliance Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit H-4 – U.S. Tax Compliance Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)

TERM LOAN AGREEMENT
THIS TERM LOAN AGREEMENT, dated as of June 30, 2020, is among Carnival Finance, LLC, a newly formed Delaware subsidiary of the Lead Borrower (the “Co-Borrower”), CARNIVAL CORPORATION, a Panamanian corporation (the “Lead Borrower”; together with the Co-Borrower, the “Borrowers”), CARNIVAL PLC, a company incorporated under the laws of England and Wales (the “Carnival plc”), the other Guarantors party hereto, the various financial institutions as are or shall become parties hereto, JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as the Administrative Agent for the Lenders, and U.S. BANK NATIONAL ASSOCIATION, as security agent (the “Security Agent”).
W I T N E S S E T H:
WHEREAS, the Borrowers desire to obtain Initial Commitments from the Lenders pursuant to which Initial Advances denominated in Dollars will be made to the Borrowers on the Effective Date in a maximum aggregate principal amount not to exceed $1,860,000,000 and Initial Advances denominated in Euros will be made to the Borrowers on the Effective Date in a maximum aggregate principal amount not to exceed €800,000,000; and
WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article IV), to extend Advances to the Borrowers;
NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS AND ACCOUNTING TERMS
Section 1.1 Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, when capitalized, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):
“2023 Notes” means the notes issued under the 2023 Notes Indenture.
“2023 Notes Indenture” means the Indenture among the Lead Borrower, as issuer, Carnival plc and certain of the Company’s Subsidiaries, as guarantors, and U.S. Bank National Association, as trustee, as amended, supplemented or otherwise modified from time to time.
“Accepting Lenders” is defined in Section 2.15(a).
“Acquired Debt” means, with respect to any specified Person:
(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming, a Restricted Subsidiary; and
(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
“Act” is defined in Section 11.2(d).
“Additional Intercreditor Agreement” is defined in Section 13.4(a).
“Administrative Agent” means JPMorgan Chase Bank, N.A. in its capacity as administrative agent for the Lenders hereunder. References to the “Administrative Agent” shall include J.P. Morgan Europe Limited (including but not limited to administrative matters pertaining to the EURIBOR Rate Initial Advances) and any other branch or affiliate of JPMorgan Chase Bank, N.A. designated by JPMorgan Chase Bank, N.A. in accordance with this Agreement for the purpose of performing its obligations in such capacity.
“Administrative Agent’s Account” means such account of the Administrative Agent as is designated in writing from time to time by the Administrative Agent to the Lead Borrower and the Lenders for such purpose.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Advance” means the loans made by the Lenders to the Borrowers pursuant to this Agreement, including any Incremental Facility Amendment. Each Advance denominated in Euros shall be a EURIBOR Rate Advance.

“Affected Class” is defined in Section 2.15(a).
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
“After-Acquired Property” means any property of either Borrower or any Guarantor acquired after the Effective Date that constitutes Collateral (including any Vessel which replaces a Vessel that was the subject of an Event of Loss) and is of the same type as any of the such Borrower’s or such Guarantor’s assets that were intended to be a part of the Collateral as of the Effective Date.
“Agent-Related Person” is defined in Section 11.4(c).
“Agents” means (a) the Administrative Agent and (b) the Security Agent, together with their respective successors (if any) in such capacity.
“Agreed Security Principles” means the Agreed Security Principles as set forth on Schedule IV.
“Agreement” means, on any date, this Term Loan Agreement as originally in effect on the Effective Date and as thereafter from time to time further amended, supplemented, amended and restated, or otherwise modified and in effect on such date.
“Ancillary Document” is defined in Section 11.8(b).
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to either Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977, as amended.
“Applicable Date” is defined in the definition of “Applicable Premium”.
“Applicable Jurisdiction” means (i) in the case of either Borrower, the jurisdiction or jurisdictions under which such Borrower is organized, domiciled or resident or from which any of its business activities are conducted or in which any of its properties are located and which has jurisdiction over the subject matter being addressed or (ii) in the case of a Vessel, its flag state and its home port.

“Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office in the case of a Base Rate Advance, such Lender’s LIBO Lending Office in the case of a LIBO Rate Advance and such Lender’s EURIBOR Lender Office in the case of a EURIBOR Rate Advance.
“Applicable Margin” means as of any date (a) with respect to any Initial Advance, (x) 6.50% per annum, in the case of a Base Rate Advance, (y) 7.50% per annum, in the case of a LIBO Rate Advance, and (z) 7.50% per annum, in the case of a EURIBOR Rate Advance, and (b) with respect to any Incremental Advance of any Series, the rate per annum specified in the Incremental Facility Amendment establishing the Incremental Commitments of such Series.
“Applicable Premium” means, with respect to any Initial Advances subject to any transaction described in clause (i) or (ii) of Section 2.10(e) on any date (such date, the “Applicable Date”), the greater of:
(1) 1.0% of the aggregate principal amount of the Initial Advances prepaid (including by assignment) pursuant to Section 2.10(e)(x) (or in the case of Section 2.10(e)(x)(ii), the aggregate principal amount of the Initial Advances amended or modified), and
(2) the excess of:
(a) the present value at the Applicable Date of (i) 102% of the principal amount of the Advances subject to the applicable Prepayment Event at June 29, 2021, plus (ii) all required interest payments due on such Advances subject to such Prepayment Event through and including June 29, 2021, computed using an assumed interest rate equal to (x) the LIBO Rate or the EURIBOR Rate (including the floor thereto) for an Interest Period of three months in effect on the third Business Day prior to such Prepayment Event plus (y) (A) in the case of LIBO Rate Advances, the Applicable Margin for LIBO Rate Advances or (B) in the case of EURIBOR Rate Advances, the Applicable Margin for the EURIBOR Rate Advances, discounted from June 29, 2021, in the cause of clause (i), and from each applicable interest payment date, in the case of clause (ii), to the Applicable Date, using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over
(b) the principal amount of the Advances.
Calculation of the Applicable Premium will be made by the Lead Borrower and the Administrative Agent in a manner consistent with generally accepted financial practices.
“Approved Fund” means any Person (other than a natural person) that is engaged, or advises funds or other investment vehicles that are engaged, in making, purchasing, holding or investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course of its activities and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Arrangers” means the joint lead arrangers listed on the cover page to this Agreement.
“Asset Sale” means:
(1) the sale, lease, conveyance or other disposition of any assets by the Company or any of its Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 6.2.4 and not by Section 6.2.5; and
(2) the issuance of Equity Interests by any Restricted Subsidiary or the sale by the Company or any of its Restricted Subsidiaries of Equity Interests in any of the Restricted Subsidiaries (in each case, other than directors’ qualifying shares and shares to be held by third parties to meet the applicable legal requirements).
Notwithstanding the preceding provisions, none of the following items will be deemed to be an Asset Sale:
(1) any single transaction or series of related transactions that involves assets or Equity Interests having a Fair Market Value of less than $250.0 million;
(2) a sale, lease, conveyance or other disposition of assets or Equity Interests between or among the Company and any Restricted Subsidiary;
(3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to a Restricted Subsidiary;
(4) the sale, lease, conveyance or other disposition of inventory, insurance proceeds or other assets in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets or assets that are no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries;
(5) licenses and sublicenses by the Company or any of its Restricted Subsidiaries in the ordinary course of business;
(6) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;
(7) any transfer, assignment or other disposition deemed to occur in connection with the creation or granting of Liens not prohibited under Section 6.2.2;
(8) the sale or other disposition of cash or Cash Equivalents;
(9) a Restricted Payment that does not violate Section 6.2.3 or a Permitted Investment;

(10) the disposition of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;
(11) the foreclosure, condemnation or any similar action with respect to any property or other assets or a surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;
(12) the sale of any property in a sale and leaseback transaction that is entered into within six months of the acquisition of such property or completion of the construction of the applicable Vessel;
(13) time charters and other similar arrangements in the ordinary course of business; and
(14) the sale of any Vessels Reserved for Disposition.
“Attributable Debt” means, with respect to any sale and leaseback transaction, at the time of determination, the present value (discounted at the interest rate reasonably determined in good faith by a responsible financial or accounting officer of the Lead Borrower to be the interest rate implicit in the lease determined in accordance with GAAP, or, if not known, at the Company’s incremental borrowing rate) of the total obligations of the lessee of the property subject to such lease for rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended, or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty), after excluding from such rental payments all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”
“Auction Purchase Offer” means an offer by the Lead Borrower to purchase Advances of one or more Classes pursuant to modified Dutch auctions conducted in accordance with Section 2.16.
“Authorized Officer” means those officers of the Borrowers authorized to act with respect to the Loan Documents and whose signatures and incumbency shall have been certified to the Administrative Agent by the Secretary or an Assistant Secretary of the applicable Borrower.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part 1 of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any successor statute.
“Bankruptcy Law” means the Bankruptcy Code or any similar U.S. federal or state law or the laws of any other jurisdiction (or any political subdivision thereof) relating to bankruptcy, insolvency, voluntary or judicial liquidation, composition with creditors, reprieve from payment, controlled management, fraudulent conveyance, general settlement with creditors, reorganization or similar or equivalent laws affecting the rights of creditors generally including, in the case of Italy, Royal Decree No. 267 of 16th March 1942, as amended and/or restated from time to time and/or Legislative Decree no. 14 of 12 January 2019. For the avoidance of doubt, the provisions of the UK Companies Act 2006 governing a solvent reorganisation or a voluntary liquidation thereunder shall not be deemed to be Bankruptcy Laws.
“Base Rate” means, for any day, a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:
(a) the Prime Rate;
(b) ½ of 1.00% per annum above the NYFRB Rate in effect on such day; and
(c) the LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%;
provided that (a) for the purpose of this definition, the LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the LIBO Interpolated Rate) at approximately 11:00 a.m. London time on such day and (b) if the rate determined hereunder shall be less than 1.00%, such rate shall be deemed 1.00% for purposes of this Agreement. Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the LIBO Rate, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.11 (for the avoidance of doubt, only until any amendment has become effective pursuant to Section 3.11(b)), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Base Rate Advance” means an Advance that bears interest at a rate determined by reference to the Base Rate.
“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may, in the case of Advances denominated in Dollars, be a SOFR-Based Rate) that has been selected by the Administrative Agent and the Lead Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate or the EURIBOR Rate for syndicated credit facilities denominated in Dollars or Euros, as applicable, and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than 1.00%, the Benchmark Replacement will be deemed to be 1.00% for the purposes of this Agreement; provided further that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.
“Benchmark Replacement Adjustment” means the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Lead Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate or the EURIBOR Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate or the EURIBOR Rate with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in Dollars or Euros, as applicable, at such time (for the avoidance of doubt, such Benchmark Replacement Adjustment shall not be in the form of a reduction to the Applicable Rate).
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBO Rate or the EURIBOR Rate, as applicable:
(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBO Screen Rate or the EURIBOR Screen Rate, as applicable, permanently or indefinitely ceases to provide the LIBO Screen Rate or the EURIBOR Screen Rate, as applicable; or
(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate or the EURIBOR Rate, as applicable:
(1) a public statement or publication of information by or on behalf of the administrator of the LIBO Screen Rate or the EURIBOR Screen Rate, as applicable, announcing that such administrator has ceased or will cease to provide the LIBO Screen Rate or the EURIBOR Screen Rate, as applicable, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Screen Rate or the EURIBOR Screen Rate, as applicable;
(2) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Screen Rate or the EURIBOR Screen Rate, as applicable; the U.S. Federal Reserve System; an insolvency official with jurisdiction over the administrator for the LIBO Screen Rate or the EURIBOR Screen Rate, as applicable; a resolution authority with jurisdiction over the administrator for the LIBO Screen Rate or the EURIBOR Screen Rate, as applicable; or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Screen Rate or the EURIBOR Screen Rate, as applicable, in each case which states that the administrator of the LIBO Screen Rate or the EURIBOR Screen Rate, as applicable, has ceased or will cease to provide the LIBO Screen Rate or the EURIBOR Screen Rate, as applicable, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Screen Rate or the EURIBOR Screen Rate, as applicable; and/or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Screen Rate or the EURIBOR Screen Rate, as applicable, announcing that the LIBO Screen Rate or the EURIBOR Screen Rate, as applicable, is no longer representative.
“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrowers, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate or the EURIBOR Rate, as applicable, and solely to the extent that the LIBO Rate or the EURIBOR Rate, as applicable, has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate or the EURIBOR Rate, as applicable, for all purposes hereunder in accordance with Section 3.11 and (y) ending at the time that a Benchmark Replacement has replaced the LIBO Rate or the EURIBOR Rate, as applicable, for all purposes hereunder pursuant to Section 3.11.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the U.S. Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the U.S. Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Board of Directors” means:
(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2) with respect to a partnership, the board of directors of the general partner of the partnership;
(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and
(4) with respect to any other Person, the board or committee of such Person serving a similar function.
“Borrowers” is defined in the preamble.

“Borrowing” means a borrowing consisting of simultaneous Advances of the same Type and, in the case of LIBO Rate Advances or EURIBOR Rate Advances, having the same Interest Period.
“Borrowing Minimum” means (a) in the case of a Borrowing denominated in Dollars, $5.0 million, and (b) in the case of a Borrowing denominated in Euros, €5.0 million.
“Borrowing Multiple” means (a) in the case of a Borrowing denominated in Dollars, $1.0 million, and (b) in the case of a Borrowing denominated in Euros, €1.0 million.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, (a) when used in connection with a LIBO Rate Advance, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in the London interbank market and (b) when used in connection with any EURIBOR Rate Advance, the term “Business Day” shall also exclude any day on which TARGET is not open for the settlement of payments in Euro.
“Capital Lease Obligation” means, with respect to any Person, any obligation of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed), which obligation is required to be classified and accounted for as a finance lease obligation under GAAP, and, for purposes of this Agreement, the amount of such obligation at any date will be the capitalized amount thereof at such date, determined in accordance with GAAP and the Stated Maturity thereof will be the date of last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.
“Capital Stock” means:
        (a) in the case of a corporation, corporate stock;
        (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
        (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
        (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Carnival Group” means the Borrowers, Carnival plc and their respective Subsidiaries.
“Carnival plc” is defined in the preamble.

“Cash Equivalents” means:
(1) direct obligations (or certificates representing an interest in such obligations) issued by, or unconditionally guaranteed by, the government of a member state of the European Union, the United States, the United Kingdom, Switzerland or Canada (including, in each case, any agency or instrumentality thereof), as the case may be, the payment of which is backed by the full faith and credit of the relevant member state of the European Union or the United States, Switzerland or Canada, as the case may be, and which are not callable or redeemable at the Borrowers’ option;
(2) overnight bank deposits, time deposit accounts, certificates of deposit, banker’s acceptances and money market deposits (and similar instruments) with maturities of 12 months or less from the date of acquisition issued by a bank or trust company which is organized under, or authorized to operate as a bank or trust company under, the laws of a member state of the European Union or of the United States or any state thereof, Switzerland, the United Kingdom, Australia or Canada; provided that such bank or trust company has capital, surplus and undivided profits aggregating in excess of $250.0 million (or the foreign currency equivalent thereof as of the date of such investment) and whose long-term debt is rated “A-1” or higher by Moody’s or “A+” or higher by S&P or the equivalent rating category of another internationally recognized rating agency; provided, further, that any cash held pursuant to clause (6) below not covered by the foregoing may be held through overnight bank deposits, time deposit accounts, certificates of deposit, banker’s acceptances and money market deposits (and similar instruments) with maturities of 12 months or less from the date of acquisition issued by a bank or trust company organized and operating in the applicable jurisdiction;
(3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (1) and (2) above entered into with any financial institution meeting the qualifications specified in clause (2) above;
(4) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;
(5) money market funds or other mutual funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (4) of this definition; and
(6) cash in any currency in which the Company and its subsidiaries now or in the future operate, in such amounts as the Company determines to be necessary in the ordinary course of their business.
“Change of Control” means (i) any “person” or “group” (as such terms are used for the purposes of Sections 13(d) and 14(d) of the U.S. Exchange Act), other than Permitted Holders (each, a “Relevant Person”) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the U.S. Exchange Act), directly or indirectly of such capital stock of the Lead Borrower and Carnival plc, in each case as is entitled to exercise or direct the exercise of more than 50% of the rights to vote to elect members of the boards of directors of each of the Lead Borrower and Carnival plc or (ii) the Co-Borrower no longer is a wholly-owned direct or indirect subsidiary of the Lead Borrower or Carnival plc; provided (i) such event shall not be deemed a Change of Control so long as one or more of the Permitted Holders have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the boards of directors of the Lead Borrower or Carnival plc, (ii) for the avoidance of doubt, no Change of Control shall occur solely as a result of either the Lead Borrower (or any subsidiary thereof) or Carnival plc (or any subsidiary thereof) acquiring or owning, at any time, any or all of the capital stock of each other, and (iii) no Change of Control shall be deemed to occur if all or substantially all of the holders of the capital stock of the Relevant Person immediately after the event which would otherwise have constituted a Change of Control were the holders of the capital stock of the Lead Borrower and/or Carnival plc with the same (or substantially the same) pro rata economic interests in the share capital of the Relevant Person as such shareholders had in the Capital Stock of the Lead Borrower and/or Carnival plc, respectively, immediately prior to such event. Any direct or indirect intermediate holding company whose only asset is the Lead Borrower or Carnival plc stock shall be deemed not to be a “Relevant Person.”
“Change of Control Period” means, in respect of any Change of Control, the period commencing on the Relevant Announcement Date in respect of such Change of Control and ending 60 days after the occurrence of such Change of Control.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Downgrade.
“Class”, when used in reference to (a) any Advance or Borrowing, refers to whether such Advance, or the Advances comprising such Borrowing, are Initial Advances or Incremental Advances of any Series, (b) any Commitment, refers to whether such Commitment is an Initial Commitment or an Incremental Commitment of any Series, and (c) any Lender, refers to whether such Lender has an Advance or Commitment of a particular Class. Additional Classes of Advances, Borrowings, Commitments and Lenders may be established pursuant to Sections 2.14 and 2.15.
“Co-Borrower” is defined in the preamble.
“Co-Managers” means the co-managers listed on the cover page to this Agreement.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means the following:
(i) shares of capital stock of each Subsidiary Guarantor;
(ii) each of the Vessels owned or operated by the Lead Borrower and the Guarantors on the Effective Date set forth on Schedule VI and, in each case, an assignment of insurance claims and earnings in respect of such Vessels, in each case except to the extent prohibited by applicable law or contract;
(iii) the intellectual property described in the Security Documents that is owned or controlled by the Lead Borrower and the Guarantors on the Effective Date;
(iv) other assets of the Lead Borrower and the Guarantors consisting of inventory, trade receivables, intangibles, computer software and casino equipment, in each case associated with the Vessels pledged as specified in clause (ii) of this definition; and
(v) any additional assets that are pledged for the benefit of the holders or lenders, as applicable, of the Advances, the 2023 Notes, the EIB Facility, the Existing Secured Notes, and other Indebtedness permitted to be secured on a pari passu basis under this Agreement, as well as certain hedge counterparties.
“Commitment” means with respect to any Lender, such Lender’s Initial Commitment or Incremental Commitment of any Series or any combination thereof (as the context requires).
“Communications” is defined in Section 10.12(c).
“Company” means the Borrowers and Carnival plc, or any of them, as the context may require, and not any of their Subsidiaries.
“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit G or any other form approved by the Administrative Agent.
“Compounded SOFR” means, in the case of Advances denominated in Dollars, the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with:
(1) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:
(2) if, and to the extent that, the Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for Dollar-denominated syndicated credit facilities at such time;

provided, further, that if the Administrative Agent decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for the Administrative Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement.”
“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus the following to the extent deducted in calculating such Consolidated Net Income, without duplication:
(a) provision for taxes based on income or profits of such Person and its Subsidiaries which are Restricted Subsidiaries for such period; plus
(b) the Consolidated Interest Expense of such Person and its Subsidiaries which are Restricted Subsidiaries for such period; plus
(c) depreciation, amortization (including amortization of intangibles and deferred financing fees but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Subsidiaries which are Restricted Subsidiaries for such period; plus
(d) any expenses, charges or other costs related to any Equity Offering or issuance of Subordinated Shareholder Funding permitted by this Agreement or relating to the offering of the 2023 Notes, in each case, as determined in good faith by the Company; plus
(e) any expenses or charges (other than depreciation and amortization expenses) related to any issuance of Equity Interests or the making of any Investment, acquisition, disposition, recapitalization or the incurrence, modification or repayment of Indebtedness permitted to be incurred by this Agreement (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the Transactions, this Agreement and the Loans or any Credit Facilities, and (ii) any amendment or other modification of the 2023 Notes or other Indebtedness; plus
(f) business optimization expenses and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include the effect of inventory optimization programs, facility, branch, office or business unit closures, facility, branch, office or business unit consolidations, retention, severance, systems establishment costs, contract termination costs, future lease commitments and excess pension charges); plus
(g) the amount of any management, monitoring, consulting and advisory fees and related expenses paid in such period to consultants and advisors; plus

(h) any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expense are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Equity Interest of the Company (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in Section 6.2.3(a)(iii)(B); plus
(i) the amount of any minority interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Restricted Subsidiary in such period or any prior period, except to the extent of dividends declared or paid on, or other cash payments in respect of, Equity Interests held by such parties; plus
(j) all adjustments of the nature set forth in Schedule VII to the extent such adjustments, without duplication, continue to be applicable to such period; minus
(k) non-cash items increasing such Consolidated Net Income for such period (other than any non-cash items increasing such Consolidated Net Income pursuant to clauses (a) through (o) of the definition of “Consolidated Net Income”), other than the reversal of a reserve for cash charges in a future period in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.
“Consolidated Interest Expense” means, with respect to any specified Person for any period, the sum, without duplication, of:
(a) the consolidated interest expense (net of interest income) of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including amortization of debt discount (but not debt issuance costs);
(b) non-cash interest payments;
(c) the interest component of deferred payment obligations;
(d) the interest component of all payments associated with Capital Lease Obligations;
(e) commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates;
(f) the consolidated interest expense of such Person and its Subsidiaries which are Restricted Subsidiaries that was capitalized during such period;

(g) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries which are Restricted Subsidiaries or is secured by a Lien on assets of such Person or one of its Subsidiaries which are Restricted Subsidiaries; and
(h) the product of (i) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of any Restricted Subsidiary, other than dividends on Equity Interests payable to the Company or a Restricted Subsidiary, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined national, state and local statutory tax rate of such Person, expressed as a decimal, as estimated in good faith by a responsible accounting or financial officer of the Company.
Notwithstanding any of the foregoing, Consolidated Interest Expense shall not include any payments on any operating leases.
“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) attributable to such Person and its Subsidiaries which are Restricted Subsidiaries for such period, out of such Person’s consolidated net income (excluding the net income (loss) of any Unrestricted Subsidiary), determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:
(a) any goodwill or other intangible asset impairment, charge, amortization or write-off, including debt issuance costs, will be excluded;
(b) the net income (loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary which is a Subsidiary of the Person;
(c) solely for the purpose of determining the amount available for Restricted Payments under Section 6.2.3(a)(iii)(A), any net income (loss) of any Restricted Subsidiary that is not a Guarantor will be excluded if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company (or any Guarantor that holds the Equity Interests of such Restricted Subsidiary, as applicable) by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders (other than (a) restrictions that have been waived or otherwise released and (b) restrictions pursuant to this Agreement, the 2023 Notes or the 2023 Notes Indenture); except that the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary that is not a Guarantor, to the limitation contained in this clause);

(d) any net gain (or loss) realized upon the sale or other disposition of any asset or disposed operations of the Company or any Restricted Subsidiaries (including pursuant to any sale leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by the Company) or in connection with the sale or disposition of securities will be excluded;
(e) any net after-tax extraordinary, exceptional, nonrecurring or unusual gains or losses or income or expense or charge (less all fees and expenses relating thereto), any severance, relocation or other restructuring expenses, curtailments or modifications to pension and post-retirement employee benefit plans, excess pension charges (including, in each case, any cost or expense related to employment of terminated employees), any expenses related to any or any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses and fees, expenses or charges relating to closing costs, rebranding costs, acquisition integration costs, opening costs, project start-up costs, business optimization costs, recruiting costs, signing, retention or completion bonuses, litigation and arbitration costs, charges, fees and expenses (including settlements), and expenses or charges related to any offering of Equity Interests or debt securities, Investment, acquisition, disposition, recapitalization or incurrence, issuance, repayment, repurchase, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), and any fees, expenses, charges or change in control payments related to the Transactions (including any costs relating to auditing prior periods, any transition-related expenses, and transaction expenses incurred before, on or after the Effective Date), in each case, shall be excluded; any non-cash compensation charge or expense arising from any grant of stock, stock options or other equity-based awards will be excluded;
(f) all deferred financing costs written off and premium paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness will be excluded;
(g) any one time non-cash charges or any increases in amortization or depreciation resulting from purchase accounting, in each case, in relation to any acquisition of another Person or business or resulting from any reorganization or restructuring involving the Company or its Subsidiaries will be excluded;
(h) any unrealized gains or losses in respect of Hedging Obligations or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value or changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of Hedging Obligations will be excluded; provided that any such gains or losses shall be included during the period in which they are realized;
(i) (x) any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person and (y) any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies will be excluded;
(j) any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Company or any Restricted Subsidiary owing to the Company or any Restricted Subsidiary will be excluded;
(k) to the extent covered by insurance and actually reimbursed, or so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable insurer in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), losses with respect to liability or casualty events or business interruption;
(l) the cumulative effect of a change in accounting principles will be excluded;
(m) any non-cash interest expense resulting from the application of Accounting Standards Codification Topic 470-20 ‘‘Debt — Debt with Conversion Options — Recognition’’ will be excluded;
(n) any charges resulting from the application of Accounting Standards Codification Topic 805, ‘‘Business Combinations,’’ Accounting Standards Codification Topic 350, ‘‘Intangibles — Goodwill and Other,’’ Accounting Standards Codification Topic 360-10-35-15, ‘‘Impairment or Disposal of Long-Lived Assets,’’ Accounting Standards Codification Topic 480-10-25-4, ‘‘Distinguishing Liabilities from Equity — Overall — Recognition’’ or Accounting Standards Codification Topic 820, ‘‘Fair Value Measurements and Disclosures’’ will be excluded; and
(o) the impact of capitalized, accrued or accreting or pay-in-kind interest or principal on Subordinated Shareholder Funding will be excluded.
“Consolidated Total Indebtedness” means, as of any date of determination, an amount equal to the sum (without duplication) of (1) the aggregate amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries (excluding any undrawn letters of credit) consisting of Capital Lease Obligations, bankers’ acceptances, Indebtedness for borrowed money and Indebtedness in respect of the deferred purchase price of property or services, plus (2) the aggregate amount of all outstanding Disqualified Stock of the Company and its Restricted Subsidiaries and all preferred stock of Restricted Subsidiaries of the Company, with the amount of such Disqualified Stock and preferred stock equal to the greater of their respective voluntary or involuntary liquidation preferences.
“Consolidated Total Leverage Ratio” means as of any date of determination, the ratio of Consolidated Total Indebtedness on such day to Consolidated EBITDA of the Company and its Restricted Subsidiaries as of and for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of calculation; in each case, with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”
“Controlled Group” means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrowers, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.
“Convert”, “Conversion” and “Converted” each refers to a conversion of LIBO Rate Advances into Base Rate Advances or Base Rate Advances into LIBOR Rate Advances pursuant to Section 2.9 or a conversion of EURIBOR Rate Advance into Euro ABR Advance pursuant to Section 2.13.
“Convertible Notes” means the convertible notes issued under that certain indenture, dated as of April 6, 2020, in an aggregate principal amount of $2,012.5 million, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreement or any successor or replacement agreement or agreements or increasing the amount loaned thereunder (in each case subject to compliance with Section 6.2.1) or altering the maturity thereof. Notwithstanding the foregoing, no instrument shall constitute a “Convertible Note” for purposes of this definition unless such instrument is designated to the Administrative Agent in writing by the Lead Borrower as constituting a “Convertible Note.”
“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Interest Period with respect to the LIBO Rate.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” is defined in Section 11.22.
“Credit Facilities” means one or more debt facilities, instruments or arrangements incurred by the Company or any Restricted Subsidiary (including the Existing Multicurrency Facility) with banks, other institutions or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit, notes or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or trustees or other banks or institutions and whether provided under the Existing Multicurrency Facility or one or more other credit or other agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes and letters of credit issued pursuant thereto and any Guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other Guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term “Credit Facilities” shall include any agreement or instrument (1) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (2) adding Subsidiaries of the Company as additional borrowers, issuers or guarantors thereunder, (3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (4) otherwise altering the terms and conditions thereof. Notwithstanding the foregoing, no instrument shall constitute a “Credit Facility” for the purposes of this definition unless such instrument is designated to the Administrative Agent in writing by the Lead Borrower as constituting a “Credit Facility.”
“Declining Series” is defined in Section 2.14(b).
“Default” means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Disqualified Lenders” means (a) such Persons that have been specified in writing to the Administrative Agent and the Arrangers on or prior to June 22, 2020 as being “Disqualified Lenders”, (b) those Persons who are competitors of the Carnival Group or its Subsidiaries that are separately identified in writing by the Lead Borrower from time to time to the Administrative Agent and (c) in the case of each of clauses (a) and (b), any of their Affiliates (which, for the avoidance of doubt, shall not include any bona fide debt investment funds that are Affiliates of the Persons referenced in clause (b) above) that are either (i) identified in writing to the Administrative Agent by the Lead Borrower from time to time or (ii) clearly identifiable on the basis of the similarity of such Affiliate’s name to a Person specified to the Administrative Agent and the Arrangers; provided that (1) any Person that (x) is a Lender, including pursuant to Section 11.11, (y) has entered into a trade to become a Lender or (z) has become a Participant and, in each case, subsequently becomes a Disqualified Lender (but was not a Disqualified Lender on the Effective Date or at the time it became a Lender, entered into such trade or became a Participant) shall not retroactively be deemed to be a Disqualified Lender hereunder with respect to amounts already owned or committed to at such date and (2) Persons identified pursuant to the foregoing clauses (b) and (c) shall not become effective until three Business Days after the date such identification is delivered in writing to: JPMDQ_Contact@jpmorgan.com.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the six-month anniversary of the Latest Maturity Date. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the issuer thereof to repurchase such Capital Stock upon the occurrence of a “change of control” or an “asset sale” will not constitute Disqualified Stock if the terms of such Capital Stock provide that the issuer thereof may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 6.2.3. For purposes hereof, the amount of Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock, such Fair Market Value to be determined as set forth herein.
“Dollar” and the sign “$” mean lawful money of the United States.
“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in Euros, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with Euros last provided (either by publication or otherwise provided to the Administrative Agent) by Reuters on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with Euros, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion.
“Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” in the Administrative Questionnaire of such Lender or such other office of such Lender (or an Affiliate or branch of such Lender) as such Lender may from time to time specify to the Borrowers and the Administrative Agent.
“Early Opt-in Election” means the occurrence of:
(1) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrowers) that the Required Lenders have determined that syndicated credit facilities denominated in Dollars or Euros, as applicable, being executed at such time, or that include language similar to that contained in Section 3.11 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate or the EURIBOR Rate, as applicable, and
(2) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrowers and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” is defined in Section 4.1.
“EIB Facility” means the Finance Contract, dated as of June 5, 2009, between Costa Crociere S.p.A., as borrower, and the European Investment Bank, as lender, as amended on September 7, 2015 (such facility outstanding on the Effective Date, the “Effective Date EIB Facility”), and as further amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreement or any successor or replacement agreement or agreements or increasing the amount loaned thereunder (in each case subject to compliance with Section 6.2.1) or altering the maturity thereof. Notwithstanding the foregoing, no instrument (other than the Effective Date EIB Facility) shall constitute an “EIB Facility” for purposes of this definition unless such instrument is designated to the Administrative Agent in writing by the Lead Borrower as constituting an “EIB Facility.”
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, (d) any other Person (subject, in each case, to such consents, if any, as may be required under Section 11.11), other than, in each case, (i) a natural person, (ii) except to the extent permitted under Sections 2.16 and 11.11.4, the Company, any Subsidiary or any other Affiliate of the Company or (iii) a Disqualified Lender.
“Environmental Laws” means all applicable federal, state, local or foreign statutes, laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders) relating to the protection of the environment.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of either Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Equity Offering” means a public or private sale either (a) of the Equity Interests (other than Disqualified Stock and other than offerings registered on Form S-8 (or any successor form) under the U.S. Securities Act or any similar offering in other jurisdictions) of the Company or (b) of the Equity Interests of a direct or indirect parent entity of the Company to the extent that the net proceeds therefrom are contributed as Subordinated Shareholder Funding or to the equity capital of the Company or any of its Restricted Subsidiaries.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Pension Plan (other than an event for which the 30 day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) the incurrence by the Company or any of member of its Controlled Group of any liability under Title IV of ERISA with respect to the termination of any Pension Plan; (e) the receipt by the Company or any member of its Controlled Group from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan(s) or to appoint a trustee to administer any Pension Plan; (f) the incurrence by the Company or any member of its Controlled Group of any liability with respect to the withdrawal or partial withdrawal of the Company or any member of its Controlled Group from any Pension Plan or Multiemployer Plan; or (g) the receipt by the Company or any member of its Controlled Group of any notice, or the receipt by any Multiemployer Plan from the Company or any member of the Controlled Group of any notice, concerning the imposition upon the Company or any member of its Controlled Group of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“EURIBOR Interpolated Rate” means, at any time, with respect to any Borrowing denominated in Euros and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the EURIBOR Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the EURIBOR Screen Rate for the longest period (for which the EURIBOR Screen Rate is available for Euros) that is shorter than the Impacted EURIBOR Rate Interest Period; and (b) the EURIBOR Screen Rate for the shortest period (for which the EURIBOR Screen Rate is available for Euros) that exceeds the Impacted EURIBOR Rate Interest Period, in each case, at such time; provided that, if any EURIBOR Interpolated Rate shall be less than 0.00%, such rate shall be deemed to be 0.00% for the purposes of this Agreement.
“EURIBOR Lending Office” means, with respect to any Lender, the office of such Lender specified as its “EURIBOR Lending Office” in the Administrative Questionnaire of such Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender (or an Affiliate or branch of such Lender) as such Lender may from time to time specify to the Borrowers and the Administrative Agent.
“EURIBOR Rate” means, with respect to any EURIBOR Rate Advance denominated in Euros comprising part of the same Borrowing for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Screen Rate at approximately 11:00 a.m., Brussels time, two TARGET days prior to the commencement of such Interest Period; provided that, if the EURIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted EURIBOR Rate Interest Period”) with respect to Euros then the EURIBOR Rate shall be the EURIBOR Interpolated Rate multiplied by (b) the Statutory Reserve Rate.
“EURIBOR Rate Advance” means an Advance that bears interest at a rate determined by reference to the EURIBOR Rate.
“EURIBOR Screen Rate” means, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as of 11:00 a.m. Brussels time two TARGET days prior to the commencement of such

Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Company. If the EURIBOR Screen Rate shall be less than 0.00%, the EURIBOR Screen Rate shall be deemed to be 0.00% for purposes of this Agreement.
“Euro” or “€” means the single currency adopted by participating member states of the European Communities in accordance with legislation of the European Community relating to Economic and Monetary Union.
“Euro Equivalent” means, for any amount of Euros, at the time of determination thereof, (a) if such amount is expressed in Euros, such amount and (b) if such amount is expressed in Dollars, the equivalent of such amount in Euros determined by using the rate of exchange for the purchase of Euros with Dollars last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Reuters source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Euros with Dollars, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion).
“Event of Default” is defined in Section 7.1.
“Event of Loss” means the actual or constructive total loss, arranged or compromised total loss, destruction, condemnation, confiscation, requisition, seizure or forfeiture of, or other taking of title or use of, a Vessel.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to an Agent or Lender or required to be withheld or deducted from a payment to an Agent or Lender: (a) Taxes imposed on or measured by such Agent’s or such Lender’s net income (however denominated) or receipts, franchise taxes imposed in lieu of net income Taxes or Taxes on receipts and branch profits Taxes, in each case, (i) imposed by the jurisdiction under the laws of which such Agent or Lender is organized or any political subdivision thereof or the jurisdiction of such Lender’s Lending Office or any political subdivision thereof or any other jurisdiction unless such net income taxes are imposed solely as a result of the Borrowers’ activities in such other jurisdiction, or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes or Panamanian withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Advance or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Advance or Commitment or, if such Lender did not fund the applicable Advance pursuant to a prior Commitment, on the date such Lender acquires the applicable interest in such Advance (in each case other than pursuant to an assignment requested by the Borrowers under Section 3.8) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.6, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender acquired the applicable interest in an Advance or

Commitment or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Lender’s failure to comply with Section 3.6(i), and (d) any withholding Taxes imposed under FATCA.
“Existing Indebtedness” means all Indebtedness of the Company and its Restricted Subsidiaries in existence on the Effective Date.
“Existing Multicurrency Facility” means the Multicurrency Revolving Facilities Agreement, dated as of May 18, 2011, among the Lead Borrower and Carnival plc, as guarantors, certain of the Company’s Subsidiaries, as borrowers, and certain financial institutions, as lenders, as amended and restated on June 16, 2014, May 18, 2016 and August 6, 2019 (such facility outstanding on the Effective Date, the “Effective Date Existing Multicurrency Facility”), and as further amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreement or any successor or replacement agreement or agreements or increasing the amount loaned thereunder (in each case, subject to compliance with Section 6.2.1) or altering the maturity thereof. Notwithstanding the foregoing, no instrument (other than the Effective Date Existing Multicurrency Facility) shall constitute an “Existing Multicurrency Facility” for purposes of this definition unless such instrument is designated to the Administrative Agent in writing by the Lead Borrower as constituting an “Existing Multicurrency Facility.”
“Existing Notes” means (i) the 7.20% Debentures due 2023 of Carnival Corporation, (ii) the 6.65% Debentures due 2028 of Carnival Corporation, (iii) the 7.875% Debentures due 2027 of Carnival plc, (iv) the 3.950% Senior Notes due 2020 of Carnival Corporation, (v) the 1.875% Senior Notes due 2022 of Carnival Corporation, (vi) the 1.625% Senior Notes due 2021 of Carnival Corporation and (vii) the 1.00% Senior Notes due 2029 of Carnival plc, in each case as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the existing holders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreement or any successor or replacement agreement or agreements or increasing the amount of notes issued thereunder (in each case subject to compliance with Section 6.2.1) or altering the maturity thereof. Notwithstanding the foregoing, other than the debt securities described in clauses (i) through (vii) above, which are outstanding on the Effective Date, no instrument shall constitute an “Existing Note” for purposes of this definition unless such instrument is designated to the Administrative Agent in writing by the Lead Borrower as constituting an “Existing Note.”
“Existing Secured Notes” means the 7.875% Debentures due 2027 of Carnival plc which, by their terms or the terms of the documents governing them (in each case as in effect on the Effective Date), are required to be secured by Liens on Collateral on an equal and ratable basis with the Liens on such Collateral securing the Obligations.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress of either party, determined in good faith by the Company’s Chief Executive Officer or responsible accounting or financial officer of the Company.
“FATCA” means Sections 1471 through 1474 of the Code, as in effect at the date hereof (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any published intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such published intergovernmental agreements.
“Federal Funds Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Federal Reserve Bank of New York’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Fee Letter” means the Fee Letter, dated as of June 21, 2020, between the Company and JPMorgan Chase Bank, N.A.
“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.
“Fixed Charge Calculation Date” is defined in the definition of “Fixed Charge Coverage Ratio.”
“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or preferred stock, as if the same had occurred at the beginning of the applicable four-quarter period; provided, however, that the pro forma calculation of Fixed Charges shall not give effect to (i) any Permitted Debt incurred on the Fixed Charge Calculation Date or (ii) the discharge on the Fixed Charge Calculation Date of any Indebtedness to the extent that such discharge results from the proceeds of Permitted Debt.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) and any operational changes, business realignment projects or initiatives, restructurings or reorganizations that the Company or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes, business realignment projects or initiatives, restructurings or reorganizations (and the change of any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation, operational change, business realignment project or initiative, restructuring or reorganization that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation, operational change, business realignment project or initiative, restructuring or reorganization had occurred at the beginning of the applicable four-quarter period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.
For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Lead Borrower as set forth in an Officer’s Certificate, to reflect operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from the applicable event. Any calculation of the Fixed Charge Coverage Ratio may be made, at the option of the Lead Borrower, either (i) at the time the Board of Directors of the Lead Borrower approves the action necessitating the calculation of the Fixed Charge Coverage Ratio or (ii) at the completion of such action necessitating the calculation of the Fixed Charge Coverage Ratio.
If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Lead Borrower to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Lead Borrower may designate.
For purposes of this definition, any amount in a currency other than Dollars will be converted to Dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating Consolidated EBITDA for the applicable period.
“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:
(1) the consolidated interest expense (net of interest income) of such Person and its Restricted Subsidiaries for such period related to Indebtedness, whether paid or accrued, including amortization of debt discount (but not debt issuance costs), non-cash interest payments, the interest component of deferred payment obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus
(2) the consolidated interest expense (but excluding such interest on Subordinated Shareholder Funding) of such Person and its Subsidiaries which are Restricted Subsidiaries that was capitalized during such period; plus
(3) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries which are Restricted Subsidiaries or is secured by a Lien on assets of such Person or one of its Subsidiaries which are Restricted Subsidiaries; plus
(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of any Restricted Subsidiary, other than dividends on Equity Interests payable to the Company or a Restricted Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined national, state and local statutory tax rate of such Person, expressed as a decimal, as estimated in good faith by a responsible accounting or financial officer of the Lead Borrower.
Notwithstanding any of the foregoing, Fixed Charges shall not include any payments on any operating leases, (ii) any non-cash interest expense resulting from the application of Accounting Standards Codification Topic 470-20 ‘‘Debt — Debt with Conversion Options — Recognition” or (iii) the interest component of all payments associated with Capital Lease Obligations.

“F.R.S. Board” means the Board of Governors of the Federal Reserve System or any successor thereto.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Effective Date. For the purposes of this Agreement, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.
“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business, of all or any part of any Indebtedness (whether arising by agreements to keep-well, to take or pay or to maintain financial statement conditions, pledges of assets, sureties or otherwise).
“Guarantors” means Carnival plc and any Restricted Subsidiary that guarantees the Obligations in accordance with the provisions of this Agreement, and their respective successors and assigns, until the Guarantee of such Person has been released in accordance with the provisions of this Agreement.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
(a) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
(b) other agreements or arrangements designed to manage interest rates or interest rate risk; and
(c) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.
“Immaterial Subsidiary” means any Subsidiary of the Company (a) the assets of which Subsidiary, taken together with all other Immaterial Subsidiaries as of such date, constitute less than or equal to 5% of the total assets of the Company and its Subsidiaries on a consolidated basis, (b) the revenues of which Subsidiary, taken together with all other Immaterial Subsidiaries as of such date, account for less than or equal to 5% of the total revenues of the

Company and its Subsidiaries on a consolidated basis and (c) the Consolidated EBITDA of which Subsidiary, taken together with all other Immaterial Subsidiaries as of such date, accounts for less than 5% of the Consolidated EBITDA of the Company.
“Impacted EURIBOR Rate Interest Period” is defined in the definition of “EURIBOR Rate”.
“Impacted LIBO Rate Interest Period” is defined in the definition of “LIBO Rate.”
“Incremental Acquisition Facility” means Incremental Commitments designated as an “Incremental Acquisition Facility” by the Lead Borrower, the Administrative Agent and the applicable Incremental Lenders in the applicable Incremental Facility Amendment, the making of which is conditioned upon the consummation of, and the proceeds of which will be used to finance, an acquisition or Investment permitted hereunder (including the refinancing of Indebtedness in connection therewith (to the extent required in connection with such acquisition or Investment) and the payment of related fees and expenses).
“Incremental Advance” means an Advance made by an Incremental Lender to the Company pursuant to Section 2.14.
“Incremental Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Facility Amendment and Section 2.14, to make Incremental Advances of any Series hereunder, expressed as an amount representing the maximum principal amount of the Incremental Advances of such Series to be made by such Lender.
“Incremental Facility Amendment” means an amendment to this Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrowers, the Administrative Agent and one or more Incremental Lenders, establishing Incremental Commitments of any Series and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.14.
“Incremental Facility” means an incremental term loan facility established hereunder pursuant to an Incremental Facility Amendment providing for Incremental Commitments.
“Incremental Lender” means a Lender with an Incremental Commitment or an outstanding Incremental Advance.
“Incremental Maturity Date” means, with respect to Incremental Advances of any Series, the scheduled date on which such Incremental Advances shall become due and payable in full hereunder, as specified in the applicable Incremental Facility Amendment.
“incur” is defined in Section 6.2.1(a).

“Indebtedness” means, with respect to any specified Person (excluding accrued expenses and trade payables), without duplication:
(a) the principal amount of indebtedness of such Person in respect of borrowed money;
(b) the principal amount of obligations of such Person evidenced by bonds, notes, debentures or similar instruments for which such Person is responsible or liable;
(c) reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or similar instruments (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of incurrence), in each case only to the extent that the underlying obligation in respect of which the instrument was issued would be treated as Indebtedness;
(d) Capital Lease Obligations of such Person;
(e) the principal component of all obligations of such Person to pay the balance deferred and unpaid of the purchase price of any property or services due more than one year after such property is acquired or such services are completed;
(f) net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time); and
(g) Attributable Debt of such Person;
if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.
The term “Indebtedness” shall not include:
(a) anything accounted for as an operating lease in accordance with GAAP as at the date of this Agreement;
(b) contingent obligations in the ordinary course of business;
(c) in connection with the purchase by the Company or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing;

(d) deferred or prepaid revenues;
(e) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the applicable seller;
(f) any contingent obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes;
(g) Subordinated Shareholder Funding; or
(h) any Capital Stock.
“Indemnitee” is defined in Section 11.4(b).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.
“Initial Advance” means an Advance made pursuant to Section 2.1.
“Initial Commitment” means as to any Lender (a) the Dollar or Euro amount, as applicable, set forth opposite such Lender’s name on Schedule I hereto as such Lender’s “Commitment” or (b) if such Lender has entered into a Lender Assignment Agreement, the Dollar or Euro amount, as applicable, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 11.11.3. The Commitments of the Lenders shall terminate on the earlier of the Initial Facility Maturity Date and the making of Advances on the Effective Date, in an amount equal to the Advances made on such date.
“Initial Facility Maturity Date” means June 30, 2025.
“Initial Lenders” means the Lenders of the Initial Advances.
“Intercreditor Agreement” means the Intercreditor Agreement, dated as of April 8, 2020, by and among, inter alios, the Borrowers, Carnival plc, the Security Agent and the other parties named therein, as amended, restated or otherwise modified or varied from time to time.
“Intercreditor Agreement Joinder” means that certain joinder agreement dated as of the date hereof substantially in the form of Exhibit A to the Intercreditor Agreement and acknowledged and agreed by the Company.
“Interest Period” means with respect to any LIBO Rate Advance or EURIBOR Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Borrowing or the date of the Conversion of any Base Rate Advance denominated in Dollars into such LIBO Rate Advance and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Lead Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a LIBO Rate Advance or EURIBOR Rate Advance comprising part of the same Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations, but excluding advances or extensions of credit to customers or suppliers made in the ordinary course of business), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as Investments on a balance sheet prepared in accordance with GAAP. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 6.2.3. Except as otherwise provided in this Agreement, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.
“Italian Guarantor” means Costa Crociere S.p.A.
“Joinder” means a joinder to this Agreement substantially in the form of Exhibit E attached hereto.
“JPMorgan” is defined in the preamble.
“Junior Obligations” means Indebtedness of the Borrowers and the Guarantors that is secured on a junior-priority basis by the Collateral.
“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Advance or Commitment hereunder at such time, including in respect of any Incremental Facility and including any Maturity Date that has been extended from time to time in accordance with this Agreement.
“Lead Borrower” is defined in the preamble.
“Lender Assignment Agreement” means a Lender Assignment Agreement substantially in the form of Exhibit D-1.

“Lender-Related Person” is defined in Section 11.4(a).
“Lenders” means the Initial Lenders and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an Incremental Facility Amendment, in each case other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.
“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.
“LIBO Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available) that is shorter than the Impacted LIBOR Rate Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) that exceeds the Impacted LIBO Rate Interest Period, in each case, at such time.
“LIBO Lending Office” means, with respect to any Lender, the office of such Lender specified as its “LIBO Lending Office” in the Administrative Questionnaire of such Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender (or an Affiliate or branch of such Lender) as such Lender may from time to time specify to the Borrowers and the Administrative Agent.
“LIBO Rate” means, with respect to any LIBO Rate Advance comprising part of the same Borrowing for any Interest Period, an interest rate per annum equal to (a) the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted LIBO Rate Interest Period”) with respect to the applicable currency then the LIBO Rate shall be the LIBO Interpolated Rate, multiplied by (b) the Statutory Reserve Rate.
“LIBO Rate Advance” means an Advance that bears interest at a rate determined by reference to the Base Rate.
“LIBO Screen Rate” means, for any day and time, with respect to any LIBO Rate Advance comprising part of the same Borrowing and for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO

Screen Rate as so determined would be less than 1.00%, such rate shall be deemed to be 1.00% for the purposes of this Agreement.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
“Loan Document” means this Agreement, any Incremental Facility Amendment, any Loan Modification Agreement, the Intercreditor Agreement, the Fee Letter, the Security Documents, the Notes, if any, and each amendment hereto or thereto.
“Loan Modification Agreement” means a Loan Modification Agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Borrowers, among the Borrowers, the Administrative Agent and one or more Accepting Lenders, effecting one or more Permitted Amendments and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.15.
“Loan Modification Offer” is defined in Section 2.15(a).
“Loan Parties” means the Borrowers and the Guarantors.
“Loan-to-Value Ratio” means, as of any date, the ratio of (1) the Consolidated Total Indebtedness on a pro forma basis that is secured by Liens on any of the Collateral to (2) the aggregate Net Book Value of all Collateral, with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.” At the Lead Borrower’s option, Loan-to-Value Ratio can be calculated either (i) at the time the Board of Directors of the Lead Borrower approves the action with which the proceeds of the financing transaction necessitating the calculation of Loan-to-Value Ratio is to be financed or (ii) at the consummation of the financing necessitating the calculation of Loan-to-Value Ratio.
“Local Time” means (a) with respect to the LIBO Rate, 11:00 a.m., London time, and (b) with respect to the EURIBOR Rate, 11:00 a.m., Brussels time.
“Management Advances” means loans or advances made to, or Guarantees with respect to loans or advances made to, directors, officers or employees of the Company or any Restricted Subsidiary:
1. in respect of travel, entertainment or moving (including tax equalization) related expenses incurred in the ordinary course of business;

2. in respect of moving (including tax equalization) related expenses incurred in connection with any closing or consolidation of any office; or

3. in the ordinary course of business and (in the case of this clause (3)) not exceeding $5.0 million in the aggregate outstanding at any time.

“Material Adverse Change” or “Material Adverse Effect” means a material adverse effect on (a) the business, operations or financial condition of the Company and its Subsidiaries taken as a whole and the ability of the Borrowers and the Guarantors (taken as a whole) to perform their payment Obligations under the Loan Documents or (b) the rights and remedies of the Administrative Agent or any Lender under the Loan Documents.
“Material Litigation” is defined in Section 5.8.
“Maturity Date” means the Initial Facility Maturity Date or the Incremental Maturity Date with respect to Incremental Advances of any Series, and any extended maturity date with respect to all or a portion of any Class of Advances or Commitments hereunder pursuant to a Loan Modification Agreement, as the context requires.
“Moody’s” means Moody’s Investors Service, Inc.
“Net Book Value” means, with respect to any asset or property at any time, the net book value of such asset or property as reflected on the most recent balance sheet of the Company at such time, determined on a consolidated basis in accordance with GAAP.
“Net Proceeds” means with respect to any Asset Sale or Event of Loss, the aggregate cash proceeds and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of such Asset Sale or Event of Loss (including any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), provided that with respect to any Asset Sale or Event of Loss, such amount shall be net of the direct costs relating to such Asset Sale or Event of Loss, including legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale or Event of Loss, taxes paid or payable as a result of the Asset Sale or Event of Loss, any charges, payments or expenses incurred in connection with an Asset Sale or Event of Loss (including (i) any exit or disposal costs, (ii) any repair, restoration or environmental remediation costs, charges or payments, (iii) any penalties or fines resulting from such Event of Loss, (iv) any severance costs resulting from such Event of Loss, (v) any costs related to salvage, scrapping or related activities and (vii) any fees, settlement payments or other charges related to any litigation or administrative proceeding resulting from such Event of Loss) and any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP. To the extent the amounts that must be netted against any cash proceeds and Cash Equivalents cannot be reasonably determined by the Lead Borrower with respect to any Asset Sale or Event of Loss, such cash proceeds and Cash Equivalents shall not be deemed received until such amounts to be netted are known by the Lead Borrower.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“New Vessel Aggregate Secured Debt Cap” means the sum of each of the New Vessel Secured Debt Caps (with such New Vessel Aggregate Secured Debt Cap to be expressed as the sum of the Dollar and Euro denominations of the New Vessel Secured Debt Caps reflected in the New Vessel Aggregate Secured Debt Cap).
“New Vessel Financing” means any financing arrangement (including a sale and leaseback transaction or bareboat charter or lease or an arrangement whereby a Vessel under construction is pledged as collateral to secure the indebtedness of a shipbuilder), entered into by the Company or a Restricted Subsidiary for the purpose of financing or refinancing all or any part of the purchase price, cost of design or construction of a Vessel or Vessels or the acquisition of Capital Stock of entities owning or to own Vessels.
“New Vessel Secured Debt Cap” means, in respect of a New Vessel Financing, no more than 80% of the contract price for the acquisition, plus, as applicable, additional costs permitted to be financed under related export credit financing, and any other Ready for Sea Cost of the related Vessel (and 100% of any related export credit insurance premium), expressed in Dollars or Euro, as the case may be, being financed by such New Vessel Financing.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all or all affected Lenders in accordance with the terms of Section 11.1 and (ii) has been approved by the Required Lenders.
“Note” means a promissory note of the Lead Borrower payable to the order of any Lender, delivered pursuant to a request made under Section 2.13 in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrowers to such Lender resulting from the Advances made by such Lender.
“Notice” is defined in Section 11.2(c).
“Notice of Borrowing” is defined in Section 2.2(a).
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.
“Obligations” means the unpaid principal of and interest on (including interest accruing after the maturity of the Advances and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the either Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Advances and all other obligations and liabilities of the Borrowers to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrowers pursuant hereto) or otherwise.
“Officer” means, with respect to any Person, the Chairman or Vice Chairman of the Board of Directors, the President, an Executive Vice President, a Vice President, the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary, an Assistant Secretary, or any individual designated by the Board of Directors of such Person.
“Officer’s Certificate” means a certificate signed on behalf of the Lead Borrower by an Officer.
“Opinion of Counsel” means a written opinion from legal counsel, subject to customary exceptions and qualifications. The counsel may be an employee of or counsel to the Borrowers.
“Organic Document” means, relative to the Borrowers, its articles of incorporation (inclusive of any articles of amendment to its articles of incorporation) and its by-laws, or other organizational documents.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Other Connection Taxes” means, with respect to any Agent or Lender, Taxes imposed as a result of a present or former connection between such Agent or Lender and the jurisdiction imposing such Tax (other than connections arising from such Agent or Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Advance or Loan Document).
“Other Taxes” means all present or future stamp, court, documentary, property, intangible, recording, filing or similar Taxes which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than pursuant to an assignment request by the Borrowers under Section 3.8).

“Parent Company” means each of the Lead Borrower and Carnival plc.
“Parent Entity” means any Person of which the Lead Borrower or Carnival plc, as applicable, is a Subsidiary (including any Person of which the Borrowers or Carnival plc, as applicable, becomes a Subsidiary after the Effective Date in compliance with this Agreement) and any holding company established by one or more Permitted Holders for purposes of holding its investment in any Parent Entity.
“Pari Passu Documents” means this Agreement, the 2023 Notes Indenture, the EIB Facility, the indenture governing Existing Secured Notes and any documents governing additional Pari Passu Obligations.
“Pari Passu Obligations” means Indebtedness of the Borrowers and the Guarantors that is equally and ratably secured on a first-priority basis by the Collateral with the Obligations, the 2023 Notes, the EIB Facility and the Existing Secured Notes, and is permitted to be Incurred under the Pari Passu Documents and the Intercreditor Agreement.
“Participant” is defined in Section 11.11.2.
“Participant Register” is defined in Section 11.11.2(f).
“Pension Plan” means a “pension plan”, as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Plan), and to which the Borrowers or any corporation, trade or business that is, along with the Borrowers, a member of a Controlled Group, may have liability, including any liability by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.
“Permitted Amendment” means an amendment to this Agreement and the other Loan Documents, effected in connection with a Loan Modification Offer pursuant to Section 2.15, providing for an extension of the Maturity Date and/or amortization applicable to the Advances and/or Commitments of the Accepting Lenders of a relevant Class and, in connection therewith, may also provide for (a)(i) a change in the Applicable Margin with respect to the Advances and/or Commitments of the Accepting Lenders subject to such Permitted Amendment and/or (ii) a change in the fees payable to, or the inclusion of new fees to be payable to, the Accepting Lenders in respect of such Advances and/or Commitments, (b) changes to any prepayment premiums with respect to the applicable Advances and Commitments of a relevant Class, (c) such amendments to this Agreement and the other Loan Documents as shall be appropriate, in the reasonable judgment of the Administrative Agent, to provide the rights and benefits of this Agreement and other Loan Documents to each new “Class” of loans and/or commitments resulting therefrom and (d) additional amendments to the terms of this Agreement applicable to the applicable Advances and/or Commitments of the Accepting Lenders that are less favorable to such Accepting Lenders than the terms of this Agreement prior to giving effect to such Permitted Amendments and that are reasonably acceptable to the Administrative Agent.
“Permitted Business” means (a) in respect of the Company and its Restricted Subsidiaries, any businesses, services or activities engaged in by the Company or any of the

Restricted Subsidiaries on the Effective Date and (b) any businesses, services and activities engaged in by the Company or any of the Restricted Subsidiaries that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions or developments of any thereof.
“Permitted Collateral Liens” means:
(A) Liens on the Collateral described in one or more of clauses (1), (3), (6), (7), (8), (9), (12), (14), (15), (19), (20), (26), (27) (as to operating leases) and (30) (but to the extent related to the foregoing clauses) of the definition of “Permitted Liens”;
(B) Liens on the Collateral described in one or more of clauses (2), (5), (10), (11), (13), (17), (18), (22), (24), (27) (as to Capital Lease Obligations), (29) and (30) (but to the extent related to the foregoing clauses) of the definition of “Permitted Liens”;
(C) Liens on the Collateral securing Indebtedness incurred under Section 6.2.1(a); and
(D) Liens on Collateral securing Permitted Refinancing Indebtedness in respect of any Indebtedness secured pursuant to the foregoing clauses (B), (C) and clause (E); and
(E) Liens on the Collateral to secure Indebtedness of the Company or a Restricted Subsidiary that is permitted to be incurred under Section 6.2.1(b);
provided that, in the case of Liens incurred pursuant to any of clauses (B), (C), (D) or (E), after giving pro forma effect to such incurrence and the use of proceeds thereof, (i) if the Permitted Collateral Liens secure Pari Passu Obligations, the Loan-to-Value Ratio does not exceed 25% or (ii) if the Permitted Collateral Liens secure Junior Obligations, the Loan-to-Value Ratio does not exceed 33%.
“Permitted Debt” is defined in Section 6.2.1(b).
“Permitted Holders” means (i) each of Marilyn B. Arison, Micky Arison, Shari Arison, Michael Arison or their spouses, the children or lineal descendants of Marilyn B. Arison, Micky Arison, Shari Arison, Michael Arison or their spouses, any trust established for the benefit of (or any charitable trust or non-profit entity established by) any Arison family member mentioned in this clause (i), or any trustee, protector or similar person of such trust or non-profit entity or any “person” (as such term is used in Section 13(d) or 14(d) of the Exchange Act), directly or indirectly, controlling, controlled by or under common control with any Permitted Holder mentioned in this clause (i), and (ii) any “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) the members of which include any of the Permitted Holders specified in clause (i) above, and that (directly or indirectly) hold or acquire beneficial ownership of capital stock of the Borrowers and/or Carnival plc (a “Permitted Holder Group”); provided that in the case of this clause (ii), the Permitted Holders specified in clause (i)

collectively, directly or indirectly, beneficially own more than 50% on a fully diluted basis of the capital stock of the Borrowers and Carnival plc held by such Permitted Holder Group.
“Permitted Investments” means:
(1) any Investment in a Restricted Subsidiary;
(2) any Investment in cash in Dollars, Euros, Swiss francs, U.K. pounds sterling or Australian dollars, and Cash Equivalents;
(3) any Investment by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment:
(a) such Person becomes a Restricted Subsidiary; or
(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;
(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 6.2.5 or any other disposition of assets not constituting an Asset Sale;
(5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;
(6) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;
(7) Investments in receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business;
(8) Investments represented by Hedging Obligations, which obligations are permitted to be incurred under Section 6.2.1(b)(ix);
(9) repurchases of the 2023 Notes and the Advances;
(10) any Guarantee of Indebtedness permitted to be incurred under Section 6.2.1, other than a guarantee of Indebtedness of an Affiliate of the Company that is not a Restricted Subsidiary;
(11) any Investment existing on, or made pursuant to binding commitments existing on, the Effective Date and any Investment consisting of an extension,

modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the Effective Date; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the Effective Date or (b) as otherwise permitted under this Agreement;
(12) Investments acquired after the Effective Date as a result of the acquisition by the Company or any Restricted Subsidiary of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by this Agreement after the Effective Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
(13) Management Advances;
(14) Investments consisting of the licensing and contribution of intellectual property rights pursuant to joint marketing arrangements with other Persons in the ordinary course of business;
(15) Investments consisting of, or to finance the acquisition, purchase, charter or leasing or the construction, installation or the making of any improvement with respect to any asset (including Vessels) or purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights, licenses or leases of intellectual property rights (including prepaid expenses and advances to suppliers), in each case, in the ordinary course of business (including, for the avoidance of doubt any deposits made to secure the acquisition, purchase or construction of, or any options to acquire, any Vessel);
(16) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (16) that are at the time outstanding not to exceed the greater of $250.0 million and 0.6% of Total Tangible Assets of the Company; provided that if an Investment is made pursuant to this clause in a Person that is not a Restricted Subsidiary and such Person subsequently becomes a Restricted Subsidiary or is subsequently designated a Restricted Subsidiary pursuant to Section 6.1.16, such Investment, if applicable, shall thereafter be deemed to have been made pursuant to clause (1) or (3) of the definition of “Permitted Investments” and not this clause;
(17) Investments in joint ventures or other Persons having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other investments made pursuant to this clause (17) that are at the time outstanding not to exceed the greater of $250.0 million and 0.6% of Total Tangible Assets of the Company; provided that if an Investment is made pursuant to this clause in a Person that is not a Restricted Subsidiary and such Person subsequently becomes a Restricted Subsidiary or is subsequently designated a Restricted Subsidiary pursuant to Section 6.1.16 such Investment, if applicable, shall thereafter be deemed to have been made pursuant to clause (1) or (3) of the definition of “Permitted Investments” and not this clause;
(18) additional Investments in joint ventures in which the Company or any of its Restricted Subsidiaries holds an Investment existing on the Effective Date, provided such Investments are made in the ordinary course of business;
(19) additional Investments in additional joint ventures, provided the Equity Interests held by the Company or any of its Restricted Subsidiaries in such joint ventures are pledged as Collateral; and
(20) Loans and advances (and similar Investments) in the ordinary course of business to employees, other than executive officers and directors of the Company in an aggregate amount outstanding at any one time not to exceed $100.0 million.
“Permitted Jurisdictions” means (i) any state of the United States of America, the District of Columbia or any territory of the United States of America, (ii) Panama, (iii) Bermuda, (iv) the Commonwealth of The Bahamas, (v) the Isle of Man, (vi) the Marshall Islands, (vii) Malta, (vii) the United Kingdom, (viii) Curaçao, (ix) Liberia, (x) Barbados, (xi) Singapore, (xii) Hong Kong, (xiii) the People's Republic of China, (xiv) the Commonwealth of Australia and (xv) any member state of the European Economic Area as of the Effective Date and any states that may accede to the European Economic Area following the Effective Date.
“Permitted Liens” means:
(1) Liens in favor of the Company or any of the Subsidiary Guarantors;
(2) Liens on property (including Capital Stock) of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary or such merger or consolidation, were not incurred in contemplation thereof and do not extend to any assets other than those of the Person (or the Capital Stock of such Person) that becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or any Restricted Subsidiary;
(3) Liens to secure the performance of statutory obligations, insurance, surety, bid, performance, travel or appeal bonds, workers compensation obligations, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit or similar instruments issued to assure payment of such obligations or for the protection of customer deposits or credit card payments);
(4) Liens on any property or assets of the Company or any Restricted Subsidiary for the purpose of securing Capital Lease Obligations, purchase money obligations, mortgage financings or other Indebtedness, in each case, incurred pursuant to

Section 6.2.1(b)(iv) in connection with the financing of all or any part of the purchase price, lease expense, rental payments or cost of design, construction, installation, repair, replacement or improvement of property, plant or equipment or other assets (including Capital Stock) used in the business of the Company or any of its Restricted Subsidiaries; provided that any such Lien may not extend to any assets or property owned by the Company or any of its Restricted Subsidiaries at the time the Lien is incurred other than (i) the assets (including Vessels) and property acquired, improved, constructed, leased or financed and improvements, accessions, proceeds, products, dividends and distributions in respect thereof (provided that to the extent any such Capital Lease Obligations, purchase money obligations, mortgage financings or other Indebtedness relate to multiple assets or properties, then all such assets and properties may secure any such Capital Lease Obligations, purchase money obligations, mortgage financings or other Indebtedness) and (ii) to the extent such Lien secures financing in connection with the purchase of a Vessel, Related Vessel Property; provided further that any such assets or property subject to such Lien do not constitute Collateral;
(5) Liens existing on the Effective Date;
(6) Liens for taxes, assessments or governmental charges or claims that (x) are not yet due and payable or (y) are being contested in good faith by appropriate proceedings that have the effect of preventing the forfeiture or sale of the property subject to any such Lien and for which adequate reserves are being maintained to the extent required by GAAP;
(7) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Company or any Restricted Subsidiary shall have set aside on its books reserves in accordance with GAAP; and with respect to Vessels: (i) Liens fully covered (in excess of customary deductibles) by valid policies of insurance and (ii) Liens for general average and salvage, including contract salvage; or Liens arising solely by virtue of any statutory or common law provisions relating to attorney’s liens or bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depositary institution;
(8) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
(9) Liens created for the benefit of (and to secure) (A) the 2023 Notes (or the guarantees in respect thereof) outstanding on the Effective Date and (B) the Obligations;

(10) Liens securing Indebtedness under Hedging Obligations, which obligations are permitted to be incurred under Section 6.2.1(b)(ix);
(11) Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;
(12) Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;
(13) Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;
(14) Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(15) Leases, licenses, subleases and sublicenses of assets in the ordinary course of business and Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of assets entered into in the ordinary course of business;
(16) [Reserved];
(17) (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary has easement rights or on any real property leased by the Company or any Restricted Subsidiary and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings or compulsory purchase order affecting real property;
(18) Liens securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities;
(19) Liens on Unearned Customer Deposits (i) in favor of payment processors pursuant to agreements therewith consistent with industry practice or (ii) in favor of customers;
(20) pledges of goods, the related documents of title and/or other related documents arising or created in the ordinary course of the Company or any Restricted Subsidiary’s business or operations as Liens only for Indebtedness to a bank or financial institution directly relating to the goods or documents on or over which the pledge exists;
(21) Liens over cash paid into an escrow account pursuant to any purchase price retention arrangement as part of any permitted disposal by the Company or a

Restricted Subsidiary on condition that the cash paid into such escrow account in relation to a disposal does not represent more than 15.0% of the net proceeds of such disposal;
(22) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary arising from Vessel chartering, dry-docking, maintenance, repair, refurbishment, the furnishing of supplies and bunkers to Vessels or masters’, officers’ or crews’ wages and maritime Liens, in the case of each of the foregoing, which were not incurred or created to secure the payment of Indebtedness;
(23) Liens securing an aggregate principal amount of Indebtedness not to exceed the aggregate amount of Indebtedness permitted to be incurred pursuant to Section 6.2.1(b)(v); provided that such Lien extends only to (i) the assets (including Vessels), purchase price or cost of design, construction, installation or improvement of which is financed or refinanced thereby and any improvements, accessions, proceeds, products, dividends and distributions in respect thereof, (ii) any Related Vessel Property or (iii) the Capital Stock of a Vessel Holding Issuer;
(24) Liens created on any asset of the Company or a Restricted Subsidiary established to hold assets of any stock option plan or any other management or employee benefit or incentive plan or unit trust of the Company or a Restricted Subsidiary securing any loan to finance the acquisition of such assets;
(25) Liens incurred by the Company or any Restricted Subsidiary with respect to obligations that do not exceed the greater of $250.0 million and 0.6% of Total Tangible Assets at any one time outstanding;
(26) Liens arising from financing statement filings (or similar filings in any applicable jurisdiction) regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;
(27) any interest or title of a lessor under any Capital Lease Obligation or an operating lease;
(28) Liens on the Equity Interests of Unrestricted Subsidiaries;
(29) Liens on Vessels under construction securing Indebtedness of shipyard owners and operators; and
(30) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (1) through (29) (but excluding clause (25)); provided that (x) any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds, products or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of the outstanding principal amount or, if greater, committed amount of such Indebtedness at the time the original Lien became a Permitted Lien under this Agreement and an amount necessary to pay any fees and expenses, including premiums, related to such extension, renewal, refinancing or replacement.
“Permitted Refinancing Indebtedness” means any Indebtedness incurred by the Company or any of its Restricted Subsidiaries, any Disqualified Stock issued by the Company or any of its Restricted Subsidiaries and any preferred stock issued by any Restricted Subsidiary, in each case, in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, exchange, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness), including Permitted Refinancing Indebtedness; provided that:
(1) the aggregate principal amount (or accreted value, if applicable, or if issued with original issue discount, aggregate issue price, or, if greater, committed amount (only to the extent the committed amount could have been incurred on the date of initial incurrence)) of such new Indebtedness, the liquidation preference of such new Disqualified Stock or the amount of such new preferred stock does not exceed the principal amount (or accreted value, if applicable, or if issued with original issue discount, aggregate issue price or, if greater, committed amount (only to the extent the committed amount could have been incurred on the date of initial incurrence)) of the Indebtedness, the liquidation preference of the Disqualified Stock or the amount of the preferred stock (plus in each case the amount of accrued and unpaid interest or dividends on and the amount of all fees and expenses, including premiums, incurred in connection with the incurrence or issuance of, such Indebtedness, Disqualified Stock or preferred stock), renewed, refunded, refinanced, replaced, exchanged, defeased or discharged;
(2) such Permitted Refinancing Indebtedness has (a) a final maturity date that is either (i) no earlier than the final maturity date of the Indebtedness being renewed, refunded, refinanced, replaced, exchanged, defeased or discharged or (ii) after the Latest Maturity Date and (b) has a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;
(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Obligations or the Guarantees, as the case may be, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Obligations or the Guarantees, as the case may be, on terms at least as favorable to the Lenders, as the case may be, as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, exchanged, defeased or discharged; and
(4) if such Indebtedness is incurred either by the Company (if the Company was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged) or by the Restricted Subsidiary that was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged, such

Indebtedness is guaranteed only by Persons who were obligors on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Platform” is defined in Section 11.2(b)(i).
“Prepayment Event” is defined in Section 2.10(e).
“Primary Currency” is defined in Section 11.15(c).
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Principal Subsidiary” means any Subsidiary of the Company that owns a Vessel or the Equity Interests of a Subsidiary of the Company that owns a Vessel.
“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.
“Productive Asset Lease” means any lease or charter of one or more Vessels (other than leases or charters required to be classified and accounted for as capital leases under GAAP).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” is defined in Section 11.2(e).
“Purchasing Borrower Party” means any of Carnival plc, either Borrower or any Subsidiary of Carnival plc or the Borrowers.
“Purchasing Borrower Party Lender Assignment Agreement” means a Lender Assignment Agreement substantially in the form of Exhibit D-2.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” is defined in Section 11.22.

“Rating Agencies” means each of Moody’s and S&P, or any of their respective successors or any national rating agency substituted for either of them as selected by Carnival plc.
“Rating Downgrade” means, in respect of any Change of Control, that the Initial Advances are, within the Change of Control Period in respect of such Change of Control, downgraded by both of the Rating Agencies to a non- investment grade credit rating (Ba1/BB+, or equivalent, or lower) and are not, within such Change of Control Period subsequently upgraded to an investment grade rating (Baa3/BBB-, or equivalent, or better) by both of the Rating Agencies; provided, however, that a Rating Downgrade otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Downgrade for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or confirm to us in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Downgrade).
“Ratable Share” of any amount means, with respect to any Lender at any time, the product of such amount times a fraction, the numerator of which is the amount of such Lender’s Advances at such time and the denominator of which is the aggregate amount of all Advances at such time.
“Ready for Sea Cost” means with respect to a Vessel to be acquired, constructed or leased (pursuant to a Capital Lease Obligation) by the Company or any Restricted Subsidiary, the aggregate amount of all expenditures incurred to acquire or construct and bring such Vessel to the condition and location necessary for its intended use, including any and all inspections, appraisals, repairs, modifications, additions, permits and licenses in connection with such acquisition or lease, which would be classified as “property, plant and equipment” in accordance with GAAP and any assets relating to such Vessel.
“Register” is defined in Section 11.11.3.
“Registry” means, in relation to each Vessel, such registrar, commissioner or representative of the relevant flag state who is duly authorized and empowered to register the relevant Vessel, the relevant owner's title to such Vessel and the relevant mortgage under the laws of its flag state.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors (including lawyers and accountants) and representatives of such Person and of such Person’s Affiliates.
“Related Vessel Property” means, with respect to any Vessel (i) any insurance policies on such Vessel, (ii) any requisition compensation payable in respect of any compulsory acquisition thereof, (iii) any earnings derived from the use or operation thereof and/or any earnings account with respect to such earnings, and (iv) any charters, operating leases, licenses and related agreements entered into in respect of the Vessel and any security or guarantee in respect of the relevant charterer’s or lessee’s obligations under any relevant charter, operating lease, license or related agreement, (v) any cash collateral account established with respect to such Vessel pursuant to the financing arrangements with respect thereto, (vi) any inter-company loan or facility agreements relating to the financing of the acquisition of, and/or the leasing arrangements (pursuant to Capital Lease Obligations) with respect to, such Vessel, (vii) any building or conversion contracts relating to such Vessel and any security or guarantee in respect of the builder’s obligations under such contracts, (viii) any interest rate swap, foreign currency hedge, exchange or similar agreement incurred in connection with the financing of such Vessel and required to be assigned by the lender and (ix) any security interest in, or agreement or assignment relating to, any of the foregoing or any mortgage in respect of such Vessel.
“Relevant Announcement Date” means, in respect of any Change of Control, the date which is the earlier of (A) the date of the first public announcement of such Change of Control and (B) the date of the earliest Relevant Potential Change of Control Announcement, if any, in respect of such Change of Control.
“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Advances denominated in Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, and (ii) with respect to a Benchmark Replacement in respect of Advances denominated in Euros, (a) the European Central Bank or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the European Central Bank, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.
“Relevant Potential Change of Control Announcement” means, in respect of any Change of Control, any public announcement or statement by the Lead Borrower or Carnival plc or any actual or potential bidder or any advisor acting on behalf of any actual or potential bidder of any action or actions which could give rise to such Change of Control.
“Replacement Assets” means (1) assets not classified as current assets under GAAP that will be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary.
“Repricing Transaction” means (a) any prepayment or repayment of Initial Advances with the proceeds of a concurrent incurrence of Indebtedness by the Carnival plc or any of its Subsidiaries in the form of any long-term bank debt financing or any other financing similar to such Initial Advances in respect of which the all-in yield is, on the date of such prepayment, lower than the all-in yield on such Initial Advances (calculated by the Administrative Agent in accordance with standard market practice, taking into account, in each case, the LIBO Rate floor in the definition of such term herein and any interest rate floor applicable to such financing, if applicable on such date, the Applicable Margin hereunder and the interest rate spreads under such Indebtedness, and any original issue discount and upfront fees applicable to or payable in respect of such Initial Advances and such Indebtedness (but excluding arrangement, structuring, underwriting, commitment, amendment or other fees regardless of whether paid in whole or in part to any or all lenders of such Indebtedness and any other fees that are not paid generally to all lenders of such Indebtedness)) or (b) any Permitted Amendments, amendments, amendments and restatements or other modifications of this Agreement that reduce the effective interest rate applicable to the Initial Advances. For purposes of this definition, original issue discount and upfront fees shall be equated to interest based on an assumed four-year life to maturity (or, if less, the actual life to maturity).
“Required Lenders” means, at any time, Lenders that, in the aggregate, hold more than 50% of the aggregate unpaid principal amount of the Advances.
“Resignation Effective Date” is defined in Section 10.7(a).
“Resolution Authority” means any EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Investment” means an Investment other than a Permitted Investment
“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.
“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise subject of any Sanctions.
“Sanctions” means all economic or financial sanctions or trade embargoes or any proceeding, investigation, suit or other action arising out of any sanctions administered or enforced by (a) the U.S. government (including, without limitation, by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and

including, without limitation, the designation as a “specially designated national” or “blocked person”), or (b) the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.
“Savings Clause” means Sections 5.1 and 5.2 of the Intercreditor Agreement and Sections 4.25 and 4.26 of the 2023 Notes Indenture and any other provision of any document having substantially the same effect as the foregoing.
“SEC” means the U.S. Securities and Exchange Commission.
“Secured Parties” means (a) each Lender, (b) the Administrative Agent and the Security Agent and each other Agent, (c) each Arranger and each Co-Manager and (d) the permitted successors and assigns of each of the foregoing.
“Security Agent” means U.S. Bank National Association, as collateral agent under the Security Documents and acting as Pari Passu Collateral Agent pursuant to and as defined in the Intercreditor Agreement or such successor collateral agent or any delegate thereof as may be appointed thereunder.
“Security Documents” means the security agreements, pledge agreements, charge agreements, collateral assignments and any other instrument and document executed and delivered pursuant to this Agreement or otherwise or any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time, creating the security interests in the Collateral as contemplated by this Agreement.
“Security Interests” means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or other agreement or arrangement having a similar effect in the Collateral securing the Obligations and the Guarantees.
“Series” is defined in Section 2.14(b).
“Significant Subsidiary” means, at the date of determination, any Restricted Subsidiary that together with its Subsidiaries which are Restricted Subsidiaries (i) for the most recent fiscal year, accounted for more than 10% of the consolidated revenues of the Company or (ii) as of the end of the most recent fiscal year, was the owner of more than 10% of the consolidated assets of the Company.
“Solvent” is defined in Section 5.23.
“SOFR” with respect to any day means the secured overnight financing rate published for such day by the NYFRB, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.
“SOFR-Based Rate” means SOFR, Compounded SOFR or Term SOFR.
“Specified Acquisition Agreement Representations” means, with respect to any Permitted Acquisition or other acquisition or Investment permitted hereunder, such of the representations and warranties made by, or with respect to, the applicable entity to be acquired and its subsidiaries in the applicable acquisition or investment agreement as are material to the interests of the Lenders, but only to the extent that the Company (or its affiliates) have the right to terminate its (or their) obligations under such agreement or to decline to consummate such transaction as a result of a breach of any one or more of such representations and warranties in such agreement.
“Specified Representations” means the representations and warranties made in Sections 5.1 (as it relates solely to the Loan Parties), 5.2, 5.15, 5.16, 5.18, 5.21 and 5.23.
“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Effective Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentage shall include those imposed pursuant to Regulation D. LIBO Rate Advances shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subordinated Shareholder Funding” means, collectively, any funds provided to the Company by any Parent Entity, any Affiliate of any Parent Entity or any Permitted Holder in exchange for or pursuant to any security, instrument or agreement other than Capital Stock, in each case issued to and held by the foregoing Persons, together with any such security, instrument or agreement and any other security or instrument other than Capital Stock issued in payment of any obligation under any Subordinated Shareholder Funding; provided, however, that such Subordinated Shareholder Funding:
(a) does not mature or require any amortization, redemption or other repayment of principal or any sinking fund payment prior to the first anniversary of the Latest Maturity Date (other than through conversion or exchange of such funding into Capital Stock (other than Disqualified Stock) of the Company or any funding meeting the requirements of this definition);
(b) does not require, prior to the first anniversary of the maturity of the Senior Notes, payment of cash interest, cash withholding amounts or other cash gross ups, or any similar cash amounts;

(c) contains no change of control or similar provisions and does not accelerate and has no right to declare a default or event of default or take any enforcement action or otherwise require any cash payment, in each case, prior to the first anniversary of the Latest Maturity Date;
(d) does not provide for or require any security interest or encumbrance over any asset of the Company or any of its Subsidiaries; and
(e) pursuant to the Intercreditor Agreement, an Additional Intercreditor Agreement or another intercreditor agreement is fully subordinated and junior in right of payment to the Advances pursuant to subordination, payment blockage and enforcement limitation terms which are customary in all material respects for similar funding.
“Subsidiary” means, with respect to any specified Person:
(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2) any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“Subsidiary Guarantor” means each subsidiary of the Company that has provided a Guarantee.
“Supplemental Security Agent” is defined in Section 13.6(b).
“Supported QFC” is defined in Section 11.22.
“TARGET” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system.
“Tax Group” is defined in Section 6.2.3(b)(10).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Total Assets” means the total assets of the Company and its Subsidiaries that are Restricted Subsidiaries, as shown on the most recent balance sheet of the Company, determined on a consolidated basis in accordance with GAAP, calculated after giving effect to pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.
“Total Tangible Assets” means the Total Assets excluding consolidated intangible assets, calculated after giving effect to pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”
“Transactions” means the offering of 2023 Notes, the offering of Convertible Notes, the Common Stock Offering and the borrowing in March 2020 of $3,000.0 million under the Existing Multicurrency Facility.
“Treasury Rate” means, as of any Applicable Date, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two Business Days prior to the redemption date) of the yield to maturity of United States Treasury Securities with a constant maturity (as compiled and published in Federal Reserve Statistical Release H.15 with respect to each applicable day during such week or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the Applicable Date to the date that is one year after the Effective Date; provided, however, that if the period from the Applicable Date to the date that is one year after the Effective Date is not equal to the constant maturity of a United States Treasury Security for which such a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury Securities for which such yields are given, except that if the period from the Applicable Date to the date that is one after the Effective Date is less than one year, the weekly average yield on actually traded United States Treasury Securities adjusted to a constant maturity of one year shall be used.
“TTA Test Debt Agreements” means [***].
“Type”, when used in reference to any Advance or Borrowing, refers to whether the rate of interest on such Advance, or on the Advances comprising such Borrowing, is determined by reference to the LIBO Rate, the EURIBOR Rate or the Base Rate.
“U.S. Collateral Agreement” means the U.S. Collateral Agreement, dated as of April 8, 2020, by and among, inter alios, the Lead Borrower, Carnival plc, the Security Agent and the other parties named therein, as amended, restated or otherwise modified or varied from time to time.

“U.S. Collateral Agreement Joinder” means that certain joinder agreement dated as of the date hereof substantially in the form of Exhibit III to the U.S. Collateral Agreement and acknowledged and agreed by the Company.
“U.S. Special Resolution Regimes” is defined in Section 11.22.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than 1.00%, the Unadjusted Benchmark Replacement will be deemed to be 1.00% for the purposes of this Agreement.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unearned Customer Deposits” means amounts paid to the Company or any of its Subsidiaries representing customer deposits for unsailed bookings including future cruise credits or other such amounts received from customers not applied to a specific voyage or booking, (whether paid directly by the customer or by a payment processor).
“Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
“United States” or “U.S.” means the United States of America, its fifty States and the District of Columbia.
“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Lead Borrower as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors but only to the extent that such Subsidiary:
(1) except as permitted by Section 6.2.6, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are, taken as a whole, no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; and

(2) is a Person with respect to which neither the Company nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results.
“U.S. Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.
“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.
“Vessel” means a passenger cruise vessel which is owned by and registered (or to be owned by and registered) in the name of the Company or any of its Restricted Subsidiaries or operated or to be operated by the Company or any of its Restricted Subsidiaries, in each case together with all related spares, equipment and any additions or improvements.
“Vessel Holding Issuer” means a Subsidiary of the Company, the assets of which consist solely of one or more Vessels and the corresponding Related Vessel Property and whose activities are limited to the ownership of such Vessels and Related Vessel Property and any other asset reasonably related to or resulting from the acquisition, purchase, charter, leasing, rental, construction, ownership, operation, improvement, expansion and maintenance of such Vessel, the leasing of such Vessels and any activities reasonably incidental to the foregoing.
“Vessels Reserved for Disposition” means Amsterdam; Rotterdam; Veendam; Maasdam; Pacific Aria; Pacific Dawn; Costa Mediterranea; Costa Atlantica; Costa neoRomantica; and Oceana.
“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
(2) the then outstanding principal amounts of such Indebtedness.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall, when capitalized, have such meanings when used in each Note, Notice of Borrowing, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

Section 1.3 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including this Agreement and the other Loan Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, extended, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, amendment and restatements, extensions, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, consolidated, replaced, interpreted, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any governmental authority, any other governmental authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and

Sections of, and Exhibits and Schedules to, this Agreement, (f) unsecured or unguaranteed Indebtedness shall not be deemed to be subordinate or junior in right of payment to secured or guaranteed Indebtedness merely by virtue of its nature as unsecured or unguaranteed Indebtedness and (g) any Indebtedness secured by a Lien ranking junior to any of the Liens securing other Indebtedness shall not be deemed to be subordinate or junior in right of payment to such other Indebtedness by virtue of the ranking of such Liens.

Section 1.4 Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with GAAP consistently applied (or, if not consistently applied, accompanied by details of the inconsistencies).

Section 1.5 Interest Rates; LIBOR and EURIBOR Notification. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on LIBO Rate Advances. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Upon the occurrence of a Benchmark Transition Event or an Early Opt-In Election, Section 3.11 provides a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrowers, pursuant to Section 3.11, of any change to the reference rate upon which the interest rate on LIBO Rate Advance is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” (or “EURIBOR Rate”, as applicable) or with respect to any alternative or successor rate thereto, or replacement rate thereof (including (i) any such alternative, successor or replacement rate implemented pursuant to Section 3.11, whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 3.11), including whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate (or the EURIBOR Rate, as applicable) or have the same volume or liquidity as did the London interbank offered rate (or the euro interbank offered rate, as applicable) prior to its discontinuance or unavailability.

Section 1.6 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.7 Classification of Advances and Borrowings. For purposes of this Agreement, Advances and Borrowings may be classified and referred to by Class (e.g., an “Initial Advance” or an “Incremental Advance”) or by Type (e.g., a “LIBOR Rate Advance” or “LIBO Rate Borrowing”) or by Class and Type (e.g., a “LIBO Rate Initial Advance” or “LIBOR Rate Initial Borrowing”).

ARTICLE II     COMMITMENTS, BORROWING PROCEDURES AND NOTES

Section 2.1 The Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrowers on the Effective Date, in Dollars or in Euros, as applicable, in an amount not to exceed such Lender’s Initial Commitment at such time. Each Borrowing shall consist of Advances of the same Type and currency by the Lenders ratably according to their respective Commitments. Amounts borrowed hereunder and prepaid or repaid may not be reborrowed. Each Borrowing denominated in Euros shall be comprised entirely of EURIBOR Rate Advances.

Section 2.2 Making the Advances.
(a) Each Borrowing shall be made on notice, given not later than (x) 11:00 a.m. (Local Time) on the third Business Day (or such shorter period as agreed by the Administrative Agent and applicable Lenders) prior to the date of the proposed Borrowing in the case of a Borrowing consisting of LIBO Rate Advances or EURIBOR Rate Advances or (y) 11:00 a.m. (Local Time) on the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Lead Borrower to the Administrative Agent by telecopier or electronic mail, which shall give to each Lender prompt notice thereof by telecopier or electronic mail. Each such notice of a Borrowing (a “Notice of Borrowing”) shall be in writing or by telecopier or electronic mail in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) currency and aggregate amount of such Borrowing, which shall be in an amount not less than the Borrowing Minimum or shall be an amount in excess thereof that is an integral multiple of the Borrowing Multiple, (iv) in the case of a Borrowing consisting of LIBO Rate Advances or EURIBOR Rate Advances, initial Interest Period for each such Advance and (v) whether the requested Borrowing is to be an Initial Borrowing or Incremental Borrowing of a particular Series. Each Lender shall, before 11:00 a.m. (Local Time) on the date of such Borrowing, in the case of a Borrowing consisting of

LIBO Rate Advances or EURIBOR Rate Advances and before 1:00 p.m. (New York City time) on the date of such Borrowing, in the case of a Borrowing consisting of Base Rate Advances, make available for the account of its Applicable Lending Office to the Administrative Agent at the applicable Administrative Agent’s Account, in same day funds in the applicable currency, such Lender’s ratable portion of such Borrowing. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Section 4.1 the Administrative Agent will make such funds available to the Borrowers in the applicable currency at the account of the Borrowers specified in the applicable Notice of Borrowing.
(b) [Reserved].
(c) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrowers may not select LIBO Rate Advances or EURIBOR Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than the Borrowing Minimum or if the obligation of the Lenders to make LIBO Rate Advances or EURIBOR Rate Advances shall then be suspended pursuant to Section 2.8 or 3.1 and (ii) the LIBO Rate Advances and EURIBOR Rate Advances may not be outstanding as part of more than 10 separate Borrowings.
(d) Each Notice of Borrowing shall be irrevocable and binding on the Borrowers. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of LIBO Rate Advances or EURIBOR Rate Advances, the Borrowers shall indemnify each Lender in accordance with Section 3.4.
(e) Unless the Administrative Agent shall have received notice from a Lender prior to the time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.2, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrowers severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrowers, the interest rate applicable at the time to the Advances comprising such Borrowing and (ii) in the case of such Lender, to the extent any Advance comprising such Borrowing is denominated in Dollars, the Federal Funds Rate, and otherwise, the interest rate applicable at the time to the Advances comprising such Borrowing. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Advance as part of such Borrowing for purposes of this Agreement.
(f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

(g) [Reserved].
(h) Each Lender may, if it so elects, fulfill its obligation to make or continue Advances hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such Advance; provided that such Advance shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrowers to repay such Advance shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility.

Section 2.3 Fees. The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent. Except as may otherwise be separately agreed, fees paid hereunder shall not be refundable under any circumstances.

Section 2.4 [Reserved].

Section 2.5 [Reserved].

Section 2.6 Repayment of Advances.
(a) The Borrowers shall repay (a) to the Administrative Agent for the account of each Initial Lender the then unpaid principal amount of the Initial Advances made by such Lender as provided in Section 2.6(b) and (b) to the Administrative Agent for the account of each Incremental Lender on the then unpaid principal amount of each Incremental Advances of such Lender on the Maturity Date applicable to such Incremental Advances.
(b) The Borrowers shall repay Initial Advances on the last day of each March, June, September and December, beginning on the last day of the first full fiscal quarter to occur after the Effective Date and ending with the last such day to occur prior to the Initial Facility Maturity Date, in an aggregate principal amount for each such date equal to 0.25% of the aggregate principal amount of the Initial Advances outstanding on the Effective Date (as such amount shall be adjusted pursuant to Section 2.6(d)). The Borrowers shall repay Incremental Advances of any Series in such amounts and on such date or dates as shall be specified therefor in the Incremental Facility Amendment establishing the Incremental Commitments of such Series (as such amount shall be adjusted pursuant to Section 2.6(d) or pursuant to such Incremental Facility Amendment).
(c) To the extent not previously paid, (i) all Initial Advances shall be due and payable on the Initial Facility Maturity Date and (ii) all Incremental Advances of any Series shall be due and payable on the applicable Incremental Maturity Date.

(d) Any prepayment of Advances of any Class after the Effective Date shall be applied to reduce the subsequent scheduled repayments of the Advances of such Class to be made pursuant to this Section 2.6 in direct order of maturity to the scheduled repayments following the date of such prepayment; provided that any prepayment of Advances of any Class made pursuant to Section 2.10(a) after the Effective Date shall be applied to reduce the subsequent scheduled repayments of Advances of such Class to be made pursuant to this Section 2.6 as directed by the Borrowers.
(e) Prior to any repayment of any Advances of any Class under this Section 2.6, the Borrowers shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by hand delivery, facsimile or electronic mail) of such selection not later than 1:00 p.m., Local Time, three Business Days before the scheduled date of such repayment. Each repayment of an Advance shall be applied ratably to the Advances included in the repaid Borrowing. Repayments of Advances shall be accompanied by accrued interest on the amounts repaid.

Section 2.7 Interest on Advances.
(a) Scheduled Interest. The Borrowers shall pay interest on the unpaid principal amount of each Advance made to it and owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:
(i) Base Rate Advances. With respect to Advances denominated in Dollars, during such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the result of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin for Base Rate Advances in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.
(ii) LIBO Rate Advances. With respect to Advances denominated in Dollars, during such periods as such Advance is a LIBO Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the result of (x) the LIBO Rate for such Interest Period for such LIBO Rate Advance plus (y) the Applicable Margin for LIBO Rate Advances in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such LIBO Rate Advance shall be Converted or paid in full.
(iii) EURIBOR Rate Advances. With respect to Advances denominated in Euros (other than Euro ABR Advances), a rate per annum equal at all times during each Interest Period for such Advance to the result of (x) the EURIBOR Rate for such Interest Period for such EURIBOR Rate Advance plus (y) the Applicable Margin for such EURIBOR Rate Advance in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each date that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such EURIBOR Rate Advance shall be paid in full.
(iv) Euro ABR Advances. With respect to Euro ABR Advances denominated in Euros in circumstances described in Section 3.11, a rate per annum equal at all times to the result of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin for Base Rate Advance in effect from time to time, calculated on the Dollar Equivalent amount of the unpaid principal amount of such Advance and the Euro Equivalent (calculated as of the applicable interest payment date) of such interest will be payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Euro ABR Advance shall be Converted or paid in full.
(b) Default Interest. After the date any principal amount of any Advance is due and payable (whether on the Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrowers shall have become due and payable, the Borrowers shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i), (a)(ii) or (a)(iii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i), (a)(ii) or (a)(iii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to (x) in respect of amounts payable hereunder denominated in Dollars, 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above and (y) in respect of amounts payable hereunder denominated in Euros, 2% per annum above the rate per annum required to be paid on EURIBOR Rate Advances pursuant to clause (a)(iii) above (in each case, as certified by the Administrative Agent to the Borrowers (which certification shall be conclusive in the absence of manifest error)).

Section 2.8 Interest Rate Determination.
(a) If the Borrowers shall fail to select the duration of any Interest Period for any LIBO Rate Advances or EURIBOR Rate Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.1, the Administrative Agent will forthwith so notify the Borrowers and the Lenders and such Advances shall, on such last day, automatically be continued as an Advance with an Interest Period having a duration of one month.
(b) If the Borrowers fail to Convert any LIBO Rate Advance denominated in Dollars prior to the expiration of the Interest Period for such LIBO Rate Advance, the Interest Period for such LIBO Rate Advance shall convert to an Interest Period of one month.

Section 2.9 Optional Conversion or Continuation of Advances. The Borrowers may on any Business Day, upon written notice given to the Administrative Agent in substantially the form of Exhibit C not later than 11:00 a.m. (New York City time) on the third Business Day prior to the date of the proposed Conversion or continuation and subject to the provisions of Sections 2.8 and 3.1, (i) Convert all LIBO Rate Advances comprising the same Borrowing into Base Rate Advances and all Base Rate Advances comprising the same Borrowing into LIBO Rate Advances or (ii) continue, or elect a different, Interest Period for any EURIBOR Rate Advance comprising the same Borrowing (a “EURIBOR Election”); provided, however, that (a) any Conversion of LIBO Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such LIBO Rate Advances, (b) any Conversion of Base Rate Advances into LIBO Rate Advances shall be in an amount not less than the Borrowing Minimum or shall be an amount in excess thereof that is an integral multiple of the Borrowing Multiple, (c) no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.2(c) and (d) Advances denominated in Euros shall not be Converted into Base Rate Advances. Each such notice of a Conversion or EURIBOR Election shall, within the restrictions specified above, specify (i) the date of such Conversion or EURIBOR Election, (ii) the Advances to be Converted or subjected to such EURIBOR Election, and (iii) if such Conversion is into LIBO Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion or EURIBOR Election shall be irrevocable and binding on the Borrowers.

Section 2.10 Prepayments of Advances.
(a) Optional. The Borrowers may at any time and from time to time prepay any Borrowing in whole or in part, subject to the requirements of this Section 2.10.
(b) Mandatory. Any Net Proceeds from Asset Sales or an Event of Loss that are not applied or invested as provided in Section 6.2.5(b) will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $250.0 million (or at an earlier time, at the option of the Borrowers), within ten Business Days thereof, the Company will prepay Advances and may make an offer to all holders of other Indebtedness that is secured by a Lien on the Collateral and that is pari passu with Obligations or any Guarantees with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets or events of loss to purchase, prepay or redeem (such other Indebtedness, “Pari Passu Prepayment Indebtedness”) the maximum principal amount of Advances and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. If any Excess Proceeds remain after consummation of an offer to holders of Pari Passu Prepayment Indebtedness, the Company shall prepay Advances in an amount equal to such Excess Proceeds. If the aggregate principal amount of Advances and such other pari passu Indebtedness required to be prepaid or redeemed or tendered into an applicable offer to prepay or redeem, in each case, hereunder or under the applicable documentation governing such Indebtedness exceeds the amount of Excess Proceeds, the Advances and such other Indebtedness shall be prepaid, redeemed or repurchased on a pro rata basis based on the principal amounts tendered or required to be prepaid or redeemed, as applicable.
(c) Prior to any optional or mandatory prepayment of Borrowings under this Section 2.10, the Borrowers shall, subject to the next sentence, specify the Borrowing or Borrowings to be prepaid in the notice of such prepayment delivered pursuant to paragraph (d) of this Section 2.10. In the event of any mandatory prepayment of Advances made at a time when Advances of more than one Class are outstanding, the Company shall select Advances to be prepaid so that the aggregate amount of such prepayment is allocated among the Advances pro rata based on the aggregate principal amounts of outstanding Borrowings of each such Class; provided that the amounts so allocable to Incremental Advances of any Series may be applied to other Borrowings as provided in the applicable Incremental Facility Amendment. Notwithstanding the foregoing, any Lender may elect, by notice to the Administrative Agent by telephone (confirmed by hand delivery, facsimile or electronic mail) at least one Business Day (or such shorter period as may be established by the Administrative Agent) prior to the required prepayment date, to decline all or any portion of any prepayment of its Advances pursuant to this Section 2.10 (other than an optional prepayment pursuant to paragraph (a) of this Section 2.10, which may not be declined), in which case the aggregate amount of the payment that would have been applied to prepay Advances but was so declined shall be retained by the Borrowers.
(d) The Lead Borrower shall notify the Administrative Agent by telephone (confirmed by hand delivery, facsimile or electronic mail) of any optional prepayment and, to the extent practicable, any mandatory prepayment hereunder (i) in the case of prepayment of a LIBO Rate Borrowing or a EURIBOR Borrowing, not later than 1:00 p.m., Local Time, three Business Days before the date of prepayment or (ii) in the case of prepayment of a Base Rate Borrowing, not later than 1:00 p.m., Local Time, one Business Day (or two Business Days, in the case of a mandatory prepayment) before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that a notice of prepayment of Advances pursuant to paragraph (a) of this Section 2.10 may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice of prepayment may be revoked by the Lead Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type and currency as provided in Section 2.2(a), except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.7.
(e) All (x)(i) voluntary prepayments of Initial Advances pursuant to Section 2.10(a) effected on or prior to the date that is one year after the Effective Date, (ii) Permitted Amendments, amendments, amendments and restatements or other modifications of this

Agreement on or prior to the date that is one year after the Effective Date constituting Repricing Transactions, (iii) repayments of the obligations owing to, or replacements of, a Non-Consenting Lender pursuant to the penultimate paragraph of Section 11.1 occurring on or prior to the date that is one year after the Effective Date and (iv) prepayments in connection with any Repricing Transaction effected on or prior to the date that is one year after the Effective Date (the transactions described in clauses (i) through (iv), the “Prepayment Events”), shall in each case be accompanied by a fee payable to the Initial Lenders in an amount equal to the Applicable Premium and (y) Prepayment Events effected after the first anniversary of the Effective Date but prior to the second anniversary of the Effective Date shall in each case be accompanied by a fee payable to the Initial Lenders in an amount equal to 2.00% of the principal amount of the applicable Loans subject to such prepayment or affected by such amendment or assignment. Such fee shall be paid by the Company to the Administrative Agent, for the account of the applicable Initial Lenders on the date of such prepayment.
The Company hereby expressly waives (to the fullest extent it may lawfully do so) the provisions of any present or future statute or other law that prohibits or may prohibit the collection of the foregoing applicable premium or other premium payable pursuant to section 2.10(e) in connection with any such events.

Section 2.11 Payments and Computations.
(a) The Borrowers shall make each payment hereunder, irrespective of any right of counterclaim or set-off, not later than 11:00 a.m. (Local time) on the day when due in Dollars to the Administrative Agent at the applicable Administrative Agent’s Account in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees ratably (other than amounts payable pursuant to Sections 3.3, 3.4, 3.5, 3.6 or 3.7) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of a Lender Assignment Agreement and recording of the information contained therein in the Register pursuant to Section 11.11.3, from and after the effective date specified in such Lender Assignment Agreement, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Lender Assignment Agreement shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.
(b) All computations of interest based on the Base Rate, to the extent the Base Rate is computed by reference to the Prime Rate, shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Base Rate, to the extent the Base Rate is not computed by reference to the Prime Rate, the LIBO Rate, the EURIBOR Rate or the Federal Funds Rate and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.
(c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day; provided, however, that, if such extension would cause payment of interest on or principal of LIBO Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day and provided, further, that any such adjustment to the payment date shall in each case be made in the computation of payment of interest or fee, as the case may be.
(d) Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Lenders hereunder that the Borrowers will not make such payment in full, the Administrative Agent may assume that the Borrowers have made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.
(e) To the extent that the Administrative Agent receives funds for application to the amounts owing by the Borrowers under or in respect of this Agreement or any Note in currencies other than Dollars or Euros, as applicable, the Administrative Agent, to the extent permitted by applicable law, shall be entitled to convert or exchange such funds into Dollars or Euros, as applicable, to the extent necessary to enable the Administrative Agent to distribute such funds in accordance with the terms of this Section 2.11; provided that the Borrowers and each of the Lenders hereby agree that the Administrative Agent shall not be liable or responsible for any loss, cost or expense suffered by the Borrowers or such Lender as a result of any conversion or exchange of currencies affected pursuant to this Section 2.11(e) or as a result of the failure of the Administrative Agent to effect any such conversion or exchange; and provided further that the Borrowers agree, to the extent permitted by applicable law, to indemnify the Administrative Agent and each Lender, and hold the Administrative Agent and each Lender harmless, for any and all losses, costs and expenses incurred by the Administrative Agent or any Lender for any conversion or exchange of currencies (or the failure to convert or exchange any currencies) in accordance with this Section 2.11(e).

Section 2.12 Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances of any Class owing to it (other than (x) pursuant to Sections 2.15, 2.16, 3.3, 3.4, 3.5, 3.6, 3.7. 11.3 or 11.4 or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Commitments or Advances of any Class in accordance with Section 11.11.1, Section 11.11.2 or Section 11.11.4) in excess of its Ratable

Share of payments on account of the Advances of such Class obtained by all the Lenders in respect of such Class, such Lender shall forthwith purchase from such other Lenders such participations in the Advances of such Class owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 2.12 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation. For purposes of clause (b) of the definition of Excluded Taxes, a Lender that acquires a participation pursuant to this Section 2.12 shall be treated as having acquired such participation on the earlier date(s) on which such Lender acquired the applicable interest(s) in the Commitment(s) or Advance(s) (as applicable) to which such participation relates.

Section 2.13 Evidence of Debt.
(a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Advances. The Borrowers agree that upon notice by any Lender to the Borrowers (with a copy of such notice to the Administrative Agent) to the effect that a Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, the Borrowers shall promptly execute and deliver to such Lender a Note payable to the order of such Lender in a principal amount up to the Commitment of such Lender.
(b) The Register maintained by the Administrative Agent pursuant to Section 11.11.3 shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Lender Assignment Agreement delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iv) the amount of any sum received by the Administrative Agent from the Borrowers hereunder and each Lender’s share thereof.
(c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrowers to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error.

Section 2.14 Incremental Facilities.
(a) The Borrowers may on one or more occasions after the Effective Date, by written notice to the Administrative Agent, request the establishment of Incremental Commitments; provided that after giving pro forma effect thereto and the use of proceeds thereof, the Loan-to-Value Ratio does not exceed 25%. Each such notice shall specify (i) the date on which the Lead Borrower proposes that the Incremental Commitments shall be effective, which shall be a date not less than 10 Business Days (or such shorter period as may be agreed to by the Administrative Agent) after the date on which such notice is delivered to the Administrative Agent, and (ii) the amount of the Incremental Commitments being requested (it being agreed that (x) any Lender approached to provide any Incremental Commitment may elect or decline, in its sole discretion, to provide such Incremental Commitment and (y) any Person that the Lead Borrower proposes to become an Incremental Lender, if such Person is not then a Lender, must be an Eligible Assignee.
(b) The terms and conditions of any Incremental Facility and the Incremental Advances to be made thereunder shall be, except as otherwise set forth herein or in the applicable Incremental Facility Amendment, identical to those of the Initial Commitments and Initial Advances; provided that (i) the upfront fees, interest rates and amortization schedule applicable to any Incremental Facility and Incremental Advances shall be determined by the Lead Borrower and the Incremental Lenders providing the relevant Incremental Commitments; provided that if the weighted average yield relating to any Incremental Advance established or incurred exceeds the weighted average yield relating to any Class of Advances immediately prior to the effectiveness of the applicable Incremental Facility Amendment by more than 0.50% (to be determined by the Administrative Agent consistent with generally accepted financial practices, after giving effect to margins, upfront or similar fees, or original issue discount, in each case shared with all lenders or holders thereof and applicable interest rate floors (but only to the extent that an increase in the interest rate floor applicable to such Class of Advances would result in an increase in an interest rate then in effect for such Class of Advances hereunder)), then the Applicable Margin relating to such Class of Advances shall be adjusted so that the weighted average yield relating to such Incremental Advances shall not exceed the weighted average yield relating to such Class of Advances by more than 0.50%; provided further that, the benefit of the foregoing proviso shall not apply with respect to (x) Incremental Advances that have a weighted average life to maturity and an Incremental Maturity Date, in each case, that is 12 months or longer than the weighted average life to maturity of the Initial Advances and (y) any Series of Incremental Advances (the “Declining Series”), with respect to the incurrence of other Incremental Advances if the applicable Incremental Facility Amendment in respect of the Declining Series so provides, (ii)(a) except in the case of an Incremental Facility effected as an increase to an existing Class of Advances, the weighted average life to maturity of any Incremental Advances shall be no shorter than the weighted average life to maturity of the Advances with the latest Maturity Date (calculated based on the weighted average life to maturity of such Advances as of the date of funding thereof (giving effect to any amendments thereto)) and (b) no Incremental Maturity Date shall be earlier than the Latest Maturity Date with respect to any Advance, (iii) any Incremental Facility shall be secured only by all or a portion of the Collateral securing the Obligations and shall be guaranteed only by the Loan Parties and (iv) to the extent the terms and conditions of any Incremental Facility and Incremental Advances are not identical to the terms and conditions of the Initial Commitments and the Initial Advances (except to the extent permitted pursuant to clauses (i) and (ii)), either (A) such terms and conditions shall be reasonably satisfactory to the Administrative Agent or (B) to the extent such terms and conditions are more favorable to the Incremental Lenders than the terms and conditions of any then-existing Class of Commitments or Advances, this Agreement shall be amended in form and substance reasonably satisfactory to the Administrative Agent to apply such terms and conditions to each such Class of Commitments and Advances. Any Incremental Commitments established pursuant to an Incremental Facility Amendment that have identical terms and conditions, and any Incremental Advances made thereunder, shall be designated as a separate series (each a “Series”) of Incremental Commitments and Incremental Advances for all purposes of this Agreement. Each Incremental Facility and all extensions of credit thereunder shall be secured by the Collateral on a pari passu basis with the Liens on the Collateral securing the other Obligations.
(c) The Incremental Commitments and Incremental Facilities relating thereto shall be effected pursuant to one or more Incremental Facility Amendments executed and delivered by the Borrowers, each Incremental Lender providing such Incremental Commitments and the Administrative Agent; provided that no Incremental Commitments shall become effective unless (i) no Default or Event of Default (or, in the case of any Incremental Acquisition Facility, no Event of Default under Section 7.1.1 or 7.1.6) shall have occurred and be continuing on the date of effectiveness thereof, both immediately prior to and immediately after giving effect to such Incremental Commitments (and assuming that the full amount of such Incremental Commitments shall have been funded as Advances on such date), (ii) on the date of effectiveness thereof, the representations and warranties of each Loan Party set forth in the Loan Documents (or, in the case of any Incremental Acquisition Facility , the Specified Representations and the Specified Acquisition Agreement Representations) shall be true and correct (A) in the case of such representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date, (iii) the Company shall make any payments required to be made pursuant to Section 3.4 in connection with such Incremental Commitments and the related transactions under this Section 2.14 and (iv) the Company shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by the Administrative Agent in connection with any such transaction. Each Incremental Facility Amendment may, without the consent of any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section 2.14.

(d) Upon the effectiveness of an Incremental Commitment of any Incremental Lender, (i) such Incremental Lender shall be deemed to be a “Lender” (and a Lender in respect of Commitments and Advances of the applicable Class) hereunder, and henceforth shall be entitled to all the rights of, and benefits accruing to, Lenders (or Lenders in respect of Commitments and Advances of the applicable Class) hereunder and shall be bound by all agreements, acknowledgements and other obligations of Lenders (or Lenders in respect of Commitments and Advances of the applicable Class) hereunder and under the other Loan Documents.
(e) Subject to the terms and conditions set forth herein and in the applicable Incremental Facility Amendment, each Lender holding an Incremental Commitment of any Series shall make a loan to the Company in an amount equal to such Incremental Commitment on the date specified in such Incremental Facility Amendment.
(f) The Administrative Agent shall notify the Lenders promptly upon receipt by the Administrative Agent of any notice from the Company referred to in Section 2.14(a) and of the effectiveness of any Incremental Commitments, in each case advising the Lenders of the details thereof.

Section 2.15 Loan Modification Offers.
(a) The Lead Borrower may on one or more occasions after the Effective Date, by written notice to the Administrative Agent, make one or more offers (each, a “Loan Modification Offer”) to all (and not fewer than all) the Lenders of one or more Classes (each Class subject to such a Loan Modification Offer, an “Affected Class”) to make one or more Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Company. Such notice shall set forth (i) the terms and conditions of the requested Loan Modification Offer and (ii) the date on which such Loan Modification Offer is requested to become effective. Permitted Amendments shall become effective only with respect to the Advance and Commitments of the Lenders of the Affected Class that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Advances and Commitments of such Affected Class as to which such Lender’s acceptance has been made. With respect to all Permitted Amendments consummated by the Company pursuant to this Section 2.15, (i) such Permitted Amendments shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.10 and (ii) any Loan Modification Offer, unless contemplating a Maturity Date already in effect hereunder pursuant to a previously consummated Permitted Amendment, must be in a minimum amount of $25.0 million or €25.0 million, as applicable (or such lesser amount as may be approved by the Administrative Agent in its reasonable discretion); provided that the Lead Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Permitted Amendment that a minimum amount (to be determined and specified in the relevant Loan Modification Offer in the Lead Borrower’s sole discretion and which may be waived by the Lead Borrower) of Commitments or Advances of any or all Affected Classes be extended. If the aggregate principal amount of Commitments or Advances of any Affected Class in respect of which Lenders shall have accepted the relevant

Loan Modification Offer shall exceed the maximum aggregate principal amount of Commitments or Advances of such Affected Class offered to be extended by the Company pursuant to such Loan Modification Offer, then the Commitments and Advances of such Lenders shall be extended ratably up to such maximum amount based on the relative principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Loan Modification Offer.
(b) A Permitted Amendment shall be effected pursuant to a Loan Modification Agreement executed and delivered by the Borrowers, each Accepting Lender and the Administrative Agent; provided that no Permitted Amendment shall become effective unless (i) no Event of Default shall have occurred and be continuing on the date of effectiveness thereof, (ii) on the date of effectiveness thereof, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that specifically relates to an earlier date, in which case such representation and warranty shall be so true and correct on and as of such earlier date, (iii) the Borrowers shall have delivered, or agreed to deliver by a date following the effectiveness of such Permitted Amendment reasonably acceptable to the Administrative Agent, to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents (including reaffirmation agreements, supplements and/or amendments to Security Documents, in each case to the extent applicable) as shall reasonably be requested by the Administrative Agent in connection therewith and (iv) any applicable Minimum Extension Condition shall be satisfied (unless waived by the Lead Borrower). The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each Loan Modification Agreement may, without the consent of any Lender other than the applicable Accepting Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to give effect to the provisions of this Section 2.15, including any amendments necessary to treat the applicable Advances and/or Commitments of the Accepting Lenders as a new Class of loans and/or commitments hereunder (and the Lenders hereby irrevocably authorize the Administrative Agent to enter into any such amendments); provided that (i) all Borrowings, all prepayments of Advances and all reductions of Commitments shall continue to be made on a ratable basis among all Lenders, based on the relative amounts of their Commitments (i.e., both extended and nonextended), until the repayment of the Advances attributable to the non-extended Commitments (and the termination of the non-extended Commitments) on the relevant Maturity Date. The Administrative Agent and the Lenders hereby acknowledge that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement are not intended to apply to the transactions effected pursuant to this Section 2.15. This Section 2.15 shall supersede any provisions in Section 2.12 or Section 11.1 to the contrary.

Section 2.16 Loan Purchases.
(a) Subject to the terms and conditions set forth or referred to below, a Purchasing Borrower Party may from time to time, in its discretion, conduct modified Dutch auctions to make Auction Purchase Offers, each such Auction Purchase Offer to be managed by an investment bank of recognized standing selected by the Lead Borrower following consultation with the Administrative Agent (in such capacity, the “Auction Manager”) and to be conducted in accordance with the procedures, terms and conditions set forth in this Section 2.16 and the Auction Procedures, in each case, so long as the following conditions are satisfied:
(i) no Default or Event of Default shall have occurred and be continuing at the time of purchase of any Advances or on the date of the delivery of each Auction Notice;
(ii) the assigning Lender and the Purchasing Borrower Party shall execute and deliver to the Administrative Agent an Assignment and Assumption;
(iii) for the avoidance of doubt, the Lenders shall not be permitted to assign Revolving Commitments or Revolving Loans to any Purchasing Borrower Party;
(iv) the maximum principal amount (calculated on the face amount thereof) of Advances that the Purchasing Borrower Party offers to purchase in any Auction Purchase Offer shall be no less than $10,000,000 (unless another amount is agreed to by the Administrative Agent in its reasonable discretion);
(v) any Advances assigned to any Purchasing Borrower Party shall be automatically and permanently cancelled upon the effectiveness of such assignment and will thereafter no longer be outstanding for any purpose hereunder, and such Term Loans may not be resold (it being understood and agreed that any gains or losses by any Purchasing Borrower Party upon purchase or acquisition and cancellation of such Advances shall not be taken into account in the calculation of Consolidated Net Income and Consolidated EBITDA);
(vi) no more than one Auction Purchase Offer with respect to any Class may be ongoing at any one time and no more than four Auction Purchase Offers (regardless of Class) may be made in any one year; and
(vii) at the time of each purchase of Advances through an Auction Purchase Offer, the Lead Borrower shall have delivered to the Auction Manager an officer’s certificate of a Financial Officer of the Lead Borrower certifying as to compliance with the preceding clause (i).
(b) A Purchasing Borrower Party must terminate any Auction Purchase Offer if it fails to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Advances pursuant to such Auction Purchase Offer. If a Purchasing Borrower Party commences any Auction Purchase Offer (and all relevant requirements set forth above which are required to be satisfied at the time of the commencement of such Auction Purchase Offer have in fact been satisfied), and if at such time of commencement the Purchasing Borrower Party reasonably believes that all required conditions set forth above which are required to be satisfied at the time of the consummation of such Auction Purchase Offer shall be satisfied, then the Purchasing Borrower Party shall have no liability to any Lender for any termination of such Auction Purchase Offer as a result of the failure to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of consummation of such Auction Purchase Offer, and any such failure shall not result in any Default or Event of Default hereunder. With respect to all purchases of Advances of any Class or Classes made by a Purchasing Borrower Party pursuant to this Section 2.16, (x) the Purchasing Borrower Party shall pay on the settlement date of each such purchase all accrued and unpaid interest (except to the extent otherwise set forth in the relevant offering documents), if any, on the purchased Advances of the applicable Class or Classes up to the settlement date of such purchase and (y) such purchases (and the payments made by the Purchasing Borrower Party and the cancellation of the purchased Loans) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.11 or any other provision hereof. The Administrative Agent and the Lenders hereby acknowledge that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement are not intended to apply to the transactions effected pursuant to this Section 2.16.
(c) The Administrative Agent and the Lenders hereby consent to the Auction Purchase Offers and the other transactions effected pursuant to and in accordance with the terms of this Section 2.16 (provided that no Lender shall have an obligation to participate in any such Auction Purchase Offer). The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Article X to the same extent as if each reference therein to the “Administrative Agent” were a reference to the Auction Manager, and the Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Auction Purchase Offer.

ARTICLE III     CERTAIN LIBO RATE AND OTHER PROVISIONS

Section 3.1 LIBO Rate Lending Unlawful. If the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority having jurisdiction over such Lender asserts that it is unlawful, for such Lender to make, continue or maintain any Advance bearing interest at a rate based on the LIBO Rate or the EURIBOR Rate, the obligations of such Lender to make, continue or maintain any Advances bearing interest at a rate based on the LIBO Rate or the EURIBOR Rate, as applicable, shall, upon notice thereof to the Borrowers, the Administrative Agent and each other Lender, forthwith be suspended until the circumstances causing such suspension no longer exist, provided that such

Lender’s obligation to make, continue and maintain Advances hereunder shall be automatically converted into an obligation to make, continue and maintain Advances bearing interest at a rate to be negotiated between such Lender and the Borrowers that is the equivalent of the sum of the LIBO Rate or the EURIBOR Rate, as applicable, for the relevant Interest Period plus the Applicable Margin applicable to LIBO Rate Advances or EURIBOR Rate Advances, respectively, or, if such negotiated rate is not agreed upon by the Borrowers and such Lender within fifteen Business Days, (a) with respect to any Advance denominated in Dollars, a rate equal to the Federal Funds Rate from time to time in effect plus the Applicable Margin applicable to LIBO Rate Advances and (b) with respect to any Advance denominated in Euros, a rate determined by the Administrative Agent in consultation with the Lead Borrower that is the equivalent of the sum of the EURIBOR Rate, as applicable, for the relevant Interest Period.

Section 3.2 [Reserved].

Section 3.3 Increased Costs, etc. If a change in any applicable treaty, law, regulation or regulatory requirement (including by introduction or adoption of any new treaty, law, regulation or regulatory requirement) or in the interpretation thereof or in its application to the Borrowers, or if compliance by any Lender with any applicable direction, request, requirement or guideline (whether or not having the force of law, and for the avoidance of doubt, including any changes resulting from (i) requests, rules, guidelines or directives concerning capital adequacy or liquidity issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, and in each case for both clauses (i) and (ii), regardless of the date enacted, adopted or issued) of any governmental or other authority including any agency of the United States, the European Union or similar monetary or multinational authority insofar as it may be changed or imposed after the date hereof, shall:
(a) subject any Agent or Lender to any Taxes (other than Indemnified Taxes and Excluded Taxes); or
(b) [reserved]; or
(c) impose, modify or deem applicable any reserve, liquidity or capital adequacy requirements (other than the reserve costs described in Section 3.7) or other banking or monetary controls or requirements which affect the manner in which a Lender shall allocate its capital resources to its obligations hereunder or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of, or loans by, any Lender (provided that such Lender shall, unless prohibited by law, allocate its capital resources to its obligations hereunder in a manner which is consistent with its present treatment of the allocation of its capital resources); or

(d) impose on any Lender any other condition affecting its commitment to lend hereunder, and the result of any of the foregoing is either (i) to increase the cost to such Lender of making Advances or maintaining its Commitment or any part thereof, (ii) to reduce the amount of any payment received by such Lender or its effective return hereunder or on its capital or (iii) to cause such Lender to make any payment or to forego any return based on any amount received or receivable by such Lender hereunder, then and in any such case if such increase or reduction in the opinion of such Lender materially affects the interests of such Lender, (A) the Lender concerned shall (through the Administrative Agent) notify the Borrowers of the occurrence of such event and use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Lending Office if the making of such a designation would avoid the effects of such law, regulation or regulatory requirement or any change therein or in the interpretation thereof and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender and (B) the Lead Borrower shall forthwith upon demand pay to the Administrative Agent for the account of such Lender such amount as is necessary to compensate such Lender for such additional cost or such reduction and ancillary expenses, including taxes, incurred as a result of such adjustment. Such notice shall (i) describe in reasonable detail the event leading to such additional cost, together with the approximate date of the effectiveness thereof, (ii) set forth the amount of such additional cost, (iii) describe the manner in which such amount has been calculated, (iv) certify that the method used to calculate such amount is the Lender’s standard method of calculating such amount, (v) certify that such request is consistent with its treatment of other borrowers that are subject to similar provisions, and (vi) certify that, to the best of its knowledge, such change in circumstance is of general application to the commercial banking industry in such Lender’s jurisdiction of organization or in the relevant jurisdiction in which such Lender does business. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than three months prior to the date that such Lender notifies the Borrowers of the circumstance giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the circumstance giving rise to such increased costs or reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof, but not more than six months prior to the date that such Lender notifies the Borrowers of the circumstance giving rise to such cost or reductions and of such Lender’s intention to claim compensation therefor.

Section 3.4 Funding Losses. In the event any Lender shall incur any loss or expense (other than loss of profits, business or anticipated savings) by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Advance as a LIBO Rate Advance or EURIBOR Rate Advance as a result of:

(a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Advances or EURIBOR Rate Advances on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise; or
(b) any LIBO Rate Advances or EURIBOR Rate Advances not being made in accordance with the Notice of Borrowing therefor due to the fault of the Borrowers or as a result of any of the conditions precedent set forth in Article IV not being satisfied, then, upon the written notice of such Lender to the Borrowers (with a copy to the Administrative Agent), the Borrowers shall, within five Business Days of its receipt thereof, pay directly to such Lender such amount as will reimburse such Lender for such loss or expense. Such written notice shall include calculations in reasonable detail setting forth the loss or expense to such Lender.
Section 3.5 Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law and for the avoidance of doubt, including any changes resulting from (i) requests, rules, guidelines or directives concerning capital adequacy or liquidity issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, and in each case for both clauses (i) and (ii), regardless of the date enacted, adopted or issued) of any court, central bank, regulator or other governmental authority increases the amount of capital required to be maintained by any Lender or any Person controlling such Lender, and the rate of return on its or such controlling Person’s capital as a consequence of its Commitments or the Advances made by such Lender is reduced to a level below that which such Lender or such controlling Person would have achieved but for the occurrence of any such change in circumstance, then, in any such case upon notice from time to time by such Lender to the Borrowers, the Borrowers shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. Any such notice shall (i) describe in reasonable detail the capital adequacy or liquidity requirements which have been imposed, together with the approximate date of the effectiveness thereof, (ii) set forth the amount of such lowered return, (iii) describe the manner in which such amount has been calculated, (iv) certify that the method used to calculate such amount is such Lender’s standard method of calculating such amount, (v) certify that such request for such additional amounts is consistent with its treatment of other borrowers that are subject to similar provisions and (vi) certify that, to the best of its knowledge, such change in circumstances is of general application to the commercial banking industry in the jurisdictions in which such Lender does business. In determining such amount, such Lender may use any method of averaging and attribution that it shall, subject to the foregoing sentence, deem applicable. Each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Lending Office if the making of such a designation would avoid such reduction in such rate of return and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than three months prior to the date that such Lender notifies the Borrowers of the circumstance giving rise to such reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the circumstance giving rise to such reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof, but not more than six months prior to the date that such Lender notifies the Borrowers of the circumstance giving rise to such reductions and of such Lender’s intention to claim compensation therefor.

Section 3.6 Taxes.
(a) All payments by any Loan Party of principal of, and interest on, the Advances and all other amounts payable hereunder or under any Loan Document shall be made free and clear of and without deduction for Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant governmental authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.6) the applicable Lender (or, in the case of a payment received by an Agent for its own account, the applicable Lender Agent) receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b) In addition, the Loan Parties shall pay to the relevant governmental authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c) As soon as practicable after any payment of Taxes by any Loan Party to a governmental authority pursuant to this Section 3.6, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such governmental authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d) Any Lender claiming any additional amounts payable pursuant to this Section 3.6 agrees, if requested by the Lead Borrower, to use commercially reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Lending Office, or assign its rights hereunder to another of its offices, branches or affiliates, if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, subject such Lender to any unreimbursed cost or expense or be otherwise disadvantageous to such Lender; provided that this shall not affect or postpone any obligations of the Loan Parties pursuant to this Section 3.6. The Lead Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(e) Without duplication of any amounts payable pursuant to Section 3.6(a) or Section 3.6(b), the Loan Parties shall jointly and severally indemnify each Agent and each Lender within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Agent or Lender or required to be withheld or deducted from a payment to such Agent or Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(f) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that a Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 11.11.2 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (f).
(g) If any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.6 (including by the payment of additional amounts pursuant to this Section 3.6), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.6 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant governmental authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant governmental authority) in the event that such indemnified party is required to repay such refund to such governmental authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Lead Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Lead Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Lead Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Lead Borrower or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.6(h)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i) Without limiting the generality of the foregoing:
(i) Each Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or about the date on which it becomes a party to this Agreement (and from time to time thereafter when required by Law or upon the reasonable request of the Lead Borrower or the Administrative Agent) two properly completed and duly signed original copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding; and
(ii) Each Lender that is not a U.S. Person (a “Foreign Lender”) shall deliver to the Borrowers and the Administrative Agent on or about the date on which it becomes a party to this Agreement (and from time to time thereafter when required by law or upon the reasonable request of the Lead Borrower or the Administrative Agent) two duly completed copies of the following, as applicable:

(A) Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms) claiming eligibility for benefits of an income tax treaty to which the United States is a party,
(B) Internal Revenue Service Form W-8ECI (or any successor forms),
(C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate, in substantially the applicable form of Exhibit H (any such certificate a “United States Tax Compliance Certificate”), or any other form approved by the Administrative Agent and the Lead Borrower, to the effect that such Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code or (C) a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Code, and that no payments in connection with the Loan Documents are effectively connected with such Lender’s conduct of a U.S. trade or business and (y) Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms), or
(D) to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership, or is a Foreign Lender that has granted a participation), Internal Revenue Service Form W-8IMY (or any successor forms) of the Foreign Lender, accompanied by an Internal Revenue Service Form W-8ECI, Form W-8BEN or W-8BEN-E, United States Tax Compliance Certificate, Internal Revenue Service Form W- 9, Internal Revenue Service Form W-8IMY (or other successor forms) or any other required documentation from each beneficial owner, as applicable (provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more beneficial owners are claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, the United States Tax Compliance Certificate shall be provided by such Lender on behalf of such beneficial owner(s)).
(E) any other form prescribed by applicable U.S. federal income tax Laws as a basis for claiming a complete exemption from, or a reduction in, any United States federal withholding Tax on any payments to such Lender under any Loan Document, together with supplementary documentation as may be prescribed by applicable Law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made.
(j) If a payment made to a Lender under any Loan Document would be subject to Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Lead Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Lead Borrower or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (j), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(k) Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 3.7 Reserve Costs. Without in any way limiting the Borrowers’ obligations under Section 3.3, the Lead Borrower shall pay to each Lender on the last day of each Interest Period of each LIBO Rate Advance and each EURIBOR Rate Advance, so long as the relevant Lending Office of such Lender is required to maintain reserves against “Eurocurrency liabilities” under Regulation D of the F.R.S. Board, upon notice from such Lender, an additional amount equal to the product of the following for each LIBO Rate Advance and each EURIBOR Rate Advance for each day during such Interest Period:
(i) the principal amount of such LIBO Rate Advance or EURIBOR Rate Advance, as applicable outstanding on such day; and
(ii) the remainder of (x) a fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on such LIBO Rate Advance or EURIBOR Rate Advance, as applicable, for such Interest Period as provided in this Agreement (less the Applicable Margin applicable to LIBO Rate Advances or EURIBOR Rate Advance, as applicable) and the denominator of which is one minus any increase after the Effective Date in the effective rate (expressed as a decimal) at which such reserve requirements are imposed on such Lender minus (y) such numerator; and
(iii) 1/360.
Such notice shall (i) describe in reasonable detail the reserve requirement that has been imposed, together with the approximate date of the effectiveness thereof, (ii) set forth the applicable reserve percentage, (iii) certify that such request is consistent with such Lender’s treatment of other borrowers that are subject to similar provisions and (iv) certify that, to the best of its knowledge, such requirements are of general application in the commercial banking industry in the United States.
Each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to avoid the requirement of maintaining such reserves (including by designating a different Lending Office) if such efforts would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

Section 3.8 Replacement Lenders, etc. If the Borrowers shall be required to make any payment to any Lender pursuant to Sections 3.3, 3.4, 3.5 or 3.7, the Borrowers shall be entitled at any time (so long as no Default and no Event of Default shall have occurred and be continuing) within 180 days after receipt of notice from such Lender of such required payment to (a) prepay the affected portion of such Lender’s Advances in full, together with accrued interest thereon through the date of such prepayment (provided that the Borrowers shall not prepay any such Lender pursuant to this clause (a) without replacing such Lender pursuant to the following clause (b) until a 30-day period shall have elapsed during which the Borrowers shall have attempted in good faith to replace such Lender), and/or (b) at any time, replace such Lender with another financial institution reasonably acceptable to the Administrative Agent, provided that:
(i) each such assignment shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement and
(ii) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrowers pursuant to this Section unless and until such Lender shall have received one or more payments from either the Borrowers or one or more assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement. Each Lender represents and warrants to the Borrowers that, as of the date of this Agreement (or, with respect to any Lender not a party hereto on the date hereof, on the date that such Lender becomes a party hereto), there is no existing treaty, law, regulation, regulatory requirement, interpretation, directive, guideline, decision or request pursuant to which such Lender would be entitled to request any payments under any of Sections 3.3, 3.4, 3.5, 3.6 and 3.7 to or for account of such Lender.

Section 3.9 [Reserved]

Section 3.10 [Reserved].

Section 3.11 Rates Unavailable.
(a) Subject to paragraphs (b), (c), (d) and (e) of this Section 3.11, if prior to the commencement of any Interest Period for a LIBO Rate Advance or a EURIBOR Rate Advance:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate or the EURIBOR Rate, as applicable (including because the LIBO Screen Rate or the EURIBOR Screen Rate, as applicable is not available or published on a current basis), for such Interest Period; provided that no Benchmark Transition Event shall have occurred at such time; or
(ii) the Administrative Agent is advised by the Required Lenders that the LIBO Rate or the EURIBOR Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Advances (or its Advances) included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Conversion that requests the conversion of any Borrowing denominated in Dollars to, or continuation of any Borrowing denominated in Dollars as, a LIBO Rate Advance shall be ineffective and (B) if any Notice of Borrowing denominated in Dollars requests a LIBO Rate Advance, such Borrowing shall be made as a Base Rate Advance. Furthermore, if any EURIBOR Rate Advance is outstanding on the date of the Borrowers’ receipt of the notice from the Administrative Agent referred to in this Section 3.11(a) with respect to a EURIBOR Rate applicable to such EURIBOR Rate Advance, then such EURIBOR Rate Advance shall, on the last day of the Interest Period applicable to such EURIBOR Rate Advance (or the next succeeding Business Day if such day is not a Business Day), at the Lead Borrower’s election prior to such day, (A) be prepaid by the Borrowers on such day or (B) be converted by the Administrative Agent to, and (subject to the remainder of this subclause (B)) shall constitute, an Advance denominated in Euros which accrues interest on the Dollar Equivalent as of the date of such conversion of the principal amount of such Advance in Euros at the Base Rate (“Euro ABR Advance”), and, in the case of such subclause (B), upon the Lead Borrower’s receipt of notice from the Administrative Agent that the circumstances giving rise to the aforementioned notice no longer exist, such Euro ABR Advance shall then be converted by the Administrative Agent to, and shall constitute, a Eurocurrency Loan denominated in Euros on the day of such notice being given to the Lead Borrower by the Administrative Agent. For the avoidance of doubt, the Euro ABR Advance shall be an Advance denominated in Euros at all times and conversion to an Euro ABR Advance shall be for purposes of calculating the interest only.
(b) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrowers may amend this Agreement to replace the LIBO Rate or the EURIBOR Rate, as applicable with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrowers, so long as the Administrative Agent has not received, by such time, written notice of objection to such proposed amendment from Lenders comprising the Required Lenders; provided that, with respect to any proposed amendment containing any SOFR-Based Rate in respect of any Advance denominated in Dollars, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of LIBO Rate or the EURIBOR Rate with a Benchmark Replacement will occur prior to the applicable Benchmark Transition Start Date.
(c) In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(d) The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 3.11, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.11.
(e) Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, (A) any Conversion that requests the conversion of any Borrowing denominated in Dollars to, or continuation of any Borrowing denominated in Dollars as, a LIBO Rate Advance shall be ineffective and (B) if any Notice of Borrowing denominated in Dollars requests a LIBO Rate Advance, such Borrowing shall be made as a Base Rate Advance. Furthermore, if any EURIBOR Rate Advance is outstanding on the date of the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a EURIBOR Rate applicable to such EURIBOR Rate Advance, then such EURIBOR Rate Advance shall, on the last day of the Interest Period applicable to such EURIBOR Rate Advance (or the next succeeding Business Day if such day is not a Business Day), at the Lead Borrower’s election prior to such day, (A) be prepaid by the Borrowers on such day or (B) be converted by the Administrative Agent to, and (subject to the remainder of this subclause (B)) shall constitute, an Advance denominated in Euros which accrues interest on the Dollar Equivalent as of the date of such conversion of the principal amount of such Advance at the Base Rate (“Euro ABR Advance”), and, in the case of such subclause (B), upon the Lead Borrower’s receipt of notice from the Administrative Agent that the circumstances giving rise to the aforementioned notice no longer exist, such Euro ABR Advance shall then be converted by the Administrative Agent to, and shall constitute, a Eurocurrency Loan denominated in Euros on the day of such notice being given to the Lead Borrower by the Administrative Agent. For the avoidance of doubt, the Euro ABR Advance shall be an Advance denominated in Euros at all times and conversion to an Euro ABR Advance shall be for purposes of calculating the interest only.

ARTICLE IV     CONDITIONS TO BORROWING

Section 4.1 Effectiveness. The obligations of the Lenders to make Advances hereunder shall not become effective until the first date (the “Effective Date”) on which each of the conditions precedent set forth in this Section 4.1 shall have been satisfied.
(a) Executed Agreement. The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopier or electronic mail transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.
(b) Certificates, Resolutions, etc. The Administrative Agent shall have received from each Loan Party a certificate of the Secretary or Assistant Secretary or similar officer of such Loan Party dated the Effective Date and certifying:
(i) a copy of the certificate or articles of incorporation, certificate of limited partnership, certificate of formation or other equivalent constituent and governing documents, including all amendments thereto, of such Loan Party, (1) if available from an official in such jurisdiction, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, or (2) otherwise certified by the Secretary or Assistant Secretary or similar officer of such Loan Party or other person duly authorized by the constituent documents of such Loan Party;
(ii) a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of such Loan Party as of a recent date from such Secretary of State (or other similar official);
(iii) that attached thereto is a true and complete copy of the by-laws (or partnership agreement, limited liability company agreement or other equivalent constituent and governing documents) of such Loan Party as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (iv) below;
(iv) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents dated as of the Effective Date to which such person is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Effective Date;
(v) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; and
(vi) as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party or, to the knowledge of such person, threatening the existence of such Loan Party.
(c) Solvency Certificate. The Lenders shall have received a solvency certificate in a form reasonably satisfactory to the Administrative Agent signed by a senior financial officer of the Lead Borrower confirming the solvency of the Company and its Subsidiaries on a consolidated basis.
(d) Delivery of Notes. The Administrative Agent shall have received, for the account of the respective Lenders, the Notes requested by Lenders pursuant to Section 2.13 prior to the Effective Date, duly executed and delivered by the Lead Borrower.
(e) Opinions of Counsel. The Administrative Agent shall have received opinions, dated the Effective Date and addressed to the Agents and each Lender, from:
(i) Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the Borrowers, as to New York law, in a form reasonably satisfactory to the Administrative Agent;
(ii) Norton Rose Fulbright LLP, counsel to the Borrowers as to English law, in a form reasonably satisfactory to the Administrative Agent;
(iii) Norton Rose Fulbright Studio Legale, counsel to the Borrowers as to Italian law, in a form reasonably satisfactory to the Administrative Agent;
(iv) Tapia, Linares y Alfaro, counsel to the Borrowers, as to Panamanian Law, in a form reasonably satisfactory to the Administrative Agent;
(v) Conyers, counsel to the Borrowers, as to Bermudian Law, in a form reasonably satisfactory to the Administrative Agent;
(vi) STvB, counsel to the Borrowers, as to Curaçaoan Law, in a form reasonably satisfactory to the Administrative Agent; and
(vii) Harry B Sands, Lobosky & Co., counsel to the Borrowers, as to Bahamian Law, in a form reasonably satisfactory to the Administrative Agent.
(f) Fees, Expenses, etc. The Administrative Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees that the Borrowers shall have agreed in writing to pay to the Administrative Agent (whether for its own account or for account of any of the Lenders) and all invoiced expenses of the Administrative Agent (including the agreed fees and expenses of counsel to the Administrative Agent) on or prior to the Effective Date.
(g) Know your Customer; Beneficial Ownership. The Lenders shall have received, at least three Business Days prior to the Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and (ii) to the extent the Lead Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Lead Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).
(h) The Administrative Agent shall have received the results of a search of the Uniform Commercial Code (or equivalent including, in the case of the Italian Guarantor, an updated certificato di vigenza) filings made with respect to the Loan Parties in the applicable jurisdictions and copies of the financing statements (or similar documents) disclosed by such search.
(i) The Company shall have designated the Obligations hereunder as Other Pari Passu Obligations (as defined in the Intercreditor Agreement).
(j) The Administrative Agent shall have become a party to the U.S. Collateral Agreement pursuant to the U.S. Collateral Agreement Joinder and the Company shall have designated the Obligations hereunder as Other Secured Obligations (as defined in the Intercreditor Agreement).
(k) The Co-Borrower shall have become a party to the U.S. Collateral Agreement and the Intercreditor Agreement.
(l) The Agreed Security Principles with respect to the items to be completed as of the Effective Date shall have been satisfied and be in proper form for filing.

Section 4.2 All Borrowings. The obligation of each Lender to fund any Advance on the occasion of any Borrowing (including the initial Borrowing on the Effective Date) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 4.2.
(a) Compliance with Warranties, No Default, etc. Both before and after giving effect to any Borrowing the following statements shall be true and correct:
(i) the representations and warranties set forth in Article V (excluding, however, other than any Borrowing on the Effective Date, those contained in the last sentence of Section 5.6 and in Sections 5.8) shall be true and correct in all material respects except for those representations and warranties that are qualified by materiality or Material Adverse Effect; and

(ii) no Default and no Event of Default and no event which (with notice or lapse of time or both) would become an Event of Default shall have then occurred and be continuing.
(b) Request. The Administrative Agent shall have received a Notice of Borrowing. Each of the delivery of a Notice of Borrowing, and the acceptance by the Borrowers of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrowers that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) the statements made in Section 4.2(a) are true and correct.
(c) Loan-to-Value Ratio. After giving effect to such Borrowing, the Loan-to-Value Ratio, on a pro forma basis, shall not be greater than 25%.

Section 4.3 Determinations Under Section 4.1. For purposes of determining compliance with the conditions specified in Section 4.1, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Borrowers, by notice to the Lenders, designate as the proposed Effective Date, specifying its objection thereto. The Administrative Agent shall promptly notify the Lenders of the occurrence of the Effective Date.

ARTICLE V     REPRESENTATIONS AND WARRANTIES
To induce the Lenders and the Administrative Agent to enter into this Agreement, to make Advances hereunder, the Company represents and warrants to the Administrative Agent and each Lender as set forth in this Article V as of the Effective Date and, except with respect to the representations and warranties in Sections 5.6, 5.8, 5.9(b), 5.10 and 5.12, as of the date of each Borrowing.

Section 5.1 Organization, etc. The Company and each of the Principal Subsidiaries is a corporation or company validly organized and existing and in good standing under the laws of its jurisdiction of incorporation; the Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; and the Company has full power and authority, has taken all corporate action and holds all governmental and creditors’ licenses, permits, consents and other approvals necessary to enter into each Loan Document and to perform the Obligations.

Section 5.2 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Company of this Agreement and each other Loan Document, are within the Company’s corporate powers, have been duly authorized by all necessary corporate action, and do not:
(a) contravene the Company’s Organic Documents;
(b) contravene any law or governmental regulation of any Applicable Jurisdiction except as would not reasonably be expected to result in a Material Adverse Effect;
(c) contravene any court decree or order binding on the Company or any of its property except as would not reasonably be expected to result in a Material Adverse Effect;
(d) contravene any contractual restriction binding on the Company or any of its property except as would not reasonably be expected to result in a Material Adverse Effect; or
(e) result in, or require the creation or imposition of, any Lien on any of the Company’s properties except as would not reasonably be expected to result in a Material Adverse Effect.

Section 5.3 Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Company of this Agreement or any other Loan Document (except for authorizations or approvals not required to be obtained on or prior to the Effective Date that have been obtained or actions not required to be taken on or prior to the Effective Date that have been taken). Each of the Company and each Principal Subsidiary holds all governmental licenses, permits and other approvals required to conduct its business as conducted by it on the Effective Date, except to the extent the failure to hold any such licenses, permits or other approvals would not have a Material Adverse Effect.

Section 5.4 Compliance with Environmental Laws. The Company and each Principal Subsidiary is in compliance with all applicable Environmental Laws, except to the extent that the failure to so comply would not have a Material Adverse Effect.

Section 5.5 Validity, etc. This Agreement constitutes, and the Notes will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

Section 5.6 Financial Information. The consolidated balance sheet of the Company and its Subsidiaries as at November 30, 2019, and the related consolidated statements of operations and cash flows of the Company and its Subsidiaries, copies of which have been furnished to the Administrative Agent and each Lender, have been prepared in accordance with GAAP, and present fairly in all material respects the consolidated financial condition of the Company and its Subsidiaries as at November 30, 2019 and the results of their operations for the fiscal year then ended.

Section 5.7 No Default, Event of Default . No Default or Event of Default has occurred and is continuing.

Section 5.8 Litigation. There is no action, suit, litigation, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Principal Subsidiary that (i) except as set forth in filings made by the Company with the Securities and Exchange Commission and other than private causes of action related to the transmission of COVID-19 during cruises or related to disclosure issues in public filings, in the Company’s reasonable opinion might reasonably be expected to materially adversely affect the business, operations or financial condition of the Company and its Subsidiaries (taken as a whole) (collectively, “Material Litigation”) or (ii) purports to affect the legality, validity or enforceability of the Loan Documents or the consummation of the transactions contemplated hereby.

Section 5.9 No Material Adverse Change. Since February 29, 2020, there has been no Material Adverse Change in the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole; provided the impacts of COVID-19 on the business, operations or financial condition of the Company or any of its Subsidiaries that occurred and were disclosed to the Lenders in the “Company Presentation” to Lenders dated June 2020, in the public filing on Form 8-K dated June 18, 2020, June 26, 2020 and June 30, 2020 will be disregarded (other than any disclosure pursuant to the “Cautionary Note Concerning factors That May Affect Future Results” in such Form 8-K or other similar disclosures).

Section 5.10 Taxes. Each of the Company and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 5.11 Obligations Rank Pari Passu. The Obligations rank at least pari passu in right of payment and in all other respects with all other secured unsubordinated Indebtedness of the Company other than Indebtedness preferred as a matter of law.

Section 5.12 No Filing, etc. Required. No filing, recording or registration and no payment of any stamp, registration or similar tax is necessary under the laws of any Applicable Jurisdiction to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement or the other Loan Documents (except for filings, recordings, registrations or payments not required to be made on or prior to the Effective Date that have been made).
Section 5.13 No Immunity. The Company is subject to civil and commercial law with respect to the Obligations. Neither the Company nor any of its properties or revenues is entitled to any right of immunity in any Applicable Jurisdiction from suit, court jurisdiction, judgment, attachment (whether before or after judgment), set-off or execution of a judgment or from any other legal process or remedy relating to the Obligations (to the extent such suit, court jurisdiction, judgment, attachment, set-off, execution, legal process or remedy would otherwise be permitted or exist).

Section 5.14 ERISA Event. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Pension Plan (based on the assumptions used for purposes of Accounting Standards Codification No. 715) did not, as of the date of the most recent annual financial statements reflecting such amounts, exceed by more than $5.0 million the fair market value of the assets of such Pension Plan, and the present value of all underfunded Pension Plans (based on the assumptions used for purposes of Accounting Standards Codification No. 715) did not, as of the date of the most recent annual financial statements reflecting such amounts, exceed by more than $5.0 million the fair market value of the assets of all such underfunded Pension Plans.

Section 5.15 Investment Company Act. The Company is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.16 Regulation U. The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Advances will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U. Terms for which meanings are provided in F.R.S. Board Regulation U or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

Section 5.17 Accuracy of Information. The financial and other information (other than financial projections or other forward looking information) furnished to the Administrative

Agent and the Lenders in writing by or on behalf of the Company by its chief financial officer, treasurer or corporate controller in connection with the negotiation of this Agreement is, when taken as a whole, to the best knowledge and belief of the Company, true and correct and contains no misstatement of a fact of a material nature. As of the Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects. All financial projections, if any, that have been furnished to the Administrative Agent and the Lenders in writing by or on behalf of the Company by its chief financial officer, treasurer or corporate controller in connection with this Agreement have been or will be prepared in good faith based upon assumptions believed by the Company to be reasonable at the time made (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the Company’s control, and that no assurance can be given that the projections will be realized). All financial and other information furnished to the Administrative Agent and the Lenders in writing by or on behalf of the Company by its chief financial officer, treasurer or corporate controller after the date of this Agreement shall have been prepared by the Company in good faith.

Section 5.18 Compliance with Laws. None of the Borrowers, Carnival plc and their respective Subsidiaries, directors or officers, nor, to the knowledge of the Borrowers and Carnival plc, any agent, employee or Affiliate of the Borrowers, Carnival plc or any of their respective Subsidiaries is currently the subject or target of any Sanctions, nor is either of the Borrowers, Carnival plc or any of their respective Subsidiaries located, organized or resident in a Sanctioned Country; and the Borrowers or Carnival plc will not directly or indirectly use the proceeds of Borrowing hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity:
(a) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions;
(b) to fund or facilitate any activities of or business in any Sanctioned Country; or
(c) in any other manner that will result in a violation by any person of Sanctions.
For the past five years, except as otherwise allowed under applicable law, the Borrowers and their Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country. It is acknowledged and agreed that the representation and warranty contained in this Section 5.18 is only sought and given to the extent that to do so would be permissible pursuant to Council Regulation EC No. 2271/96 or any similar blocking or anti-boycott law in the United Kingdom.

Section 5.19 ERISA. As of the date hereof, the Company is not and will not be (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code; (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA.

Section 5.20 EEA Financial Institution. The Company is not an EEA Financial Institution.

Section 5.21 Collateral Documents and Collateral. (1) Upon execution and delivery, the Security Documents will be effective to grant a legal, valid and enforceable security interest in all of the grantor’s right, title and interest in the Collateral and the security interests granted thereby constitute valid, perfected first-priority liens and security interests in the Collateral and such security interests are enforceable in accordance with the terms contained therein against all creditors of any grantor and subject only to Permitted Liens; (2) upon execution and delivery, the Collateral Confirmations will be effective to grant a legal, valid and enforceable security interest in all of the grantor’s right, title and interest in the Collateral and, upon all filings and other similar actions required in connection with the perfection of such security interest, as further described in the Collateral Confirmations, the security interests granted thereby constitute valid, perfected first-priority liens and security interests in the Collateral and such security interests are enforceable in accordance with the terms contained therein against all creditors of any grantor and subject only to Permitted Liens and (3) each of the Loan Parties and their respective Subsidiaries collectively own, have rights in or have the power and authority to collaterally assign rights in the Collateral, free and clear of any liens other than the Permitted Liens or other exceptions permitted under this Agreement.

Section 5.22 Properties Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.23 Solvency. On and immediately after the Borrowing on the Closing Date, the Borrowers and the Guarantors (after giving effect to such Borrowing and the application of the proceeds thereof) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date and entity, that on such date (i) the current net book value of the assets of such entity is not less than the total amount required to pay the probable liability of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) such entity does not have, intend to incur or believe that it will incur debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) such entity is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital.

Section 5.24 Vessel Representations. Each Vessel is classed by a classification society which is a full member of the International Association of Classification Societies and is in class with valid class and trading certificates, without any overdue recommendations.

Section 5.25 No Withholding Tax. All payments by or on account of any Loan Party in respect of the Loans are not subject to withholding or deduction for or on account of tax under the current laws and regulations of the Republic of Panama, or any political subdivision or taxing authority thereof or therein, and are otherwise free and clear of any other tax, withholding or deduction in the Republic of Panama.

ARTICLE VI     COVENANTS

Section 6.1 Affirmative Covenants. The Borrowers agree with the Administrative Agent and each Lender that, until all Commitments have terminated and all Obligations (other than the contingent amounts for which no claim or demand has been made) have been paid in full, the Borrowers will perform the obligations set forth in this Section 6.1.

Section 6.1.1 Financial Information, Reports, Notices, etc. The Lead Borrower will furnish to the Administrative Agent, on behalf of each Lender:
(a) within 90 days after the end of each fiscal year of the Company (or, so long as the Company shall be subject to periodic reporting obligations under the U.S. Exchange Act, by the date that the Annual Report on Form 10-K of the Company for such fiscal year would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its audited consolidated balance sheet and statements of income, comprehensive income, shareholders’ equity and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or another independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (other than any such exception or explanatory paragraph that is expressly solely with respect to, or expressly resulting solely from (i) with respect to the fiscal year ending November 30, 2020, any COVID-19 related impacts so long as such going concern qualification is based on circumstances affecting the cruise line industry generally for the fiscal year ending November

30, 2020 and (ii) with respect to any fiscal year following the fiscal year ending November 30, 2020, (x) an upcoming maturity date of the credit facilities hereunder or other Indebtedness occurring within one year from the time such report is delivered and (y) any potential inability to satisfy a financial maintenance covenant on a future date or in a future period) to the effect that such financial statements present fairly in all material respects the financial condition, results of operations and cash flow of the Company and the Subsidiaries on a consolidated basis as of the end of and for such fiscal year in accordance with GAAP and accompanied by a narrative report containing management’s discussion and analysis of the financial position and financial performance for such fiscal year in reasonable form and detail;
(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company (or, so long as the Company shall be subject to periodic reporting obligations under the U.S. Exchange Act, by the date that the Quarterly Report on Form 10-Q of the Company for such fiscal quarter would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its unaudited consolidated balance sheet and unaudited statements of income and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of the Company as presenting fairly in all material respects the financial condition, results of operations and cash flows of the Company and the Subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and such portion of the fiscal year in accordance with GAAP, subject to normal year-end audit adjustments and the absence of certain footnotes, and accompanied by a narrative report containing management’s discussion and analysis of the financial position and financial performance for such fiscal quarter in reasonable form and detail;
(c) if any Subsidiary has been designated as an Unrestricted Subsidiary, concurrently with each delivery of financial statements under clause (a) or (b) above, a certificate of an Authorized Officer of the Lead Borrower, which certificate shall set forth (i) a specification of any change in the identity of the Restricted Subsidiaries and Unrestricted Subsidiaries as at the end of such fiscal period from the Restricted Subsidiaries and Unrestricted Subsidiaries, respectively, provided to the Lenders on the Effective Date or the most recent period and (ii) the then applicable assets of any Unrestricted Subsidiary, not previously disclosed in a certificate under this clause (c);
(d) not later than the fifth Business Day following the date of delivery of financial statements under clause (a) or (b) above, a completed Compliance Certificate of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) if any change in GAAP or in the application thereof has occurred since the date of the consolidated balance sheet of the Company most recently theretofore delivered under clause (a) or (b) above (or, prior to the first such delivery, referred to in Section 5.6) that has had, or would reasonably be expected to have, a material effect on the calculations of the

Consolidated Total Leverage Ratio, specifying the nature of such change and the effect thereof on such calculations;
(e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the SEC or with any national securities exchange, or distributed by the Company to its shareholders or noteholders generally, as the case may be; and
(f) promptly following any request therefor, (i) such other information regarding the operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or the Required Lenders (acting through the Administrative Agent) may reasonably request and (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.
Information required to be furnished pursuant to clause (a), (b) or (e) of this Section 6.1.1 shall be deemed to have been furnished if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on a Platform to which the Lenders have been granted access or shall be available on the website of the SEC at http://www.sec.gov. Information required to be furnished pursuant to this Section 6.1.1 may also be furnished by electronic communications pursuant to procedures approved by the Administrative Agent. If any report required by this Section 6.1.1 is provided after the deadlines indicated for such report, the provision of such report shall cure a Default caused by the failure to provide such report prior to the deadlines indicated, so long as no Event of Default shall have occurred and be continuing as a result of such failure.

Section 6.1.2 Notices of Material Events. Within five Business Days after obtaining knowledge thereof, the Borrowers will furnish to the Administrative Agent notice of the following:
(a) the occurrence of any Default;
(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or governmental authority (including with respect to any Environmental Liability) against the Company or any Subsidiary or any adverse development in any such pending action, suit or proceeding not previously disclosed in writing by the Company to the Administrative Agent, that in each case could reasonably be expected to result in a Material Adverse Effect or that in any manner questions the validity of this Agreement or any other Loan Document;
(c) the occurrence of any ERISA Event or any fact or circumstance that gives rise to a reasonable expectation that any ERISA Event will occur that, in either case, alone or together with any other ERISA Events that have occurred or are reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect;

(d) any material change in accounting policies or financial reporting practices by the Company or any Subsidiary (it being understood and agreed that such notice shall be deemed provided to the extent described in any financial statement delivered to the Administrative Agent pursuant to the terms of this Agreement); and
(e) any other development that has resulted, or could reasonably be expected to result, in a Material Adverse Effect.
Each notice delivered under this Section 6.1.2 shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 6.1.3 Approvals and Other Consents. The Borrowers will obtain (or cause to be obtained) all such governmental licenses, authorizations, consents, permits and approvals as may be required for (a) the Borrowers to perform their obligations under this Agreement and the other Loan Documents and (b) except to the extent that failure to obtain (or cause to be obtained) such governmental licenses, authorizations, consents, permits and approvals would not be expected to have a Material Adverse Effect, the operation of each Vessel in compliance with all applicable laws.

Section 6.1.4 Compliance with Laws, etc; Payment of Taxes and Other Claims.
(a) The Company will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, except to the extent that the failure to so comply would not have a Material Adverse Effect, which compliance shall in any case include:
(i) compliance with all applicable Environmental Laws;
(ii) compliance with all anti-money laundering and Anti-Corruption Laws and regulations applicable to the Borrowers, including by not making or causing to be made any offer, gift or payment, consideration or benefit of any kind to anyone, either directly or indirectly, as an inducement or reward for the performance of any of the transactions contemplated by this agreement to the extent the same would be in contravention of such applicable laws; and
(iii) maintain in effect of policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions.
(b) The Company shall pay or discharge and shall cause each of its Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (a) all material Taxes, assessments and governmental charges levied or imposed upon (i) the Company or any such Subsidiary, (ii) the income or profits of the Company or any such Subsidiary or (iii) the property of the Company or any such Subsidiary and (b) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of the Company or any such Subsidiary; provided that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such Tax, assessment, charge or claim, the amount, applicability or validity of which is being contested in good faith by appropriate proceedings or for which adequate reserves have been established.

Section 6.1.5 Ratings. The Company will exercise commercially reasonable efforts to maintain public corporate ratings for the Lead Borrower from each of Moody’s and S&P.

Section 6.1.6 Insurance. The Borrowers shall maintain, and shall cause the Guarantors to maintain, insurance with carriers believed by the Lead Borrower to be responsible, against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and coinsurance provisions, as the Lead Borrower believes are customarily carried by businesses similarly situated and owning like properties, including as appropriate general liability, property and casualty loss insurance (but on the basis that the Company and the Guarantors self-insure Vessels for certain war risks); provided that in no event shall the Company and the Guarantors be required to obtain any business interruption, loss of hire or delay in delivery insurance.

Section 6.1.7 Books and Records. The Company will, and will cause each of its Principal Subsidiaries to, keep books and records that accurately reflect all of its business affairs and transactions and permit the Administrative Agent or any of its respective representatives, at reasonable times and intervals and upon reasonable prior notice, to visit each of its offices, to discuss its financial matters with its officers and to examine any of its books or other corporate records; provided, that unless an Event of Default has occurred and is continuing, the Administrative Agent shall only be allowed to inspect the books and records of the Company no more than once per year.

Section 6.1.8 Further Assurances.
(a) Subject to the Agreed Security Principles, the Company and its Restricted Subsidiaries will, at their own expense, execute and do all such acts and things and provide such assurances as required or as the Security Agent may reasonably require (i) for registering any of the Security Documents in any required register and for granting, perfecting, preserving or protecting the security intended to be afforded by such Security Documents and (ii) if such Security Documents have become enforceable, for facilitating the realization of all or any part of the assets which are subject to such Security Documents and for facilitating the exercise of all powers, authorities and discretions vested in the Security Agent or in any receiver of all or any part of those assets. Subject to the Agreed Security Principles, the Company and its Restricted Subsidiaries will execute all transfers, conveyances, assignments and releases of that property whether to the Security Agent or to its nominees and give all notices, orders and directions which the Security Agent may reasonably request; provided, that the Liens on the Collateral securing the Obligations under Security Documents are subject to Sections 5.1 and 5.2 of the Intercreditor Agreement and Sections 4.25 and 4.26 of the 2023 Notes Indenture.
(b) Subject to the Agreed Security Principles, the Borrowers shall, and shall cause each Guarantor to, (i) complete all filings and other similar actions required in connection with the creation and perfection of the security interests in the Collateral owned by it in favor of the Lenders, the Administrative Agent (on its own behalf and on behalf of the Lenders) and/or the Security Agent (on behalf of itself, the Administrative Agent and the Lenders), as applicable, as and to the extent contemplated by the Security Documents set forth on Schedule V attached hereto within the time periods set forth therein and deliver, and cause each Guarantor to deliver, such other agreements, instruments, certificates and opinions of counsel that may be required or as reasonably requested by the Security Agent in connection therewith and (ii) take all actions necessary to maintain such security interests.

Section 6.1.9 After-Acquired Property. Promptly following the acquisition by either Borrower or any Guarantor of any After-Acquired Property (but subject to the Agreed Security Principles, the Intercreditor Agreement, any Additional Intercreditor Agreement and Article XIII), such Borrower or such Guarantor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates and opinions of counsel as shall be reasonably necessary to vest in the Security Agent a perfected security interest in such After-Acquired Property and to have such After-Acquired Property added to the Collateral and thereupon all provisions of this Agreement relating to the Collateral shall be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect.

Section 6.1.10 Re-flagging of Vessels. Notwithstanding anything to the contrary in this Agreement, a Restricted Subsidiary may reconstitute itself in another jurisdiction, or merge with or into another Restricted Subsidiary, for the purpose of re-flagging a vessel that it owns or bareboat charters so long as at all times each Restricted Subsidiary remains organized under the laws of any country recognized by the United States with an investment grade credit rating from either S&P or Moody’s or any Permitted Jurisdiction; provided that contemporaneously with the transactions required to complete the re-flagging of such vessel, to the extent that any Liens on the Collateral securing the Obligations were released as provided for under Section 13.5, (x) the Company or the relevant Restricted Subsidiary grants a Lien of at least equivalent ranking over the same assets securing the Obligations and (y) the Lead Borrower delivers to the Security Agent and the Administrative Agent, either (1) a solvency opinion, in form and substance reasonably satisfactory to the Security Agent and the Administrative Agent, from an independent financial advisor or appraiser or investment bank which confirms the solvency of the Company and its Subsidiaries, taken as a whole, after giving effect to any transactions related to such re-flagging, (2) a certificate from an Officer of the relevant Person which confirms the solvency of the Person granting such Lien after giving effect to any transactions related to such re-flagging, or (3) an Opinion of Counsel (subject to any qualifications customary for this type of opinion of counsel), in form and substance reasonably satisfactory to the Administrative Agent, confirming that, after giving effect to any transactions related to such re-flagging, the Lien or Liens created under the Security Document, as so released and retaken are valid and perfected Liens. For the avoidance of doubt, the provisions of Section 6.2.4 will not apply to a reconstitution or merger permitted under this Section 6.1.10.

Section 6.1.11 Automatic Reduction of New Secured Debt Secured by the Collateral. The Borrowers and Guarantors agree and will cause their Restricted Subsidiaries to agree, that:
(a) if any Indebtedness (other than Indebtedness incurred under Section 6.2.1(b)(i)(A)(x), Section 6.2.1(b)(i)(B), Section 6.2.1(b)(i)(D), Section 6.2.1(b)(iii) or Section 6.2.1(b)(vi) (solely in respect of Indebtedness incurred under such Section 6.2.1(b)(i)(A)(x), Section 6.2.1(b)(i)(B), Section 6.2.1(b)(i)(D) or Section 6.2.1(b)(iii)) is secured by a Lien on the Collateral after the Effective Date (“New Secured Debt”); and
(b) if (i) there are TTA Test Debt Agreements outstanding; and (ii) at any time the Lead Borrower’s (or if the Lead Borrower is not rated, Carnival plc’s) long term senior indebtedness credit rating by S&P is below BBB- and by Moody’s is below Baa3; and (iii) at such time the Company and its Subsidiaries have Security Interests in respect of Covered Indebtedness that would otherwise exceed 25% of Total Tangible Assets at such time (subclauses (i), (ii) and (iii), collectively, a “Reduction Event”); then
(c) the principal amount of such New Secured Debt that is secured by Liens on the Collateral shall (without any further action on the part of the Administrative Agent, the Security Agent or any other party) automatically be reduced (i) on a pro rata basis among the various tranches of New Secured Debt and Other Secured Debt,(ii) in such other manner as may be specified in an Officer’s Certificate delivered by the Lead Borrower to the Security Agent and the Administrative Agent not less than five Business Days prior to the date of the applicable Reduction Event or (iii) in such other manner as may be specified in the documents governing the various tranches of New Secured Debt and Other Secured Debt, in each case of subclause (i), (ii) or (iii) as applicable, such that, after giving effect to such reductions and the reductions under Section 6.1.12, the Company and their respective Subsidiaries no longer have Security Interests in respect of Covered Indebtedness that exceed 25% of Total Tangible Assets.
(d) If any such automatic reduction occurs with respect to any New Secured Debt under clause (c) above, and at a later date the Lead Borrower determines that some or all of the then-unsecured amount of such New Secured Debt can be secured by a Lien on the Collateral without at such time causing a reduction in the secured principal amount thereof pursuant to clause (c) above, then such principal amount of New Secured Debt the Lead Borrower determines can be so secured will automatically (without any further action on the part of the Administrative Agent, the Security Agent or any other party) become secured by the Collateral, subject to future automatic reductions as provided in clause (c) above. The Lead Borrower shall notify the

Administrative Agent and the Security Agent in writing of any such determination in an Officer’s Certificate.
(e) For the avoidance of doubt, the principal amount of the Advances, the 2023 Notes, the EIB Facility and the Existing Secured Notes that is secured by Liens on the Collateral shall not be subject to reduction pursuant to this Section 6.1.11.
(f) In the event that any New Secured Debt is incurred, the agent or representative with respect to such New Secured Debt shall, as a condition to the ability of the Company to issue such New Secured Debt hereunder, have entered into the applicable credit or other agreement, indentures or financing agreements whereby the holders (or the agent or representative on behalf of such New Secured Debt) of the New Secured Debt shall agree that if a Reduction Event occurs, the principal amount of such New Secured Debt that is secured by Liens on the Collateral shall (without any further action on the part of the Administrative Agent, the Security Agent or any other party) automatically be reduced prior to any reduction of the secured portion of the principal amount of the Advances. For the avoidance of doubt, notwithstanding anything to the contrary herein, the Indenture or the Intercreditor Agreement, in no event shall the outstanding principal amount of the Advances be reduced pursuant to any Savings Clause.
(g) Notwithstanding anything to the contrary in this Agreement and solely with respect to this Section 6.1.11 and Section 6.1.12:
“Total Tangible Assets” means the amount of the total assets of the Company and their respective Subsidiaries as shown in the most recent consolidated balance sheet of the Company and their Subsidiaries (excluding for these purposes the value of any intangible assets).
“Covered Indebtedness” of a person means (a) any liability of such person (i) for borrowed money, or under any reimbursement obligation related to a letter of credit or bid or performance bond facility, or (ii) evidenced by a bond, note, debenture or other evidence of indebtedness (including a purchase money obligation) representing extensions of credit or given in connection with the acquisition of any business, property, service or asset of any kind, including any liability under any commodity, interest rate or currency exchange hedge or swap agreement (other than a trade payable, other current liability arising in the ordinary course of business or commodity, interest rate or currency exchange hedge or swap agreement arising in the ordinary course of business) or (iii) for obligations with respect to (A) an operating lease, or (B) a lease of real or personal property that is or would be classified and accounted for as a Covered Capital Lease; (b) any liability of others either for any lease, dividend or letter of credit, or for any obligation described in the preceding clause (a) that (i) the person has guaranteed or that is otherwise its legal liability (whether contingent or otherwise or direct or indirect, but excluding endorsements or negotiable instruments for deposit or collection in the ordinary course of business) or (ii) is secured by any Lien on any property or asset owned or held by that person, regardless whether the obligation secured thereby shall have been assumed by or is a personal liability of that person; and (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above; provided that notwithstanding the foregoing, “Covered Indebtedness” shall not include any liabilities or obligations that do not constitute “Covered Indebtedness” for purposes for the 25%

of Total Tangible Assets described in the definition of TTA Test Debt Agreements under all of the TTA Test Debt Agreements.
“Covered Capital Lease” means with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that in accordance with GAAP (in effect from time to time), either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet, other than, in the case of the Company or a Subsidiary of the Company, any such lease under which the Company or such Subsidiary is the lessor.
“Security Interests” means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having a similar effect.
Section 6.1.12 Reduction of Other Secured Debt. The Borrowers and the Guarantors agree and shall cause their Restricted Subsidiaries to agree, in connection with any Security Interests that are granted on Covered Indebtedness after the Effective Date, that if:
(a) any Covered Indebtedness other than New Secured Debt has been granted a Security Interest in any asset or property of the Company or their respective Subsidiaries after the Effective Date (“Other Secured Debt”) and a Reduction Event occurs; then
(b) the Borrowers, the Guarantors or their Restricted Subsidiaries will cause the principal amount of such Other Secured Debt that is secured by Security Interests to be reduced (i) pro rata with the New Secured Debt, (ii) in such other manner as may be specified in the documents governing the various tranches of New Secured Debt and Other Secured Debt or (iii) as set forth in an Officer’s Certificate delivered by the Lead Borrower to the Security Agent and the Administrative Agent not less than five Business Days prior to the date of the applicable Reduction Event, in each case of subclause (i), (ii) or (iii) as applicable, upon the occurrence of the Reduction Event.
(c) In the event that any Other Secured Debt is incurred, the agent or representative with respect to such Other Secured Debt shall, as a condition to the ability of the Company to issue such Other Secured Debt hereunder, have entered into the applicable credit or other agreement, indentures or financing agreements whereby the holders (or the agent or representative on behalf of such Other Secured Debt) of the New Secured Debt shall agree that if a Reduction Event occurs, the principal amount of such Other Secured Debt that is secured by Liens on the Collateral shall (without any further action on the part of the Administrative Agent, the Security Agent or any other party) automatically be reduced prior to any reduction of the secured portion of the principal amount of the Advances.

Section 6.1.13 Use of Proceeds. The Company shall apply the proceeds of the Initial Advances for general corporate purposes. The Company shall apply the proceeds of each Incremental Advance for the purpose or purposes set forth in the applicable Incremental Facility Amendment. No part of the proceeds of any Advance will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X. The Borrowers will not request any Borrowing, and the Borrowers shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 6.1.14 Corporate Existence. Subject to Section 6.2.4, the Borrowers and each Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect their corporate, partnership, limited liability company or other existence and the rights (charter and statutory), licenses and franchises of the Borrowers, the Company and each Guarantor; provided that the Company shall not be required to preserve any such right, license or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrowers and the Guarantors as a whole.

Section 6.1.15 Maintenance of Properties. The Borrowers shall cause all properties owned by it or any Guarantor or used or held for use in the conduct of its business or the business of any Guarantor to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Lead Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 6.1.15 shall prevent the Borrowers from discontinuing the maintenance of any such properties if such discontinuance is, in the judgment of the Lead Borrower, desirable in the conduct of the business of the Borrowers and the Guarantors as a whole.

Section 6.1.16 Designation of Restricted and Unrestricted Subsidiaries.
(a) The Board of Directors of the Lead Borrower may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default.
(b) If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 6.2.3 or under one or more clauses of the definition of “Permitted Investments,” as determined by the Lead Borrower. The designation of a Restricted Subsidiary as an Unrestricted Subsidiary will only be permitted if the deemed Investment resulting from such designation would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

(c) The Lead Borrower may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.
(d) Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Administrative Agent by providing the Administrative Agent a copy of a resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 6.2.3. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 6.2.1, the Borrowers will be in default of such Section 6.2.1. The Board of Directors of the Lead Borrower may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (i) such Indebtedness is permitted under Section 6.2.1, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (ii) no Default or Event of Default would be in existence following such designation.

Section 6.1.17 Conference Calls. Not later than ten Business Days after delivery of each of the statements pursuant to Sections 6.1.1(a) and (b), the Lead Borrower will hold a conference call related to such statements and post details regarding access to such conference call at least 24 hours prior to the commencement of such call on the Platform.

Section 6.2 Negative Covenants. The Company agrees with the Administrative Agent and each Lender that, until all Commitments have terminated and all Obligations (other than the contingent amounts for which no claim or demand has been made) have been paid and performed in full, the Company will perform the obligations set forth in this Section 6.2.

Section 6.2.1 Incurrence of Indebtedness and Issuance of Preferred Stock.
(a) The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not and will not permit any Restricted Subsidiary to issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.
(b) Section 6.2.1(a) shall not, however, prohibit the incurrence of any of the following items of Indebtedness, without duplication (collectively, “Permitted Debt”):
(i) (A) Indebtedness under (x) this Agreement and (y) the Credit Facilities, in the case of this clause (y), in an aggregate principal amount at any time outstanding not to exceed the greater of $3,000.0 million and 6.9% of Total Tangible Assets of the Company, (B) Indebtedness under the EIB Facility in an aggregate principal amount at any time outstanding not to exceed the greater of €203.4 million and 0.6% of Total Tangible Assets of the Company, (C) Indebtedness under the Existing Multicurrency Facility in an aggregate principal amount at any time outstanding not to exceed the greater of (x) the sum of $1,700.0 million, €1,000.0 million and £300.0 million and (y) 7.3% of Total Tangible Assets of the Company, and (D) Indebtedness under Existing Secured Notes in an aggregate principal amount at any time outstanding not to exceed the greater of $192.0 million and 0.5% of Total Tangible Assets of the Company;
(ii) (A) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness (other than Indebtedness under the 2023 Notes, the Convertible Notes, the EIB Facility, the Existing Multicurrency Facility or the Existing Secured Notes) and (B) the incurrence by the Borrowers and the Guarantors of Indebtedness represented by the Convertible Notes and the related Guarantees;
(iii) the incurrence by the Borrowers and the Guarantors of Indebtedness represented by the 2023 Notes outstanding on the Effective Date and the related guarantees thereof;
(iv) the incurrence by the Company or any Restricted Subsidiary of Indebtedness represented by Attributable Debt, Capital Lease Obligations, mortgage financings or purchase money obligations, the issuance by the Company or any Restricted Subsidiary of Disqualified Stock and the issuance by any Restricted Subsidiary of preferred stock, in each case, incurred or issued for the purpose of financing all or any part of the purchase price, lease expense, rental payments or cost of design, construction, installation, repair, replacement or improvement of property (including Vessels), plant or equipment or other assets (including Capital Stock) used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount or liquidation preference, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred or Disqualified Stock or preferred stock issued pursuant to this clause (iv), not to exceed the greater of $500.0 million and 1.2% of Total Tangible Assets at any time outstanding (it being understood that any such Indebtedness may be incurred and such Disqualified Stock and preferred stock may be issued after the acquisition, purchase, charter, leasing or rental or the design, construction, installation, repair, replacement or the making of any improvement with respect to any asset (including Vessels)); provided that any such property (including Vessels), plant or equipment or other assets do not constitute Collateral; provided further that the principal amount of any Indebtedness, Disqualified Stock or preferred stock permitted under this clause (iv) did not in each case at the time of incurrence exceed, together with amounts previously incurred and outstanding under this clause (iv) with respect to any applicable Vessel, (i) in the case of a completed Vessel, the book value and (ii) in the case of an uncompleted Vessel, 80% of the contract price for the acquisition or construction of such Vessel, in the case of this clause (ii), as determined on the date on which the agreement for acquisition or construction of such Vessel was entered into by the Company or its Restricted Subsidiary, plus any other Ready for Sea Cost of such Vessel plus 100% of any related export credit insurance premium;
(v) the incurrence by any Restricted Subsidiary of Indebtedness, the issuance by the Company or any Restricted Subsidiary of Disqualified Stock and the issuance by any Restricted Subsidiary of preferred stock in connection with any New Vessel Financing in an aggregate principal amount at any one time outstanding (including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred or Disqualified Stock or preferred stock issued under this clause (v)) not exceeding the New Vessel Aggregate Secured Debt Cap as calculated on the date of the relevant incurrence under this clause (v);
(vi) Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge, any Indebtedness (other than intercompany Indebtedness, Disqualified Stock or preferred stock) that was permitted to be incurred under Section 6.2.1(a) or clause (i), (ii), (iii), (iv), (v), (vi), (xii) or (xviii) of this Section 6.2.1(b);
(vii) the incurrence by the Company or any Restricted Subsidiary of intercompany Indebtedness between or among the Company or any Restricted Subsidiary; provided that:
(A) if either of the Borrowers or any Guarantor is the obligor on such Indebtedness and the payee is not a Borrower or a Guarantor, such Indebtedness must be unsecured and ((i) except in respect of the intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Company and its Restricted Subsidiaries and (ii) only to the extent legally permitted (the Company and its Restricted Subsidiaries having completed all procedures required in the reasonable judgment of directors or officers of the obligee or obligor to protect such Persons from any penalty or civil or criminal liability in connection with the subordination of such Indebtedness)) expressly subordinated to the prior payment in full in cash of all Obligations then due, in the case of a Borrower, or the Guarantee, in the case of a Guarantor; and
(B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vii);
(viii) the issuance by any Restricted Subsidiary to the Company or to any of its Restricted Subsidiaries of preferred stock; provided that (i) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary and (ii) any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary, will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (viii);
(ix) the incurrence by the Company or any Restricted Subsidiary of Hedging Obligations and not for speculative purposes;
(x) the Guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or any Restricted Subsidiary to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this Section 6.2.1; provided that, in each case, if the Indebtedness being guaranteed is subordinated to or pari passu with the Obligations or a Guarantee, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;
(xi) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (i) in respect of workers’ compensation claims, self-insurance obligations, captive insurance companies and bankers’ acceptances in the ordinary course of business; (ii) in respect of letters of credit, surety, bid, performance, travel or appeal bonds, completion guarantees, judgment, advance payment, customs, VAT or other tax guarantees or similar instruments issued in the ordinary course of business of such Person or consistent with past practice or industry practice (including as required by any governmental authority) and not in connection with the borrowing of money, including letters of credit or similar instruments in respect of self-insurance and workers compensation obligations, or for the protection of customer deposits or credit card payments; provided, however, that upon the drawing of such letters of credit or other instrument, such obligations are reimbursed within 30 days following such drawing; (iii) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within 30 days; and (iv) consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply agreements, in each case, in the ordinary course of business;
(xii) Indebtedness, Disqualified Stock or preferred stock (i) of any Person outstanding on the date on which such Person becomes a Restricted Subsidiary or is merged, consolidated, amalgamated or otherwise combined with (including pursuant to any acquisition of assets and assumption of related liabilities) the Company or any Restricted Subsidiary or (ii) incurred or issued to provide all or any portion of the funds used to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Company or a Restricted Subsidiary; provided, however, with respect to this clause (xii), that at the time of the acquisition or other transaction pursuant to which such Indebtedness, Disqualified Stock or preferred stock was deemed to be incurred or issued, (x) the Company would have been able to incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 6.2.1(a) after giving pro forma effect to the relevant acquisition or other transaction and the incurrence of such Indebtedness or issuance of such Disqualified Stock or preferred stock pursuant to this clause (xii) or (y) the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or Disqualified Stock or preferred stock is issued pursuant to this clause (xii), taken as one period, would not be less than it was immediately prior to giving pro forma effect to such acquisition or other transaction and the incurrence of such Indebtedness or issuance of such Disqualified Stock or preferred stock;
(xiii) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for customary indemnification, obligations in respect of earnouts or other adjustments of purchase price or, in each case, similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets or Person or any Equity Interests of a Subsidiary; provided that (in the case of a disposition) the maximum liability of the Company and its Restricted Subsidiaries in respect of all such Indebtedness shall at no time exceed the gross proceeds, including the Fair Market Value of non-cash proceeds (measured at the time received and without giving effect to any subsequent changes in value), actually received by the Company and its Restricted Subsidiaries in connection with such disposition;
(xiv) the incurrence by the Company or any Restricted Subsidiary of Indebtedness in the form of Unearned Customer Deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;
(xv) Indebtedness of the Company or any Restricted Subsidiary incurred in connection with credit card processing arrangements or other similar payment processing arrangements entered into in the ordinary course of business;
(xvi) the incurrence by the Company or any Restricted Subsidiary of Indebtedness, the issuance by the Company or any Restricted Subsidiary of Disqualified Stock and the issuance by any Restricted Subsidiary of preferred stock to finance the replacement (through construction or acquisition) of a Vessel upon an Event of Loss of such Vessel in an aggregate amount no greater than the Ready for Sea Cost for such replacement Vessel, in each case less all compensation, damages and other payments

(including insurance proceeds other than in respect of business interruption insurance) received by the Company or any of its Restricted Subsidiaries from any Person in connection with such Event of Loss in excess of amounts actually used to repay Indebtedness secured by the Vessel subject to such Event of Loss and any costs and expenses incurred by the Company or any of its Restricted Subsidiaries in connection with such Event of Loss;
(xvii) the incurrence by the Company or any Restricted Subsidiary of Indebtedness in relation to (i) regular maintenance required on any of the Vessels owned or chartered by the Company or any of its Restricted Subsidiaries, and (ii) any expenditures that are, or are reasonably expected to be, recoverable from insurance on such Vessels;
(xviii) the incurrence of Indebtedness by the Company or any Restricted Subsidiary of Indebtedness, the issuance by the Company or any Restricted Subsidiary of Disqualified Stock and the issuance by any Restricted Subsidiary of preferred stock in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred or Disqualified Stock or preferred stock issued pursuant to this clause (xviii), not to exceed the greater of $2,000.0 million and 4.6% of Total Tangible Assets; and
(xix) Indebtedness existing solely by reason of Permitted Liens described in clause (29) of the definition thereof.
(c) None of the Borrowers nor any Guarantor will incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of such Borrower or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Obligations and the applicable Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of either Borrower or any Guarantor solely by virtue of being unsecured.
(d) For purposes of determining compliance with this Section 6.2.1, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xix) of Section 6.2.1(b), or is entitled to be incurred pursuant to Section 6.2.1(a), the Lead Borrower, in its sole discretion, will be permitted to classify such item of Indebtedness on the date of its incurrence and only be required to include the amount and type of such Indebtedness in one of such clauses and will be permitted on the date of such incurrence to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Sections 6.2.1(a) and (b) and from time to time to reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 6.2.1.
(e) In connection with the incurrence or issuance, as applicable, of (x) revolving loan Indebtedness or (y) any commitment relating to the incurrence or issuance of Indebtedness, Disqualified Stock or preferred stock, in each case, in compliance with this Section 6.2.1, and the granting of any Lien to secure such Indebtedness, the Lead Borrower or applicable Restricted Subsidiary may, at its option, designate such incurrence or issuance and the granting of any Lien therefor as having occurred on the date of first incurrence of such revolving loan Indebtedness or commitment (such date, the “Deemed Date”), and any related subsequent actual incurrence or issuance and granting of such Lien therefor will be deemed for all purposes under this Agreement to have been incurred or issued and granted on such Deemed Date, including for purposes of calculating the Fixed Charge Coverage Ratio, usage of any baskets described herein (if applicable), the Consolidated Total Leverage Ratio, the Loan-to-Value Ratio and Consolidated EBITDA (and all such calculations on and after the Deemed Date until the termination or funding of such commitment shall be made on a pro forma basis giving effect to the deemed incurrence or issuance, the granting of any Lien therefor and related transactions in connection therewith).
(f) The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock, the accretion of liquidation preference and the increase in the amount of Indebtedness outstanding solely as a result of fluctuations in exchange rates or currency values will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this Section 6.2.1; provided, in each such case, that the amount of any such accrual, accretion, amortization, payment, reclassification or increase is included in the Fixed Charges of the Company as accrued.
(g) For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a different currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred or, in the case of Indebtedness incurred under a revolving credit facility and at the option of the Lead Borrower, first committed; provided that (a) if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing indebtedness does not exceed the aggregate principal amount of such Indebtedness being refinanced; and (b) if and for so long as any Indebtedness is subject to a Hedging Obligation with respect to the currency in which such Indebtedness is denominated covering principal amounts payable on such Indebtedness, the amount of such Indebtedness, if denominated in Dollars, will be the amount of the principal payment required to be made under such Hedging Obligation and, otherwise, the Dollar-equivalent of such amount plus the Dollar-equivalent of any premium which is at such time due and payable but is not covered by such Hedging Obligation.
(h) Notwithstanding any other provision of this Section 6.2.1, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this

Section 6.2.1 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.
(i) The amount of any Indebtedness outstanding as of any date will be:
(i) in the case of any Indebtedness issued with original issue discount, the amount of the liability in respect thereof determined in accordance with GAAP;
(ii) the principal amount of the Indebtedness, in the case of any other Indebtedness; and
(iii) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
(A) the Fair Market Value of such assets at the date of determination; and
(B) the amount of the Indebtedness of the other Person.

Section 6.2.2 Liens.
(a) The Company shall not and shall not cause or permit any of the Guarantors to, directly or indirectly, create, incur, assume or otherwise cause to exist or become effective any Lien of any kind securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, except:
(i) in the case of any property or assets that constitute Collateral, Permitted Collateral Liens, which may be secured on a pari passu basis with or junior to the Liens on the Collateral securing the Obligations and the Guarantees, subject to Section 6.1.11; and
(ii) in the case of any property or assets that do not constitute Collateral, (A) Permitted Liens or (B) Liens on property or assets that are not Permitted Liens if, contemporaneously with (or prior to) the incurrence of such Lien, all payments due under this Agreement (or the relevant Guarantee, in the case of Liens on property or assets of a Guarantor) are secured on an equal and ratable basis with or prior to the obligations so secured until such time as such obligations are no longer secured by a Lien; provided that, if the Indebtedness secured by such Lien is subordinate or junior in right of payment to the Obligations or a Guarantee, as the case may be, then the Lien securing such Indebtedness shall be subordinate or junior in priority to the Lien securing the Obligations or the Guarantee, as the case may be, at least to the same extent as such

Indebtedness is subordinate or junior to the Obligations or a Guarantee, as the case may be.
(b) With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock of the Company, the payment of dividends on preferred stock in the form of additional shares of preferred stock of the same class, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness. For the avoidance of doubt, any Lien that is permitted under this Agreement to secure Indebtedness shall also be permitted to secure any obligations related to such Indebtedness.
(c) Any Lien created in favor of this Agreement and the Obligations or a Guarantee pursuant to Section 6.2.2(a)(ii) will be automatically and unconditionally released and discharged (i) upon the release and discharge of the initial Lien to which it relates and (ii) otherwise as set forth under Section 13.5.

Section 6.2.3 Restricted Payments.
(a) The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:
(A) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as holders (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or in Subordinated Shareholder Funding and other than dividends or distributions payable to the Company or a Restricted Subsidiary);
(B) purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent entity of the Company;
(C) make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of either Borrower or any Guarantor that is expressly contractually subordinated in right of payment to the Obligations or to any Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except (i) a payment of principal at the Stated Maturity thereof or (ii) the purchase, repurchase, redemption, defeasance or other acquisition of Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or scheduled maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition, or make any cash interest payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, any Subordinated Shareholder Funding; or
(D) make any Restricted Investment
(all such payments and other actions set forth in these clauses (A) through (D) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:
(i) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;
(ii) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 6.2.1(a); and
(iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the April 8, 2020 (excluding Restricted Payments permitted by clauses (1) (without duplication of amounts paid pursuant to any other clause of Section 6.2.3(b)), (2), (3), (4), (5), (6), (7), (8), (9), (10), (11) and (12) of Section 6.2.3(b)), is less than the sum, without duplication, of:
(A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the first day of the fiscal quarter commencing June 1, 2020 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus
(B) 100% of the aggregate net cash proceeds and the Fair Market Value of other assets received by the Company since the April 8, 2020 as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or Subordinated Shareholder Funding or from the issue or sale of convertible or exchangeable Disqualified Stock of the Company or any Restricted Subsidiary or convertible or exchangeable debt securities of the Company or any Restricted Subsidiary, in each case that have been converted into or exchanged for Equity Interests of the Company or Subordinated Shareholder Funding (other than (x) net cash proceeds and marketable securities received from an issuance or sale of Equity Interests, Disqualified Stock or convertible or exchangeable debt securities sold to a Subsidiary of the Company, (y) net cash proceeds and marketable securities received from an issuance or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities that have been converted into, exchanged or redeemed for Disqualified Stock and (z) net cash proceeds and marketable securities to the extent any Restricted Payment has been made from such proceeds pursuant to Section 6.2.3(b)(4)); plus
(C) to the extent that any Restricted Investment that was made after April 8, 2020 is (i) sold, disposed of or otherwise cancelled, liquidated or repaid, 100% of the aggregate amount received in cash and the Fair Market Value of marketable securities received; or (ii) made in an entity that subsequently becomes a Restricted Subsidiary, 100% of the Fair Market Value of the such Restricted Investment as of the date such entity becomes a Restricted Subsidiary; plus
(D) to the extent that any Unrestricted Subsidiary of the Company designated as such after April 8, 2020 is redesignated as a Restricted Subsidiary, or is merged or consolidated into the Company or a Restricted Subsidiary, or all of the assets of such Unrestricted Subsidiary are transferred to the Company or a Restricted Subsidiary, in each case, after April 8, 2020, the Fair Market Value of the Company’s Restricted Investment in such Subsidiary as of the date of such redesignation, merger, consolidation or transfer of assets to the extent such investments reduced the restricted payments capacity under this clause (iii) and were not previously repaid or otherwise reduced; provided, however, that no amount will be included in Consolidated Net Income of the Company for purposes of the preceding clause (A) to the extent that it is included under this clause (D); plus
(E) 100% of any dividends or distributions received by the Company or a Restricted Subsidiary after April 8, 2020 Date from an Unrestricted Subsidiary to the extent that such dividends or distributions were not otherwise included in the Consolidated Net Income of the Company for such period (excluding, for the avoidance of doubt, repayments of, or interest payments in respect of, any Permitted Investment pursuant to clause (16) of the definition thereof).
(iv) At least one year shall have elapsed since April 8, 2020, and (x) in the case of a Restricted Payment made on or after April 8, 2021 and before April 8, 2022, the Consolidated Total Leverage Ratio of the Company and its Restricted Subsidiaries would not have been greater than 6.00:1.00 on a pro forma basis and (y) in the case of a Restricted Payment made on or after April 8, 2022, the Consolidated Total Leverage Ratio of the Company and its Restricted Subsidiaries would not have been greater than 5.00:1.00 on a pro forma basis.

(b) The preceding provisions will not prohibit the following (“Permitted Payments”):
(1) the payment of any dividend or distribution or the consummation of any redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or distribution or redemption payment would have complied with the provisions of this Agreement;
(2) the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or Subordinated Shareholder Funding or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from Section 6.2.3(a)(iii)(B);
(3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Borrowers or any Guarantor that is contractually subordinated to the Obligations or to any Guarantee with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;
(4) so long as no Default or Event of Default has occurred and is continuing, the purchase, repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary held by any current or former officer, director, employee or consultant of the Company or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, restricted stock grant, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such purchased, repurchased, redeemed, acquired or retired Equity Interests may not exceed $20.0 million in the aggregate in any twelve-month period with unused amounts being carried over to any subsequent twelve-month period subject to a maximum aggregate amount of $40.0 million being available in any twelve-month period; and provided, further, that such amount in any twelve-month period may be increased by an amount not to exceed the cash proceeds from the sale of Equity Interests of the Company or Subordinated Shareholder Funding, in each case, received by the Company during such twelve-month period, in each case to members of management, directors or consultants of the Company, any of its Restricted Subsidiaries or any of its direct or indirect parent companies to the extent the cash proceeds from the sale of such Equity Interests or Subordinated Shareholder Funding have not otherwise been applied to the making of Restricted Payments pursuant to Section 6.2.3(a)(iii)(C) or clause (2) of this Section 6.2.3(b);
(5) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

(6) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any preferred stock of any Restricted Subsidiary issued on or after the April 8, 2020 in accordance with Section 6.2.1;
(7) payments of cash, dividends, distributions, advances or other Restricted Payments by the Company or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any such Person;
(8) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary to the holders of its Equity Interests (other than the Company or any Restricted Subsidiary) on no more than a pro rata basis;
(9) the making of (i) cash payments made by the Company or any of its Restricted Subsidiaries in satisfaction of the conversion obligation upon conversion of convertible Indebtedness issued in a convertible notes offering and (ii) any payments by the Company or any of its Restricted Subsidiaries pursuant to the exercise, settlement or termination of any related capped call, hedge, warrant or other similar transactions;
(10) with respect to any Tax period in which any of the Restricted Subsidiaries are members of a consolidated, combined, unitary or similar income Tax group for U.S. federal or applicable state and local, or non-U.S. income Tax purposes (a “Tax Group”) of which any Parent Company, or any subsidiary of a Parent Company is a common parent, or for which such Restricted Subsidiary is disregarded for U.S. federal income tax purposes as separate from any Parent Company, or any subsidiary of a Parent Company that is a C corporation for U.S. federal income tax purposes, payments by each such Restricted Subsidiary in an amount not to exceed the amount of its allocable share of any U.S. federal, state and/or local and/or foreign income Taxes, as applicable, of such Tax Group for such taxable period that are attributable to the income, revenue, receipts or capital of such Restricted Subsidiary in an aggregate amount not to exceed the amount of such income Taxes that such Restricted Subsidiaries would have paid had it been a standalone corporate tax payer or standalone corporate tax group (without duplication, for the avoidance of doubt, of any such Taxes paid by such Restricted Subsidiary directly to the relevant taxing authority);
(11) other Restricted Payments in an aggregate amount not to exceed $50.0 million since the Effective Date so long as, immediately after giving effect to such Restricted Payment, no Default or Event of Default has occurred and is continuing; and
(12) other Restricted Payments made on or after the first anniversary of April 8, 2020, in an aggregate amount not to exceed $100.0 million since April 8, 2020, provided that (x) in the case of a Restricted Payment made pursuant to this clause (12) on or after April 8, 2021 and before April 8, 2022, the Consolidated Total Leverage Ratio of the

Company and its Restricted Subsidiaries would not have been greater than 6.00:1.00 on a pro forma basis and (y) in the case of in the case of a Restricted Payment made pursuant to this clause (12) on or after April 8, 2022, the Consolidated Total Leverage Ratio of the Company and its Restricted Subsidiaries would not have been greater than 5.00:1.00 on a pro forma basis.
The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.
For purposes of determining compliance with this covenant, (1) in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of one or more categories (or subparts thereof) of Permitted Payments or Permitted Investments, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be entitled to classify or re-classify such Restricted Payment (or portion thereof) based on circumstances existing on the date of such reclassification in any manner that complies with this covenant, and such Restricted Payment (or portion thereof) will be treated as having been made pursuant to the first paragraph of this covenant or such clause or clauses (or subparts thereof) in the definition of Permitted Payments or Permitted Investments, (2) the amount of any return of or on capital from any Investment shall be netted against the amount of such Investment for purposes of determining compliance with this covenant and (3) payments made among the Company and its Restricted Subsidiaries pursuant to the agreements, constituent documents, guarantees, deeds and other instruments governing the “dual listed company” structure of the Company shall not be deemed to be Restricted Payments.

Section 6.2.4 Merger, Consolidation or Sale of Assets.
(a) Neither the Lead Borrower nor Carnival plc will, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Lead Borrower or Carnival plc (as applicable) is the surviving corporation), or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries which are Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:
(i) either: (a) the Lead Borrower or Carnival plc (as applicable) is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Lead Borrower or Carnival plc (as applicable)) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is an entity organized or existing under the laws of Switzerland, Canada or any Permitted Jurisdiction;
(ii) the Person formed by or surviving any such consolidation or merger (if other than the Lead Borrower or Carnival plc (as applicable)) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes

(a) by a Joinder entered into with the Administrative Agent, all the obligations of Lead Borrower or Carnival plc (as applicable) under this Agreement (including Carnival plc’s Guarantee, if applicable) and (b) all obligations of the Lead Borrower or Carnival plc (as applicable) under the Intercreditor Agreement, any Additional Intercreditor Agreement and the Security Documents, subject to the Agreed Security Principles;
(iii) immediately after such transaction, no Default or Event of Default is continuing;
(iv) the Lead Borrower or Carnival plc (as applicable) or the Person formed by or surviving any such consolidation or merger (if other than the Lead Borrower or Carnival plc (as applicable)), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 6.2.1(a); and
(v) the Lead Borrower delivers to the Administrative Agent an Officer’s Certificate and Opinion of Counsel, in each case, stating that such consolidation, merger or transfer and, in the case in which a Joinder is entered into, such Joinder, comply with this Section 6.2.4 and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with.
Clauses (iii) and (iv) of this Section 6.2.4(a) shall not apply to any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets to or merger or consolidation of the Lead Borrower or Carnival plc (as applicable) with or into a Guarantor and clause (iv) of this Section 6.2.4(a) will not apply to any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets to or merger or consolidation of the Lead Borrower or Carnival plc (as applicable) with or into an Affiliate solely for the purpose of reincorporating the Lead Borrower or Carnival plc (as applicable) in another jurisdiction for tax reasons.
(b) A Subsidiary Guarantor (other than a Subsidiary Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee, this Agreement, the Intercreditor Agreement and any Additional Intercreditor Agreement as provided in Section 12.3) will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not such Subsidiary Guarantor is the surviving corporation), or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of such Subsidiary Guarantor and its Subsidiaries which are Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:
(i) immediately after giving effect to that transaction, no Default or Event of Default is continuing;
(ii) either:

(A) the person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Subsidiary Guarantor under its Guarantee and this Agreement, the Intercreditor Agreement, any Additional Intercreditor Agreement and the Security Documents to which such Subsidiary Guarantor is a party, pursuant to a Joinder; or
(B) such sale, assignment, transfer, lease, conveyance or other disposition of assets does not violate the provisions of this Agreement (including Section 6.2.5); and
(iii) the Lead Borrower delivers to the Administrative Agent an Officer’s Certificate and Opinion of Counsel, in each case, stating that such consolidation, merger or transfer and, in the case in which a Joinder is entered into, such Joinder, comply with this Section 6.2.4 and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with.
(c) Notwithstanding the provisions of paragraph (b) above, (x)(a) any Restricted Subsidiary may consolidate or merge with or into or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets to any Guarantor and (b) any Guarantor may consolidate or merge with or into or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties and assets of such Guarantor and its Subsidiaries which are Restricted Subsidiaries to another Guarantor and (y) any Guarantor may consolidate or merge with or into an Affiliate incorporated or organized for the purpose of changing the legal domicile of such Guarantor, reincorporating such Guarantor in another jurisdiction or changing the legal form of such Guarantor.
(d) Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Borrowers or Carnival plc in accordance with Section 6.2.4 of this Agreement, any surviving entity formed by such consolidation or into which either of the Borrowers or Carnival plc, as applicable, is merged or to which such sale, conveyance, transfer, lease or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such surviving entity had been named as the Company herein; provided that the Company shall not be released from its obligation to pay the Obligations in the case of a lease of all or substantially all of its property and assets.

Section 6.2.5 Asset Sales.
(a) The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless:
(i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(ii) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination thereof (which determination may be made by the Lead Borrower, at its option, either (x) at the time such Asset Sale is approved by the Lead Borrower’s Board of Directors or (y) at the time the Asset Sale is completed). For purposes of this clause (2), each of the following will be deemed to be cash:
(A) any liabilities, as recorded on the balance sheet of the Company or any Restricted Subsidiary (other than contingent liabilities or liabilities that are by their terms subordinated to the Obligations or the Guarantees), that are assumed by the transferee of any such assets and as a result of which the Company and its Restricted Subsidiaries are no longer obligated with respect to such liabilities or are indemnified against further liabilities or that are otherwise retired or repaid;
(B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 180 days following the closing of the Asset Sale, to the extent of the cash or Cash Equivalents received in that conversion;
(C) any Capital Stock or assets of the kind referred to in Section 6.2.5(b)(i) or (iii);
(D) Indebtedness (other than Indebtedness that is by its terms subordinated to the Obligations or the Guarantees) of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that Carnival plc and each other Restricted Subsidiary are released from any Guarantee of such Indebtedness in connection with such Asset Sale;
(E) consideration consisting of Indebtedness of the Company or any Guarantor received from Persons who are not the Company or any Restricted Subsidiary; and
(F) consideration other than cash, Cash Equivalents or Replacement Assets received by the Company or any Restricted Subsidiary in Asset Sales with a Fair Market Value not exceeding $250.0 million in the aggregate outstanding at any one time.
(b) Within 450 days after the receipt of any Net Proceeds from an Asset Sale or any Event of Loss, the Company (or the applicable Restricted Subsidiary, as the case may be) shall apply such Net Proceeds:
(i) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business; provided that (i) after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary and (ii) to the extent the assets that were the subject of such Asset Sale or Event of Loss comprised part of the Collateral, the assets comprising such Permitted Business shall also be pledged as Collateral;
(ii) to make a capital expenditure; provided that to the extent the assets that were the subject of such Asset Sale or Event of Loss comprised part of the Collateral, such capital expenditures shall be made in respect of assets that are Collateral;
(iii) to acquire other assets (other than Capital Stock) not classified as current assets under GAAP that are used or useful in a Permitted Business; provided that to the extent the assets that were the subject of such Asset Sale or Event of Loss comprised part of the Collateral, the assets being acquired shall also be pledged as Collateral;
(iv) to enter into a binding commitment to apply the Net Proceeds pursuant to clause (i), (ii) or (iii) of this Section 6.2.5(b); provided that such binding commitment (or any subsequent commitments replacing the initial commitment that may be cancelled or terminated) shall be treated as a permitted application of the Net Proceeds from the date of such commitment until the earlier of (x) the date on which such acquisition or expenditure is consummated and (y) the 180th day following the expiration of the aforementioned 450 day period;
(v) to make mandatory prepayments pursuant to Section 2.10(b); or
(vi) any combination of the foregoing.
(c) Pending the final application of any Net Proceeds, the Company (or the applicable Restricted Subsidiary) may temporarily reduce borrowings under any revolving credit facility, or otherwise invest the Net Proceeds in any manner that is not prohibited by this Agreement.

Section 6.2.6 Transactions with Affiliates.
(a) The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $100.0 million, unless:
(i) the Affiliate Transaction is on terms that are, taken as a whole, no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with a Person who is not such an Affiliate; and
(ii) the Lead Borrower delivers to the Administrative Agent, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $250.0 million, a resolution of the Board of Directors of the Lead Borrowers set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with this Section 6.2.6 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Lead Borrower (or in the event there is only one disinterested director, by such disinterested director, or, in the event there are no disinterested directors, by unanimous approval of the members of the Board of Directors of the Lead Borrower).
(b) Notwithstanding the foregoing, the following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 6.2.6(a):
(i) any employment agreement, collective bargaining agreement, consulting agreement or employee benefit arrangements with any employee, consultant, officer or director of the Company or any Restricted Subsidiary, including under any stock option, stock appreciation rights, stock incentive or similar plans, entered into in the ordinary course of business;
(ii) transactions between or among the Company and/or its Restricted Subsidiaries;
(iii) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;
(iv) payment of reasonable and customary fees, salaries, bonuses, compensation, other employee benefits and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of Officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries;
(v) any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company or any issuance of Subordinated Shareholder Funding;
(vi) Restricted Payments that do not violate Section 6.2.3;
(vii) transactions pursuant to or contemplated by any agreement in effect on the Effective Date and transactions pursuant to any amendment, modification or extension to such agreement, so long as such amendment, modification or extension, taken as a whole, is not materially more disadvantageous to the Lenders than the original agreement as in effect on the Effective Date;
(viii) Permitted Investments (other than Permitted Investments described in clauses (3), (4), (5), (15) and (16) of the definition thereof);
(ix) Management Advances;

(x) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Company or the Restricted Subsidiaries in the reasonable determination of the members of the Board of Directors of the Lead Borrower or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated Person;
(xi) the granting and performance of any registration rights for the Company’s Capital Stock;
(xii) any contribution to the capital of the Company;
(xiii) pledges of Equity Interests of Unrestricted Subsidiaries;
(xiv) transactions with respect to which the Company has obtained an opinion of an accounting, appraisal or investment banking firm of international standing, or other recognized independent expert of international standing with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required, stating that the transaction or series of related transactions is (A) fair from a financial point of view taking into account all relevant circumstances or (B) on terms not less favorable than might have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person who is not an Affiliate;
(xv) transactions made pursuant to the agreements, constituent documents, guarantees, deeds and other instruments governing the “dual listed company” structure of the Company; and
(xvi) transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Lead Borrower in an Officer’s Certificate) between the Company and any other Person or a Restricted Subsidiary and any other Person with which the Company or any of its Restricted Subsidiaries files a combined, consolidated, unitary or similar group tax return or which the Company or any of its Restricted Subsidiaries is part of a group for tax purposes that are effected for the purpose of improving the combined, consolidated, unitary or similar group tax efficiency of the Company and its Subsidiaries and not for the purpose of circumventing any provision of this Agreement.

Section 6.2.7 Limitation on Issuance of Guarantees of Indebtedness.
(a) Subject to the Agreed Security Principles, the Intercreditor Agreement and any Additional Intercreditor Agreement, the Company will not permit any of its Restricted Subsidiaries (other than Immaterial Subsidiaries) that is not a Guarantor to Guarantee, directly or indirectly, the payment of any obligations of a Borrower or a Guarantor under a Credit Facility, the 2023 Notes, the Convertible Notes, the Existing Multicurrency Facility or any other

Indebtedness of a Borrower or a Guarantor having an aggregate outstanding principal amount in excess of $250.0 million unless such Restricted Subsidiary simultaneously executes and delivers a Joinder providing for the Guarantee of the payment of the Obligations by such Restricted Subsidiary which Guarantee will be senior to or pari passu with such Restricted Subsidiary’s Guarantee of such other Indebtedness and with respect to any Guarantee of Indebtedness that is expressly contractually subordinated in right of payment to the Obligations or to any Guarantee by such Restricted Subsidiary, any such Guarantee will be subordinated to such Restricted Subsidiary’s Guarantee at least to the same extent as such subordinated Indebtedness is subordinated to the Obligations.
Following the provision of any additional Guarantees as described in the immediately preceding paragraph, subject to the Agreed Security Principles, the Intercreditor Agreement and any Additional Intercreditor Agreement (if such security is being granted in respect of the other Indebtedness), any such Guarantor shall provide security over its material assets that are of the same type as any of the Borrowers’ or the Guarantors’ assets that are required to be a part of the Collateral (excluding any assets of such Guarantor which are subject to a Permitted Lien at the time of the execution of such Joinder (to the extent that such Permitted Lien was not created, incurred or assumed in contemplation thereof) if providing such security interest would not be permitted by the terms of such Permitted Lien or by the terms of any obligations secured by such Permitted Lien) to secure its Guarantee on a first-priority basis consistent with the Collateral.
This paragraph (a) will not be applicable to any Guarantees of any Restricted Subsidiary:
(i) existing on the Effective Date;
(ii) that existed at the time such Person became a Restricted Subsidiary if the Guarantee was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; or
(iii) arising solely due to granting of a Permitted Lien that would not otherwise constitute a Guarantee of Indebtedness of the Borrowers or any Guarantor.
Any additional Guarantee may be contractually limited as necessary to recognize certain defenses generally available to guarantors or sureties as a matter of applicable law (including those that relate to fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally) and other legal restrictions applicable to the Guarantors and their respective shareholders, directors and general partners.
(b) Notwithstanding the foregoing, the Company shall not be obligated to cause such Restricted Subsidiary to guarantee the Obligations or provide security to the extent that such Guarantee or the grant of such security by such Restricted Subsidiary would be inconsistent with the Intercreditor Agreement, any Additional Intercreditor Agreement or the Agreed Security Principles or would reasonably be expected to give rise to or result in (x) any liability for the officers, directors or shareholders of such Restricted Subsidiary, (y) any violation of applicable law that cannot be prevented or otherwise avoided through measures reasonably available to the

Company or the Restricted Subsidiary or (z) any significant cost, expense, liability or obligation (including with respect to any Taxes) other than reasonable out-of-pocket expenses and other than reasonable expenses incurred in connection with any governmental or regulatory filings required as a result of, or any measures pursuant to clause (y) undertaken in connection with, such Guarantee which cannot be avoided through measures reasonably available to the Company or the Restricted Subsidiary.

Section 6.2.8 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
(a) Each Parent Company shall not, and shall not cause or permit any of its respective Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
(i) pay dividends or make any other distributions on its Capital Stock to its Parent Company or any Restricted Subsidiary, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the relevant Parent Company or any Restricted Subsidiary;
(ii) make loans or advances to its Parent Company or any Restricted Subsidiary; or
(iii) sell, lease or transfer any of its properties or assets to its Parent Company or any Restricted Subsidiary;
provided that (x) the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock, (y) the subordination of (including the application of any standstill period to) loans or advances made to the relevant Parent Company or any Restricted Subsidiary to other Indebtedness incurred by the relevant Parent Company or any Restricted Subsidiary and (z) the provisions contained in documentation governing or relating to Indebtedness requiring transactions between or among the relevant Parent Company and any Restricted Subsidiary or between or among any Restricted Subsidiaries to be on fair and reasonable terms or on an arm’s-length basis, in each case, shall not be deemed to constitute such an encumbrance or restriction.
(b) The provisions of Section 6.2.8(a) above shall not apply to encumbrances or restrictions existing under or by reason of:
(i) agreements or instruments governing or relating to Indebtedness as in effect on the Effective Date (including pursuant to the 2023 Notes, the Convertible Notes, the EIB Facility and the Existing Secured Notes and the related documentation) and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially less favorable, taken as a whole, to the Lender with respect to such dividend and other payment restrictions than those contained in those agreements or instruments on the Effective Date (as determined in good faith by the Lead Borrower);
(ii) this Agreement, the 2023 Notes and the guarantees in respect thereof, the Convertible Notes, the Intercreditor Agreement, any Additional Intercreditor Agreement and the Security Documents;
(iii) agreements or instruments governing other Indebtedness permitted to be incurred under Section 6.2.1 and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the Company determines at the time of the incurrence of such Indebtedness that such encumbrances or restrictions will not adversely effect, in any material respect, the Borrowers’ ability to make principal or interest payments on the Obligations;
(iv) applicable law, rule, regulation or order or the terms of any license, authorization, concession or permit;
(v) any agreement or instrument governing or relating to Indebtedness or Capital Stock of a Person acquired by the relevant Parent Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (other than any agreement or instrument entered into in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Agreement to be incurred;
(vi) customary non-assignment and similar provisions in contracts, leases and licenses entered into in the ordinary course of business;
(vii) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature set forth in Section 6.2.8(a)(iii) or any encumbrance or restriction pursuant to a joint venture agreement that imposes restrictions on the transfer of the assets of the joint venture;
(viii) any agreement for the sale or other disposition of the Capital Stock or all or substantially all of the property and assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;
(ix) Permitted Refinancing Indebtedness; provided that either (i) the restrictions contained in the agreements or instruments governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements or instruments governing the Indebtedness being refinanced or (ii) the Lead Borrower determines at the time of the incurrence of such Indebtedness that such encumbrances or restrictions will not adversely effect, in any material respect, the Borrowers’ ability to make principal or interest payments on the Advances;
(x) Liens permitted to be incurred under Section 6.2.2 that limit the right of the debtor to dispose of the assets subject to such Liens;
(xi) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into with the approval of the Lead Borrower’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;
(xii) restrictions on cash or other deposits or net worth imposed by customers or suppliers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;
(xiii) any customary Productive Asset Leases for Vessels and other assets used in the ordinary course of business; provided that such encumbrance or restriction only extends to the Vessel or other asset financed in such Productive Asset Lease;
(xiv) any encumbrance or restriction existing with respect to any Unrestricted Subsidiary or the property or assets of such Unrestricted Subsidiary that is designated as a Restricted Subsidiary in accordance with the terms of this Agreement at the time of such designation and not incurred in contemplation of such designation, which encumbrances or restrictions are not applicable to any Person other than such Unrestricted Subsidiary or the property or assets of such Unrestricted Subsidiary; provided that the encumbrances or restrictions are customary for the business of such Unrestricted Subsidiary and would not, at the time agreed to, be expected to affect the ability of the Borrowers and the Guarantors to make payments under this Agreement;
(xv) customary encumbrances or restrictions contained in agreements in connection with Hedging Obligations permitted under this Agreement;
(xvi) the agreements, constituent documents, guarantees, deeds and other instruments governing the “dual listed company” structure of the Company; and
(xvii) any encumbrance or restriction existing under any agreement that extends, renews, refinances, replaces, amends, modifies, restates or supplements the agreements containing the encumbrances or restrictions in the foregoing clauses (i) through (xvi), or in this clause (xvii); provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement so extended, renewed, refinanced, replaced, amended, modified, restated or supplemented.

Section 6.2.9 Impairment of Security Interest. The Company shall not, and shall not permit any Restricted Subsidiary to, take or omit to take any action, which action or omission would have the result of materially impairing the security interest with respect to the Collateral (it being understood that (i) the incurrence of Permitted Collateral Liens and (ii) the release or modification of the Liens on the Collateral in accordance with the terms of this Agreement and related Security Documents, in each case of clauses (i) and (ii), shall under no circumstances be deemed to materially impair the security interest with respect to the Collateral) for the benefit of the Administrative Agent and the Lenders, and the Company shall not, and shall not permit any Restricted Subsidiary to, grant to any Person other than the Security Agent, for the benefit of the Administrative Agent and the Lenders and the other beneficiaries described in the Security Documents, the Intercreditor Agreement and any Additional Intercreditor Agreement, any Lien over any of the Collateral that is prohibited by Section 6.2.2; provided that the Company and its Restricted Subsidiaries may incur any Lien over any of the Collateral that is not prohibited by Section 6.2.2, including Permitted Collateral Liens, and the Collateral may be discharged or released in accordance with this Agreement, the applicable Security Documents, the Intercreditor Agreement or any Additional Intercreditor Agreement.
Subject to the foregoing, the Security Documents may be amended, extended, renewed, restated or otherwise modified or released to (i) cure any ambiguity, omission, defect or inconsistency therein; (ii) provide for Permitted Collateral Liens; (iii) add to the Collateral; or (iv) make any other change thereto that does not adversely affect the Lenders in any material respect; provided, however, that (except where permitted by this Agreement, the Intercreditor Agreement or any Additional Intercreditor Agreement or to effect or facilitate the creation of Permitted Collateral Liens for the benefit of the Security Agent and holders of other Indebtedness incurred in accordance with this Agreement) no Security Document may be amended, extended, renewed, restated or otherwise modified or released, unless contemporaneously with such amendment, extension, renewal, restatement or modification or release (followed by an immediate retaking of a Lien of at least equivalent ranking over the same assets), the Lead Borrower delivers to the Security Agent and the Administrative Agent, either (1) a solvency opinion, in form and substance reasonably satisfactory to the Security Agent and the Administrative Agent, from an accounting, appraisal or investment banking firm of international standing which confirms the solvency of the Company and its Subsidiaries, taken as a whole, after giving effect to any transactions related to such amendment, extension, renewal, restatement, modification or release, (2) a certificate from an Officer of the relevant Person which confirms the solvency of the Person granting such Lien after giving effect to any transactions related to such amendment, extension, renewal, restatement, modification or release (followed by an immediate retaking of a Lien of at least equivalent ranking over the same assets) or (3) an Opinion of Counsel (subject to any qualifications customary for this type of opinion of counsel), in form and substance reasonably satisfactory to the Administrative Agent, confirming that, after giving effect to any transactions related to such amendment, extension, renewal, restatement, modification or release (followed by an immediate retaking of a Lien of at least equivalent ranking over the same assets), the Lien or Liens created under the Security Document, so amended, extended, renewed, restated, modified or released and retaken, are valid and perfected Liens not otherwise subject to any limitation, imperfection or new hardening period, in equity or at law, that such Lien or Liens were not otherwise subject to immediately prior to such amendment, extension, renewal, restatement, modification or release and retake and to which the new Indebtedness secured by the Permitted Collateral Lien is not subject. In the event that the Company and its Restricted Subsidiaries comply with the requirements of this Section 6.2.9, the Administrative Agent and the Security Agent shall (subject to customary protections and indemnifications) consent to such amendments without the need for instructions from the Lenders.

Section 6.2.10 Use of Proceeds. The Borrowers will not request any Borrowing, and the Company and its Subsidiaries shall not use the proceeds of any Borrowing (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, or (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in violation of Sanctions applicable to any party hereto. The Borrowers shall not, directly or indirectly, place, invest or give economic use to the proceeds from any Advance in the Republic of Panama.

ARTICLE VII     EVENTS OF DEFAULT

Section 7.1 Listing of Events of Default. Each of the following events or occurrences described in this Section 7.1 shall constitute an “Event of Default”.

Section 7.1.1 Non-Payment of Obligations. The Borrowers shall default in the payment when due of any principal of or interest on any Advance, any fee or other amount payable under any Loan Document, provided that, in the case of any default in the payment of any interest on any Advance or any fee or other amount (other than, for the avoidance of doubt, principal on any Advance) payable under any Loan Document, such default shall continue unremedied for a period of at least ten (10) Business Days after such payment shall have become due and payable.

Section 7.1.2 Breach of Warranty. Any representation or warranty of the Borrowers made or deemed to be made hereunder or under any other Loan Document (including any certificates delivered pursuant hereto or thereto) is or shall be incorrect in any material respect when made and such incorrect or misleading representation or warranty (or, if such representation or warranty is capable of being cured, such representation or warranty shall remain false or misleading for a period of 30 days from the date of such representation of warranty).

Section 7.1.3 Non-Performance of Certain Covenants and Obligations. The Borrowers shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document (other than the covenants set forth in Article VI and the obligations referred to in Section 7.1.1) and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrowers by the Administrative Agent or any Lender (or, if (a) such default is capable of being remedied within 30 days and (b) the Borrowers are actively seeking to remedy the same during such period, such default shall continue unremedied for at least 30 days after such notice to the Borrowers).

Section 7.1.4 Default on Other Indebtedness. (a) There shall occur any default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or any of its Restricted Subsidiaries, whether such Indebtedness or Guarantee now exists, or is created after the Effective Date, if that default:
(a) is caused by a failure to pay principal of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default; or
(b) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness that is due and has not been paid, together with the principal amount of any other such Indebtedness that is due and has not been paid or the maturity of which has been so accelerated, equals or exceeds $100.0 million in aggregate;

Section 7.1.5 Pension Plans. Any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a liability of the Borrowers and its Subsidiaries in an aggregate amount exceeding $100.0 million.

Section 7.1.6 Bankruptcy, Insolvency, etc. (A) A court having jurisdiction over the Company or a Significant Subsidiary enters (x) a decree or order for relief in respect of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law or (y) a decree or order adjudging the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary, or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any such Subsidiary or group of Restricted Subsidiaries under any Bankruptcy Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any such Subsidiary or group of Restricted Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days or (B) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary (i) commences a voluntary case under any Bankruptcy Law or consents to the entry of an order for relief in an involuntary case under any Bankruptcy Law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any such Subsidiary or group of Restricted Subsidiaries or for all or substantially all the property and assets of the Company or any such Subsidiary or group of Restricted Subsidiaries, (iii) effects any general assignment for the benefit of creditors or (iv) generally is not paying its debts as they become due. For sake of clarity, in the case of the Italian Guarantor this Section 7.1.6 includes, without limitation, any insolvency procedure pursuant to Royal Decree No.267 of 16th March 1942 (as amended and/or restated from time to time) and/or Legislative Decree No.14 of 12th January 2019 (such as fallimento, concordato preventivo, concordato fallimentare, accordo di ristrutturazione dei debiti, accordo di ristrutturazione con intermediari finanziari, convenzione di moratoria, piani attestati di risanamento); and any other particular insolvency procedure, including, but not limited to, liquidazione coatta amministrativa, amministrazione straordinaria, amministrazione straordinaria delle grandi imprese in crisi, domanda di "pre-concordato", any procedura di risanamento or procedura di liquidazione pursuant to Italian Legislative Decree No. 170 of 21 May 2004 and cessione dei beni ai creditori pursuant to article 1977 of the Italian Civil Code.
Section 7.1.7 Change of Control Triggering Event . There occurs a Change of Control Triggering Event.

Section 7.1.8 Unenforceability. Any Loan Document shall cease to be the legally valid, binding and enforceable obligation of the Borrowers (in each case, other than with respect to provisions of any Loan Document (i) identified as unenforceable in the opinion of the Borrowers’ counsel delivered pursuant to Section 4.1(e)(i) or (ii) that a court of competent jurisdiction has determined are not material) and such event shall continue unremedied for 15 days after notice thereof has been given to the Borrowers by any Lender.

Section 7.1.9 Non-Performance of Certain Covenants and Obligations. The Borrowers shall default in the due performance and observance of any of the covenants set forth in Article VI.

Section 7.1.10 Judgments. Failure by the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $100.0 million (exclusive of any amounts for which a solvent insurance company has acknowledged liability), which judgments shall not have been discharged or waived and there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal, waiver or otherwise, shall not have been in effect;

Section 7.1.11 Guarantees. Except as permitted by this Agreement (including with respect to any limitations), any Guarantee of a Significant Subsidiary, or any group of the Company’s Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor which is a Significant Subsidiary, or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or any Person acting on behalf of any such Guarantor, denies or disaffirms its obligations under its Guarantee and such Default continues for 30 days;
Section 7.1.12 Security Interests. (a) Any security interest under the Security Documents on any Collateral having a Fair Market Value in excess of $250.0 million shall, at any time, cease to be in full force and effect (other than as a result of any action or inaction by the Security Agent and other than in accordance with the terms of the relevant Security Document, the Intercreditor Agreement, any Additional Intercreditor Agreement and this Agreement) for any reason other than the satisfaction in full of all obligations under this Agreement or the release or amendment of any such security interest in accordance with the terms of this Agreement, the Intercreditor Agreement, any Additional Intercreditor Agreement, or such Security Document or any such security interest created thereunder shall be declared invalid or unenforceable in a final non-appealable decision of a court of competent jurisdiction or either Borrower or any Guarantor shall assert in writing that any such security interest is invalid or unenforceable and any such Default continues for ten (10) days or (b) as a result of any Savings Clause, none of the Advances is secured by a Lien on the Collateral;

Section 7.2 Action if Bankruptcy. If any Event of Default described in Section 7.1.6 shall occur with respect to the Borrowers, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Advances and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

Section 7.3 Action if Other Event of Default. If any Event of Default (other than any Event of Default described in Section 7.1.6 with respect to the Borrowers) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrowers declare all of the outstanding principal amount of the Advances and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Advances and other Obligations shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.

ARTICLE VIII     [RESERVED]

ARTICLE IX     [RESERVED]

ARTICLE X     THE AGENTS

Section 10.1 Actions.
(a)  Each of the Lenders hereby irrevocably appoints JPMorgan Chase Bank, N.A. to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and the Borrowers shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(b)  In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Advance shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Advance and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim under Sections 2.3, 2.7, 3.3, 11.3 and 11.4) allowed in such judicial proceeding; and

(ii)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Sections 11.3 and 11.4). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

(c)  The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and, except solely to the extent of the Borrowers’ rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Borrowers or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions.

Section 10.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 10.3 Lender Indemnification.
(a) Each Lender hereby severally indemnifies (which indemnity shall survive any termination of this Agreement) the Administrative Agent (to the extent not reimbursed by the Borrowers) from and against such Lender’s Ratable Share of any and all claims, damages, losses, liabilities and expenses (including reasonable fees and disbursements of counsel) that be incurred by or asserted or awarded against, the Administrative Agent in any way relating to or arising out of this Agreement, the Notes and any other Loan Document or any action taken or omitted by the Administrative Agent under this Agreement, the Notes or any other Loan Document; provided that no Lender shall be liable for the payment of any portion of such claims, damages, losses, liabilities and expenses which have resulted from the Administrative Agent’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrowers. In the case of any investigation, litigation or proceeding giving rise to any such indemnified costs, this Section 10.3 applies whether any such investigation, litigation or proceeding is brought by the Administrative Agent, any Lender or a third party.
(b) [Reserved].
(c) The failure of any Lender to reimburse the Administrative Agent promptly upon demand for its Ratable Share of any amount required to be paid by the Lenders to the Administrative Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Administrative Agent for its Ratable Share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Administrative Agent for such other Lender’s Ratable Share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 10.3 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes. The Administrative Agent agrees to promptly return to the Lenders their respective Ratable Shares of any amounts paid under this Section 10.3 that are subsequently reimbursed by the Borrowers.

Section 10.4 Exculpation.
(a) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(i) the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any debtor relief law; and (iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity
(iii) nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account.
(b) Neither the Administrative Agent nor any of its Related Parties shall (i) be liable to any Lender for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) (ii) be responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder or (iii) be liable for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with provisions hereof relating to Disqualified Lenders, and, without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective lender or participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender.
(c) The Administrative Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 6.1.1 unless and until written notice thereof stating that it is a “notice under Section 6.1.1” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the

Lead Borrower, or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Lead Borrower, a Lender. Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent, or (vi) the creation, perfection or priority of Liens on the Collateral.
(d) Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 11.11, (ii) may rely on the Register to the extent set forth in Section 11.11, (iii) may consult with legal counsel (including counsel to the Borrowers), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of an Advance that by its terms must be fulfilled to the satisfaction of a Lender, may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender sufficiently in advance of the making of such Advance and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
(e) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 10.5 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Advance that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Advance. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Nothing in this Section 10.5 shall limit the exclusion for gross negligence or willful misconduct referred to in Section 10.3.

Section 10.6 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility established hereby as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents, provided, however, that the foregoing release of the Administrative Agent shall not apply with respect to negligence or misconduct of any Affiliates, directors, officers or employees of the Administrative Agent.

Section 10.7 Resignation of Administrative Agent.
(a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Lead Borrower, to appoint a successor, which shall be a commercial banking institution having a combined capital and surplus of at least $500.0 million (or the equivalent in other currencies). If no such successor shall have been so appointed by the

Required Lenders with the consent of the Lead Borrower and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above, subject to the consent of such proposed successor Administrative Agent to such appointment. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b) [Reserved].
(c) With effect from the Resignation Effective Date (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Sections 11.3 and 11.4 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

Section 10.8 Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 10.9 No Other Duties. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, Co-Managers or Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder, as applicable.

Section 10.10 Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrowers pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrowers). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Borrowers for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement.

Section 10.11 Agency Fee. The Borrowers agree to pay to the Administrative Agent for its own account an agency fee in an amount, and at such times, heretofore agreed to in writing between the Borrowers and the Administrative Agent.

Section 10.12 Posting of Communications. (a) The Borrowers agree that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).
(b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and the Borrowers acknowledge and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders and the Borrowers hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(c) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR

OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY CO-MANAGER OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender by means of electronic communications pursuant to this Section 10.12, including through an Approved Electronic Platform.
(d) Each Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.
(e) Each of the Lenders and the Borrowers agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(f) Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Section 10.13 Acknowledgements of Lenders. (a) Each Lender represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and that it has, independently and without reliance upon the Administrative Agent, any Arranger, any Co-Manager or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Advances hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any Co-Manager or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrowers and their Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b) Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

Section 10.14 Certain ERISA Matters.
(a)  Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and each Co-Manager and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:
(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Advances, the letters of credit or the Commitments,
(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the letters of credit, the Commitments and this Agreement,
(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Advances, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the letters of credit, the Commitments and this Agreement, or
(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)  In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and each Co-Manager and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that none of the Administrative Agent, any Arranger or any Co-Manager or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

Section 10.15 Collateral Matters; Credit Bidding.
(a)  In addition to any other rights and remedies granted to the Administrative Agent and the Lenders in the Loan Documents, the Administrative Agent on behalf of the Lenders may exercise all rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Loan Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived by the Company on behalf of itself and its Subsidiaries), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or consent to the use by any Loan Party of any cash collateral arising in respect of the Collateral on such terms as the Administrative Agent deems reasonable, and/or may forthwith sell, lease, assign give an option or options to purchase or otherwise dispose of and deliver, or acquire by credit bid on behalf of the Lenders, the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere, upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery, all without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Loan Party, which right or equity is hereby waived and released by the Company on behalf of itself and its Subsidiaries. The Company further agrees on behalf of itself and its Subsidiaries, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the premises of the Borrowers, another Loan Party or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 10.15, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any other way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the obligations of the Loan Parties under the Loan Documents, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the Uniform Commercial Code, need the Administrative Agent account for the surplus, if any, to any Loan Party. To the extent permitted by applicable law, the Company on behalf of itself and its Subsidiaries waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
(b) Except with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof.
(c) The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (i) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (ii) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 11.1 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.
(d) Each Lender party hereto acknowledges that subject to Sections 6.1.11 and 6.1.12, the Obligations hereunder constitute “New Secured Debt” (as defined in the 2023 Notes Indenture as in effect on the date hereof) and are subject to automatic reduction of “New Secured Debt” (as defined in the 2023 Notes Indenture as in effect on the date hereof) secured by the Collateral upon occurrence of a Reduction Event in accordance with Sections 5.1 and 5.2 of the Intercreditor Agreement and Sections 4.25 and 4.26 of the 2023 Notes Indenture as in effect on the date hereof.

ARTICLE XI     MISCELLANEOUS PROVISIONS

Section 11.1 Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Lead Borrower and the Required Lenders; provided that no such amendment, modification or waiver which would:
(a) modify any requirement hereunder that any particular action be taken by all the Lenders shall be effective unless consented to by each Lender;
(b) modify this Section 11.1 or change the definition of “Required Lenders” shall be made without the consent of each Lender;
(c) increase the Commitment(s) of any Lender, reduce any fees described in Section 2.3 payable to any Lender or extend the Maturity Date with respect to any Lender shall be made without the consent of such Lender;
(d) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Advance or fees (or reduce the principal amount of or rate of interest on any Advance) applicable to any Lender shall be made without the consent of such Lender;
(e) affect adversely the interests, rights or obligations of the Administrative Agent in its capacity as such shall be made without consent of the Administrative Agent; or
(f) amend the provisions of this Agreement or any provision of any Security Document in a manner that would by its terms alter the pro rata sharing of payments required hereby or thereby, without the prior written consent of each Lender;
(g) modify Section 2.10(e) or change the definition of “Applicable Premium”, without the consent of each Lender affected thereby; or
(h) release all or substantially all the Collateral or the Guarantor and the Subsidiary Guarantors from its Guarantee, without the prior written consent of each Lender.
No failure or delay on the part of the Administrative Agent or any Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrowers in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Administrative Agent or any Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

If any Lender is a Non-Consenting Lender, the Lead Borrower shall be entitled at any time to replace such Lender with another financial institution willing to take such assignment and reasonably acceptable to the Administrative Agent; provided that (i) each such assignment shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (ii) such assignment shall not conflict with applicable law and (iii) no Non-Consenting Lender shall be obligated to make any such assignment as a result of a demand by the Lead Borrower pursuant to this Section unless and until such Non-Consenting Lender shall have received one or more payments from either the Lead Borrower or one or more assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Non-Consenting Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Non-Consenting Lender under this Agreement.
Notwithstanding any of the foregoing, this Agreement may be amended (x) to provide for Incremental Facilities and Permitted Amendments in connection with Loan Modification Offers as provided in Sections 2.14 and 2.15 without any additional consents and (y) as provided pursuant to Section 3.11(b) and (c) without any additional consents.

Section 11.2 Notices.
(a) All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile or by electronic mail and addressed, delivered or transmitted to such party at its address, or facsimile number, or e-mail address, as follows:
(i) if to the Borrowers:
        Carnival Corporation
        3655 N.W. 87th Avenue
Miami, Florida 33178-2428
Attention of Legal Department
Telecopy No. (305) 406-4758
With a copy to Darrell Campbell
Telecopy No. 305-406-6489
DCampbell@carnival.com

(ii) if to the Administrative Agent:

JPMorgan Chase Bank, N.A.
500 Stanton Christiana Rd.
NCC5 / 1st Floor
Newark, Delaware 19713
Attention: Brandon Allen
Tel: (302) 634-9588
Email: brandon.t.allen@chase.com

With a copy to:

Attention: Luke Bright
Tel: +442034930679
Email: luke.ra.bright@chase.com

        (iii) if to the Security Agent:
        U.S. Bank National Association
West Side Flats St Paul
60 Livingston Avenue
EP-MN-WS3C
Saint Paul, Minnesota 55107

(iv) in the case of each Lender, set forth in its Administrative Questionnaire, or at such other address, or facsimile number, or e-mail address as may be designated by such party in a notice to the other parties;
provided that notices, information, documents and other materials that the Borrowers are required to deliver hereunder may be delivered to the Administrative Agent and the Lenders as specified in Section 11.2(b). Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received.
(b) So long as JPMorgan is the Administrative Agent, the Borrowers may provide to the Administrative Agent all information, documents and other materials that it furnishes to the Administrative Agent hereunder or any other Loan Document (and any guaranties, security agreements and other agreements relating thereto), including all notices, requests, financial statements, financial and other reports, certificates and other materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due hereunder or any other Loan Document prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of the Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the

Administrative Agent to alice.wagner@jpmorgan.com, nicholas.natale@chase.com, nadeige.dang@jpmorgan.com, and maxwell.dender@jpmorgan.com; provided that any Communication requested pursuant to Section 6.1.1(f) shall be in a format acceptable to the Lead Borrower and the Administrative Agent.
(i) The Borrowers agree that the Administrative Agent may make such items included in the Communications as the Lead Borrower may specifically agree available to the Lenders by posting such notices, at the option of the Lead Borrower, on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”). Although the primary web portal is secured with a dual firewall and a User ID/Password Authorization System and the Platform is secured through a single user per deal authorization method whereby each user may access the Platform only on a deal-by-deal basis, the Borrowers acknowledge that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Administrative Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its Affiliates in connection with the Platform.
(ii) The Administrative Agent agrees that the receipt of Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of such Communications to the Administrative Agent for purposes hereunder and any other Loan Document (and any guaranties, security agreements and other agreements relating thereto).
(c) Each Lender agrees that notice to it (as provided in the next sentence) (a “Notice”) specifying that any Communications have been posted to the Platform shall constitute effective delivery of such Communications to such Lender for purposes of this Agreement. Each Lender agrees (i) to notify the Administrative Agent in writing (including by electronic communication) of such Lender’s e-mail address to which a Notice may be sent by electronic transmission on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter to ensure that the Administrative Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address.
(d) Patriot Act. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Act”)), that it is required to obtain, verify and record information that identifies the Borrowers, which information includes the names and addresses of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Act.
(e) The Borrowers hereby acknowledge that certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to

Carnival plc, the Borrowers or any of their respective securities) (each, a “Public Lender”). The Borrowers hereby agree that (x) by marking Communications “PUBLIC”, the Borrowers shall be deemed to have authorized the Agents and the Lenders to treat the Communications as not containing any material non-public information with respect to Carnival plc, the Borrowers or any of their respective securities for purposes of United States federal securities laws (provided, however, that to the extent such Communications constitute confidential Information, they shall be treated as set forth in Section 11.18); (y) all Communications marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor”; and (z) the Administrative Agent shall be entitled to treat any Communications that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, (i) the following Communications shall be deemed to be marked “PUBLIC” unless the Lead Borrower notifies the Administrative Agent promptly that any such document contains material non-public information: (1) the Loan Documents, (2) notification of changes in the terms of the Loan Facilities and (3) all information delivered pursuant to Section 6.1.1(a).
(f) Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States federal securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Holdings (or any Parent Entity thereof) or the Borrowers or any of their respective securities for purposes of United States federal securities laws.

Section 11.3 Payment of Costs and Expenses . The Borrowers shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section and Section 11.4, or in connection with the Advances made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances. All amounts due under this Section 11.3 shall be payable after written demand therefor.

Section 11.4 Limitation of Liability; Indemnification.

(a) To the extent permitted by applicable law (i) the Borrowers and any Loan Party shall not assert, and the Borrowers and each Loan Party hereby waive, any claim against the Administrative Agent, any Arranger, any Co-Manager, any Agent and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Advance or the use of the proceeds thereof; provided that, nothing in this Section 11.4(a) shall relieve the Borrowers and each Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 11.4(b), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
(b) The Borrowers, jointly and severally, shall indemnify the Administrative Agent, each Arranger, each Co-Manager, each Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee (excluding the allocated costs of in-house counsel and limited to not more than one counsel for all such Indemnitees, taken as a whole, and, if necessary, a single local counsel in each appropriate jurisdiction for all such Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Borrowers of such conflict and thereafter retains its own counsel with the Lead Borrower’s prior written consent (not to be unreasonably withheld), of another firm of counsel for such affected Indemnitee)), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby or any other transactions contemplated hereby, (ii) any Advance or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective Proceeding relating to any of the foregoing, whether or not such Proceeding is brought by the Company or any other Loan Party or its or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses (w) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (x) arose from a material breach of such Indemnitee’s or any of its Related Parties’ obligations under any Loan Document (as determined by a court of competent jurisdiction in a final, non-appealable judgment), (y) arose from any claim, actions, suits, inquiries, litigation, investigation or proceeding that does not involve an act or omission of the Borrowers or any of their Affiliates and is brought by an Indemnitee against another Indemnitee (other than any claim, actions, suits, inquiries, litigation, investigation or proceeding against the Administrative Agent, any Agent or any Arranger in its capacity as such) or (z) pertain to any settlement entered into by such Indemnitee (or any of such Indemnitee’s Related Persons) without the Lead Borrower’s written consent (such consent not to be unreasonably withheld, delayed or conditioned); provided, however, that the foregoing indemnity will apply to any such settlement in the event that (i) the Borrowers were offered the ability to assume the defense of the action that was the subject matter of such settlement and elected not to assume such defense or (ii) such settlement is entered into following a judgment by a court of competent jurisdiction for the plaintiff in such action. This Section 11.4(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.
(c) Each Lender severally agrees to pay any amount required to be paid by the Borrowers under Sections 11.3, 11.4(a) or 11.4(b) to the Administrative Agent and each Related Party of any of the foregoing Persons (each, an “Agent-Related Person”) (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Ratable Share in effect on the date on which such payment is sought under this Section 11.4(c) or Section 11.3 (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Advances shall have been paid in full, ratably in accordance with such Ratable Share immediately prior to such date), from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Advances) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from such Agent-Related Party’s gross negligence or willful misconduct. The agreements in this Section 11.4(c) shall survive the termination of this Agreement and the payment of the Advances and all other amounts payable hereunder.
(d) All amounts due under this Section 11.4 shall be payable promptly after written demand therefor.

Section 11.5 Survival. The obligations of the Borrowers under Sections 3.3, 3.4, 3.5, 3.6, 3.7, 11.3 and 11.4, and the obligations of the Lenders under Section 10.3, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by the Borrowers in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

Section 11.6 Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 11.7 Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

Section 11.8 Execution in Counterparts, Effectiveness, etc.
(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(b) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 11.2), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic

Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrowers or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrowers and each Loan Party hereby (i) agree that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrowers and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrowers and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 11.9 Governing Law; Entire Agreement. THIS AGREEMENT AND THE NOTES SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER, AND SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

Section 11.10 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that:

(a) except to the extent permitted under Section 6.2.6, the Borrowers may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and all Lenders; and
(b) the rights of sale, assignment and transfer of the Lenders are subject to Section 11.11.

Section 11.11 Sale and Transfer of Advances and Note; Participations in Advances. Each Lender may assign, or sell participations in, its Advances and Commitment(s) to one or more other Persons in accordance with this Section 11.11.

Section 11.11.1 Assignments. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Advances at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(a) Minimum Amounts.
(i) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments and/or the Advances at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(ii) in any case not described in paragraph (a)(i) of this Section, the aggregate amount of the Commitment (which for this purpose includes Advances outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Advances of the assigning Lender subject to each such assignment (determined as of the date the Lender Assignment Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Lender Assignment Agreement, as of the Trade Date) shall not be less than $1.0 million or €1.0 million, as applicable, unless each of the Administrative Agent and, so long as no Event of Default under Sections 7.1.1, 7.1.4(a), or 7.1.6 has occurred and is continuing, the Lead Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(b) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Advance or the Commitments assigned.
(c) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (a)(ii) of this Section and, in addition:

(i) the consent of the Lead Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default under Sections 7.1.1, 7.1.4(a), or 7.1.6 has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or to an Approved Fund; provided that the Lead Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof; and
(ii) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not (i) a Lender, (ii) an Affiliate of such Lender or (iii) an Approved Fund.
(d) Lender Assignment Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent a Lender Assignment Agreement, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(e) [Reserved].
(f) No Assignment to Certain Persons. Except pursuant to Section 2.16 or 11.11.14, no such assignment shall be made to any Person that is not an Eligible Assignee.
(g) [Reserved].
(h) Certain Pledges. Notwithstanding anything to the contrary contained herein, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or, with the Lead Borrower’s consent (such consent not to be unreasonably withheld or delayed), to any central governmental authority; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.11.3, from and after the effective date specified in each Lender Assignment Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Lender Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Lender Assignment Agreement, be released from its obligations under this Agreement (and, in the case of a Lender Assignment Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.3, 3.4, 3.5, 3.6, 3.7, 3.9, 10.2, 11.3 and 11.4 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.11.2.
Notwithstanding the foregoing or anything to the contrary set forth herein, any assignment of any Advances or Commitments to a Purchasing Borrower Party shall also be subject to the requirements set forth in Section 11.11.4.

Section 11.11.2 Participations. Any Lender may at any time sell to one or Eligible Assignees (each, a “Participant”) participating interests in any of its Advances, its Commitment, or other interests of such Lender hereunder without the consent of the Lead Borrower or the Administrative Agent; provided that:
(a) no participation contemplated in this Section 11.11.2 shall relieve such Lender from its Commitment(s) or its other obligations hereunder;
(b) such Lender shall remain solely responsible for the performance of its Commitment(s) and such other obligations;
(c) the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and each of the other Loan Documents;
(d) no Participant shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant’s consent, take any actions of the type described in clause (c) or (d) of Section 11.1;
(e) the Borrowers shall not be required to pay any amount under Sections 3.3, 3.4, 3.5, 3.6 and 3.7 that is greater than the amount which it would have been required to pay had no participating interest been sold unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent (not to be unreasonably withheld, conditioned or delayed) or except to the extent such entitlement to a greater payment results from a Change in Law after the Participant became a Participant; and
(f) each Lender that sells a participation under this Section 11.11.2 shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest on) each of the Participant’s interest in the Lender’s Advances, Commitments or other interests hereunder (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such

Lender may treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes hereunder; provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Advances or its other obligations under any Loan Document), except to the extent that such disclosure is necessary to establish that such Commitment, Advance or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5 of the United States Treasury Proposed Regulations (or, in each case, any amended or successor version). The entries in the Participant Register shall be conclusive, absent demonstrable error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation interest as the owner thereof for all purposes notwithstanding any notice to the contrary. Notwithstanding anything to the contrary, no Lender, by maintaining the Participant Register, undertakes any duty, responsibility or obligation to the Borrowers (including that in no event shall any such Lender be a fiduciary of the Borrowers for any purpose). For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
The Borrowers acknowledge and agree that each Participant, for purposes of Sections 3.3, 3.4, 3.5, 3.6 and 6.1.1(f)(ii), shall be considered a Lender and shall be entitled to the benefits of, and subject to the requirements and limitations of, to the same extent as if it were a Lender (it being understood that any documentation required to be provided under Section 3.6 shall be provided solely to the participating Lender).

Section 11.11.3 Register. The Administrative Agent, acting for this purpose as agent for the Borrowers, shall maintain at its address referred to in Section 11.2 a copy of each Lender Assignment Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment(s) of, and principal amount of the Advances owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

Section 11.11.4 Purchasing Borrower Parties. Notwithstanding anything else to the contrary contained in this Agreement, any Lender may assign all or a portion of its Advances to any Purchasing Borrower Party in accordance with, and subject to the limitations of, Section 2.16 or in accordance with this Section 11.11.4 (which assignment will not, except as otherwise provided herein, be deemed to constitute a payment on or prepayment of Advances for any purposes of this Agreement or the other Loan Documents, including Sections 2.6, 2.10, 2.11 and 2.12); provided that:

(a) no Event of Default has occurred or is continuing or would result therefrom;
(b) the assigning Lender and Purchasing Borrower Party shall execute and deliver to the Administrative Agent Purchasing Borrower Party Lender Assignment Agreement in lieu of a Lender Assignment Agreement;
(c) any Advances assigned to any Purchasing Borrower Party shall be automatically and permanently cancelled upon the effectiveness of such assignment and will thereafter no longer be outstanding for any purpose hereunder and ) the Administrative Agent shall record such cancellation or retirement or extinguishment in the Register.

Section 11.11.5 Disqualified Lenders. Notwithstanding anything else to the contrary contained in this Agreement, each Loan Party hereby (a) authorizes the Administrative Agent at any time to disclose the list of Disqualified Lenders to any Lender and, subject to Section 11.18, authorizes any Lender to disclose the list of Disqualified Lenders to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, (b) acknowledges and agrees that the list of Disqualified Lenders shall be deemed to be marked “PUBLIC”.

Section 11.12 Other Transactions. Nothing contained herein shall preclude the Administrative Agent or any Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrowers or any of their Affiliates in which the Borrowers or such Affiliate are not restricted hereby from engaging with any other Person.

Section 11.13 Forum Selection and Consent to Jurisdiction.
(a) EACH OF THE PARTIES HERETO HEREBY EXPRESSLY AND IRREVOCABLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY OTHER PARTY IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURT OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN (OR IF SUCH COURT LACKS SUBJECT MATTER JURISDICTION, THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN), AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT

OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. TO THE EXTENT THAT THE BORROWERS, THE ADMINISTRATIVE AGENT OR ANY LENDER HAVE OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWERS, THE ADMINISTRATIVE AGENT AND SUCH LENDER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.
(b) EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (a) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Section 11.14 Process Agent. If at any time either Borrower ceases to have a place of business in the United States, such Borrower shall appoint an agent for service of process (reasonably satisfactory to the Administrative Agent) located in New York City and shall furnish to the Administrative Agent evidence that such agent shall have accepted such appointment for a period of time ending no earlier than one year after the Maturity Date.

Section 11.15 Judgment.
(a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the Administrative Agent’s principal office in New York at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given.
(b) [Reserved].
(c) The obligation of the Borrowers in respect of any sum due from it in any currency (the “Primary Currency”) to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be), of any sum adjudged to be so due in such other currency, such Lender or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender or the Administrative Agent (as the case may be) in the applicable Primary Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to any Lender or the Administrative Agent (as the case may be) in the applicable Primary Currency, such Lender or the Administrative Agent (as the case may be) agrees to remit to the Borrowers such excess.

Section 11.16 [Reserved].

Section 11.17 Waiver of Jury Trial. THE ADMINISTRATIVE AGENT, THE LENDERS AND THE BORROWERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OTHER PARTY ENTERING INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT.

Section 11.18 Confidentiality. Each of the Administrative Agent and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section 11.18, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or actual or prospective counterparty to any swap or derivative transaction relating to the Borrowers; (g) with the consent of the Lead Borrower; or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 11.18, or (y) becomes available to any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers.
For purposes of this Section 11.18, “Information” means all information received from the Borrowers or any of their Subsidiaries relating to the Borrowers or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to any Lender on a nonconfidential basis prior to disclosure by the Borrowers or any of its Subsidiaries. Any Person required to maintain the confidentiality of Information as provided in this Section 11.18 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. The list of Disqualified Lenders may be disclosed, subject to an agreement containing provisions substantially the same as those of this Section 11.18, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement.

Section 11.19 No Fiduciary Relationship. The Borrowers acknowledge that the Lenders have no fiduciary relationship with, or fiduciary duty to, the Borrowers arising out of or in connection with this Agreement or the other Loan Documents, and the relationship between each Lender and the Borrowers is solely that of creditor and debtor. This Agreement and the other Loan Documents do not create a joint venture among the parties hereto. The Borrowers acknowledge that the Arrangers and each Lender may have economic interests that conflict with those of the Borrowers, its stockholders and/or its Affiliates.

Section 11.20 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
Section 11.21 Approval and Authorization. The Lenders hereby authorize the Administrative Agent and the Security Agent (i) to enter into the Loan Documents on their behalf and (ii) to perform their duties and obligations and to exercise their rights and remedies thereunder. The Lenders acknowledge that the Security Agent will be acting as collateral agent for the holders of the Obligations under the Security Documents, on the terms provided for therein.
Section 11.22 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.

ARTICLE XII     GUARANTEES

Section 12.1 Guarantees.
(a) The Guarantors, either by execution of this Agreement or a Joinder, fully and, subject to the limitations on the effectiveness and enforceability set forth in this Agreement or such Joinder, as applicable, unconditionally guarantee, on a joint and several basis to each Lender and to the Administrative Agent and its successors and assigns on behalf of each Lender, the full payment of the Obligations. The Guarantors further agree that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantors and that the Guarantors shall remain bound under this Article XII notwithstanding any extension or renewal of any Obligation. All payments under each Guarantee will be made in Dollars.
(b) The Guarantors hereby agree that their obligations hereunder shall be as if they were each principal debtor and not merely surety, unaffected by, and irrespective of, any invalidity, irregularity or unenforceability of this Agreement, any failure to enforce the provisions of this Agreement, any waiver, modification or indulgence granted to the Borrowers with respect thereto by the Administrative Agent or the Lenders, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor (except payment in full); provided that notwithstanding the foregoing, no such waiver, modification, indulgence or circumstance shall without the written consent of the Guarantors increase the principal amount of an Advance or the interest rate thereon or change the currency of payment with respect to any Advance, or alter the Stated Maturity thereof. The Guarantors hereby waive diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Borrowers, any right to require that the Administrative Agent pursue or exhaust its legal or equitable remedies against the Borrowers prior to exercising its rights under a Guarantee (including, for the avoidance of doubt, any right which a Guarantor may have to require the seizure and sale of the assets of the Borrowers to satisfy the outstanding principal of, interest on or any other amount payable under this Agreement prior to recourse against such Guarantor or its assets), protest or notice with respect to any Advance and all demands whatsoever, and each covenant that their Guarantee will not be discharged except by payment in full of the principal thereof and interest thereon or as otherwise provided in this Agreement, including Section 12.4. If at any time any payment of any Obligation is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrowers, the Guarantors’ obligations hereunder with respect to such payment shall be reinstated as of the date of such rescission, restoration or returns as though such payment had become due but had not been made at such times.

(c) The Guarantors also agree to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Administrative Agent or any Lender in enforcing any rights under this Section 12.1.
Section 12.2 Subrogation.
(a) Each Guarantor shall be subrogated to all rights of the Lenders against the Borrowers in respect of any amounts paid to such Lenders by such Guarantor pursuant to the provisions of its Guarantee.
(b) The Guarantors agree that they shall not be entitled to any right of subrogation in relation to the Lenders in respect of any Obligations guaranteed hereby until payment in full of all Obligations. The Guarantors further agree that, as between them, on the one hand, and the Lenders and the Administrative Agent, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Section 7.2 or 7.3 for the purposes of the Guarantees herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Section 7.2 or 7.3, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purposes of this Section 12.2.

Section 12.3 Release of Guarantees. The Guarantee of a Guarantor (other than Carnival plc) shall automatically be released:
(i) in connection with any sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor (including by way of merger, consolidation, amalgamation or combination) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale or other disposition does not violate Section 6.2.5;
(ii) in connection with any sale or other disposition of Capital Stock of that Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale or other disposition does not violate Section 6.2.5 and the Subsidiary Guarantor either (i) ceases to be a Restricted Subsidiary as a result of such sale or other disposition or (ii) would not be required to provide a Guarantee pursuant to Section 6.2.7;
(iii) if the Lead Borrower designates such Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Agreement;
(iv) upon the full and final payment and performance of all Obligations of the Borrowers and the Guarantors under this Agreement and the Guarantees; or
(v) as described under Section 11.1;

provided that, in each case, Lead Borrower has delivered to the Administrative Agent an Officer’s Certificate stating that all conditions precedent provided for in this Agreement relating to such release have been complied with.
The Guarantee of Carnival plc shall automatically be released upon any of the circumstances described in clauses (4) and (5) of the immediately preceding paragraph; provided that, in each case, Carnival plc has delivered to the Administrative Agent an Officer’s Certificate stating that all conditions precedent provided for in this Agreement relating to such release have been complied with.
The Administrative Agent shall take all necessary actions at the request of the Lead Borrower, including the granting of releases or waivers under the Intercreditor Agreement or any Additional Intercreditor Agreement, to effectuate any release of a Guarantee in accordance with these provisions. Each of the releases set forth above shall be effected by the Administrative Agent without the consent of the Lenders and will not require any other action or consent on the part of the Lenders.
Section 12.4 Limitation and Effectiveness of Guarantees. Each Guarantor and each Lender hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent conveyance or a fraudulent transfer for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Administrative Agent, the Lenders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Agreement, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Agreement to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with accounting principles generally accepted in the United States.

Section 12.5 Successors and Assigns. This Article XII shall be binding upon the Guarantors and each of their successors and assigns and shall inure to the benefit of the successors and assigns of the Administrative Agent, the Security Agent and the Lenders and, in the event of any transfer or assignment of rights by any Lender or the Administrative Agent or the Security Agent, the rights and privileges conferred upon that party in this Agreement shall automatically extend to and be vested in such transferee or assigns, all subject to the terms and conditions of this Agreement.

Section 12.6 No Waiver. Neither a failure nor a delay on the part of the Administrative Agent, the Security Agent or the Lenders in exercising any right, power or privilege under this Article XII shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Administrative Agent, the Security Agent and the Lenders herein expressly specified are cumulative and are not exclusive of any other rights, remedies or benefits which either may have under this Article XII at law, in equity, by statute or otherwise.

Section 12.7 Modification. No modification, amendment or waiver of any provision of this Article XII, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent in accordance with Section 11.1, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstance.

Section 12.8 Limitation on the Italian Guarantor’s Liability. Without prejudice to Section 12.4, the obligations of the Italian Guarantor under this Agreement shall be subject to the following limitations:
(a)obligations of the Italian Guarantor shall not include, and shall not extend, directly or indirectly, to any indebtedness incurred by any obligor as borrower or as a guarantor in respect of any proceeds of the Advances, the purpose or actual use of which is, directly or indirectly:
(i)the acquisition of the Italian Guarantor (and/or of any entity directly or indirectly controlling it), including any related costs and expenses;
(ii)a subscription for any shares in the Italian Guarantor (and/or any entity directly or indirectly controlling it), including any related costs and expenses; or
(iii)the refinancing thereof;
(b)without prejudice to Section 12.4, and pursuant to Article 1938 of the Italian Civil Code, the maximum amount that the Italian Guarantor may be required to pay in respect of its obligations as Guarantor under this Agreement shall not exceed $2,76.0 billion.
(c)without prejudice to Section 12.4, the maximum amount that the Italian Guarantor may be required to pay in respect of its obligations as Guarantor under this Agreement shall not exceed, at any given time, the following amount: the value of vessels owned by the Italian Guarantor and subject to mortgage to secure the Obligations, as resulting by latest available appraisals divided by the value of vessels owned by the Carnival Group (including the Italian

Guarantor) and subject to mortgage to secure the Obligations, based on the latest available appraisals multiplied by the outstanding amount of the Obligations plus amounts drawn down/issued and not repaid yet under this Agreement; and
(d)obligations of the Italian Guarantor shall not extend to the payment obligations of other entities which do not belong to the Italian Guarantor’s corporate group (gruppo di appartenenza) in the meaning of articles 1(e) of the decree of the Italian Ministry of Economy and Finance No. 53 of April 2, 2015.
ARTICLE XIII     SECURITY

Section 13.1 Security; Security Documents.
(a) The due and punctual payment of the Obligations and the Guarantees when and as the same shall be due and payable, whether on an interest payment date in accordance with Section 2.7(a), on the Maturity Date, upon acceleration or otherwise, default interest in accordance with Section 2.7(b), if any, and performance of all other obligations under this Agreement, shall be secured as provided in the Security Documents. The Administrative Agent, the Security Agent, the Borrowers and the Guarantors hereby agree that, subject to Permitted Collateral Liens, the Security Agent – to the maximum extent permitted under applicable law - shall hold the Collateral in trust for the benefit of itself, the Administrative Agent and all of the Lenders pursuant to the terms of the Security Documents, and shall act as mortgagee or security holder under all mortgages or standard securities, beneficiary under all deeds of trust and as secured party under the applicable security agreements.
(b) Each Lender consents and agrees to the terms of the Security Documents (including the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Security Agent to perform its respective obligations and exercise its rights thereunder in accordance therewith.
(c) The Administrative Agent, the Security Agent and each Lender acknowledges that, as more fully set forth in the Security Documents, the Collateral as now or hereafter constituted shall be held for the benefit of all the Lenders under the Security Documents, and that the Lien on the Collateral securing the Obligations under Security Documents in respect of the Security Agent and the Lenders is subject to and qualified and limited in all respects by the Security Documents and actions that may be taken thereunder.
(d) Notwithstanding (i) anything to the contrary contained in this Agreement, the Security Documents, the Guarantees or any other instrument governing, evidencing or relating to any Indebtedness, (ii) the time, order or method of attachment of any Liens, (iii) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any

Lien upon any Collateral, (iv) the time of taking possession or control over any Collateral or (v) the rules for determining priority under any law of any relevant jurisdiction governing relative priorities of secured creditors:
(i) the Liens will rank equally and ratably with all valid, enforceable and perfected Liens, whenever granted upon any present or future Collateral, but only to the extent such Liens are permitted under this Agreement to exist and to rank equally and ratably with the Lien on the Collateral securing the Obligations; and
(ii) all proceeds of the Collateral applied under the Security Documents shall be allocated and distributed as set forth in the Security Documents, subject to the Intercreditor Agreement and any Additional Intercreditor Agreement.
(e) Subject to the Agreed Security Principles, to the extent not already perfected, the Security Agent’s Liens on the Collateral securing the Obligations are required to be perfected within the following timeframes:
(i) in the case of the Collateral described in clause (i) of the definition of “Collateral,” not later than the fifth day after the Effective Date (or, in the case of shares of entities organized in Italy, the 15th day after the Effective Date; provided that, if any Italian government office is closed on one or more days on which it would normally be open, such Lien will be required to be perfected not later than the day that is the later of (x) the 15th day after the Effective Date and (y) the Business Day following the 15th day after the latest date such government office was closed on a day on which it would normally be open);
(ii) in the case of the Collateral described in clause (ii) of the definition of “Collateral,” not later than the 30th day after the Effective Date; provided that, if any government office is closed on one or more days on which it would normally be open, such Lien will be required to be perfected not later than the day that is the later of (x) the 30th (or 45th, as applicable) day after the Effective Date and (y) the business day following the 15th day (or, in the case of Vessels flagged in Italy, the 21st day) after the latest date such government office was closed on a day on which it would normally be open;
(iii) in the case of the Collateral described in clause (iii) of the definition of “Collateral,” not later than the 30th day after the Effective Date with respect to recordings with the United States Patent Office and Trademark Office or the United States Copyright Office, as applicable and, using commercially reasonable efforts, not later than the 90th day after the Effective Date with respect to filings with the relevant governmental authorities in the United Kingdom, Germany and the European Union Intellectual Property office; provided that, if any government office is closed on one or more days on which it would normally be open, such Lien will be required to be perfected not later than the day that is the later of (x) the 30th (or 90th, as applicable) day after the Effective Date and (y) the business day following the 15th day after the latest date such government office was closed on a day on which it would normally be open; and

(iv) in the case of the Collateral described in clause (iv) of the definition of “Collateral,” the Borrowers and the Guarantors must make all necessary UCC filings (if any) against such assets not later than the fifth day after the Effective Date;
in each case, or such later date as the Administrative Agent may agree in its sole discretion.
To the extent any deadline in the foregoing paragraphs falls on a date that is not a Business Day, the deadline shall instead be the Business Day next succeeding such date.

Section 13.2 Authorization of Actions to Be Taken by the Security Agent Under the Security Documents. The Security Agent shall be the representative on behalf of the Lenders and, subject to the Intercreditor Agreement and any Additional Intercreditor Agreement, shall act upon the written direction of the Administrative Agent (in turn, acting on written direction of the Lenders) with regard to all voting, consent and other rights granted to the Administrative Agent and the Lenders under the Security Documents. Subject to the provisions of the Security Documents (including the Intercreditor Agreement and any Additional Intercreditor Agreement), the Security Agent may, in its sole discretion and without the consent of the Lenders, on behalf of the Lenders, to the maximum extent permitted under applicable law take all actions it deems necessary or appropriate in order to (a) enforce any of its rights or any of the rights of the Lenders under the Security Documents and (b) receive any and all amounts payable from the Collateral in respect of the obligations of the Borrowers and the Guarantors hereunder. Subject to the provisions of the Security Documents, the Security Agent shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts of impairment that may be unlawful or in violation of the Security Documents or this Agreement, and such suits and proceedings as the Security Agent (after consultation with the Administrative Agent, where appropriate) may deem reasonably expedient to preserve or protect its interest and the interests of the Lenders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Lenders or the Security Agent). The Security Agent is hereby irrevocably authorized by each Lender to effect any release of Liens or Collateral contemplated by Section 13.5, or by the terms of the Security Documents.
Each Lender hereby (i) irrevocably appoints U.S. Bank National Association as Security Agent, (ii) irrevocably authorizes the Security Agent and the Administrative Agent to (i) perform the duties and exercise the rights, powers and discretions that are specifically given to each of them under the Intercreditor Agreement or other documents to which the Security Agent and/or the Administrative Agent is a party, together with any other incidental rights, powers and discretions and (ii) execute each document expressed to be executed by the Security Agent and/or the Administrative Agent on its behalf and (iii) accepts the terms and conditions of the Intercreditor Agreement and any Additional Intercreditor Agreement and each Lender will also be deemed to have authorized the Security Agent and the Administrative Agent to enter into any such Additional Intercreditor Agreement.

Section 13.3 Authorization of Receipt of Funds by the Security Agent Under the Security Documents. The Security Agent is authorized to receive and distribute any funds for the benefit of the Lenders under the Security Documents, and to make further distributions of such funds to the Lenders according to the provisions of this Agreement and the Security Documents.

Section 13.4 Additional Intercreditor Agreements and Amendments to the Intercreditor Agreement.
(a) At the request of the Lead Borrower, in connection with the incurrence or refinancing by the Company or its Restricted Subsidiaries of any Indebtedness secured or permitted to be secured (including as to priority) by the Collateral, the Company, the relevant Restricted Subsidiaries, the Administrative Agent and the Security Agent, as applicable, shall enter into an intercreditor or similar agreement or joinder to or a restatement, amendment or other modification of the existing Intercreditor Agreement (an “Additional Intercreditor Agreement”) with the holders of such Indebtedness (or their duly authorized representatives) on substantially the same terms as the Intercreditor Agreement (or on terms that in the good faith judgment of the Board of Directors of the Lead Borrower are not materially less favorable to the Lenders), including containing substantially the same terms with respect to the application of the proceeds of the Collateral held thereunder and the means of enforcement, it being understood that an increase in the amount of Indebtedness being subject to the terms of the Intercreditor Agreement or Additional Intercreditor Agreement shall not be deemed to be less favorable to the Lenders and shall be permitted by this Section 13.4(a) if the incurrence of such Indebtedness and any Lien in its favor is permitted Section 6.2.1 and Section 6.2.2; provided that (x) any such Additional Intercreditor Agreement that is entered into with the holders of Indebtedness intended to be secured by Collateral on a junior basis to the Obligations may include different terms to the extent customary for a junior intercreditor arrangement of that type and (y) such Additional Intercreditor Agreement shall not impose any personal obligations on the Administrative Agent or the Security Agent or, in the opinion of the Administrative Agent or the Security Agent, adversely affect the rights, duties, liabilities or immunities of the Administrative Agent or the Security Agent under this Agreement or the Intercreditor Agreement. As used herein, the term “Intercreditor Agreement” shall include references to any Additional Intercreditor Agreement that supplements or replaces the Intercreditor Agreement.
(b) The Administrative Agent and Security Agent shall be required to enter into any customary intercreditor agreement with respect to the establishment of junior-priority liens securing such Junior Obligations upon receipt of an Officer’s Certificate to the effect that such customary intercreditor agreement is in customary form for an intercreditor agreement governing the relationship between Pari Passu Obligations and Junior Obligations. Such customary intercreditor agreement will set forth the relative rights in respect of the Collateral between holders of the Pari Passu Obligations, on the one hand, and holders of the Junior Obligations, on the other hand, and will provide that the Security Agent will, subject to very limited circumstances, have the exclusive right to exercise rights and remedies with respect to the Collateral. Furthermore, such intercreditor agreement will set forth the priorities relative to the Collateral, and the application from the proceeds thereof, first to the Pari Passu Obligations, then to the Junior Obligations.
(c) Each Lender hereby:
(i) appoints and authorizes the Administrative Agent and the Security Agent from time to time to give effect to such provisions;
(ii) authorized each of the Administrative Agent and the Security Agent from time to time to become a party to any additional intercreditor arrangements described above;
(iii) agreed to be bound by such provisions and the provisions of any additional intercreditor arrangements described above; and
(iv) irrevocably appointed the Administrative Agent and the Security Agent to act on its behalf from time to time to enter into and comply with such provisions and the provisions of any additional intercreditor arrangements described above, in each case, without the need for the consent of any Lender.
(d) A form of an Additional Intercreditor Agreement posted to all Lenders so long as the Administrative Agent has not received, by 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed form to all Lenders, written notice of objection to such proposed intercreditor arrangements from Lenders comprising the Required Lenders shall be deemed to be satisfactory to the Lenders.

Section 13.5 Release of the Collateral.
(a) To the extent a release is required by a Security Document, the Security Agent shall release, and the Administrative Agent (as applicable) shall release and if so requested direct the Security Agent to release, without the need for consent of the Lenders, Liens on the Collateral securing the Obligations:
(i) as to all of the Collateral, upon payment in full of the Obligations;
(ii) as to the Collateral held by a Guarantor, upon release of the Guarantee of such Guarantor (with respect to the Liens securing such Guarantee granted by such Guarantor) in accordance with the applicable provisions of this Agreement;
(iii) as to any Collateral, in connection with any disposition or transfer of such Collateral to any Person (but excluding any transaction subject to Section 6.2.4); provided that if the Collateral is disposed of to a Borrower or a Guarantor, the relevant

Collateral becomes immediately subject to a substantially equivalent Lien in favor of the Security Agent securing the Obligations; provided, further, that, in each case, such disposition is permitted by this Agreement and the Intercreditor Agreement;
(iv) as to any Collateral held by a Subsidiary Guarantor, if the Lead Borrower designates such Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Agreement, the release of the property, assets and Capital Stock of such Unrestricted Subsidiary;
(v) in connection with certain enforcement actions taken by the creditors under certain secured indebtedness of the Company and its Subsidiaries as provided under the Intercreditor Agreement, or otherwise in compliance with the Intercreditor Agreement;
(vi) as may be permitted by Section 6.2.9 or Section 11.1; and
(vii) in order to effectuate a (i) merger, consolidation, conveyance, transfer or other business combination conducted in compliance with Section 6.2.4 or (ii) a reconstitution or merger for the purpose of re-flagging a vessel in compliance with Section 6.1.10.
Each of the foregoing releases shall be effected by the Security Agent without the consent of the Lenders or any action on the part of the Administrative Agent.
(b) Any release of Collateral made in compliance with this Section 13.5 shall not be deemed to impair the Lien under the Security Documents or the Collateral thereunder in contravention of the provisions of this Agreement or the Security Documents (including Section 6.2.9).
(c) In the event that the Borrowers or any Guarantor seek to release Collateral, the Lead Borrower or such Guarantor shall deliver an Officer’s Certificate (which the Administrative Agent and the Security Agent shall rely upon in connection with such release) to the Administrative Agent and the Security Agent setting forth that the specified release complies with the terms of this Agreement as well as with the terms of the relevant Security Document. Upon receipt of the Officer’s Certificate and if so requested by the Lead Borrower or such Guarantor, the Security Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Agreement.

Section 13.6 Appointment of Security Agent and Supplemental Security Agents. The Lenders hereby appoint U.S. Bank National Association to act as Security Agent hereunder, and U.S. Bank National Association accepts such appointment. Each Lender authorizes and expressly directs the Administrative Agent and the Security Agent on such Lender’s behalf to enter into the Intercreditor Agreement and any Additional Intercreditor Agreement and the Administrative Agent and the Lenders acknowledge that the Security Agent will be acting in respect to the Security Documents and the security granted thereunder on the terms outlined therein (which terms in respect of the rights and protections of the Security Agent, in the event of an inconsistency with the terms of this Agreement, will prevail).
(a) The Security Agent may perform any of its duties and exercise any of its rights and powers through one or more sub-agents or co-trustees appointed by it. The Security Agent and any such sub-agent or co-trustee may perform any of its duties and exercise any of its rights and powers through its affiliates. All of the provisions of this Agreement applicable to the Security Agent including its rights to be indemnified, shall apply to and be enforceable by any such sub-agent and affiliates of a Security Agent and any such sub-agent or co-trustee. All references herein to a “Security Agent” shall include any such sub-agent or co-trustee and affiliates of a Security Agent or any such sub-agent or co-trustee.
(b) It is the purpose of this Agreement, the Intercreditor Agreement, any Additional Intercreditor Agreement and the Security Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. Without limiting paragraph (a) of this Section 13.6, it is recognized that in case of litigation under, or enforcement of, this Agreement, the Intercreditor Agreement, any Additional Intercreditor Agreement or any of the Security Documents, or in case the Security Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the Security Documents or take any other action which may be desirable or necessary in connection therewith, the Security Agent is hereby authorized to appoint an additional individual or institution selected by the Security Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, Security Agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Security Agent” and collectively as “Supplemental Security Agents”).
(c) In the event that the Security Agent appoints a Supplemental Security Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Security Documents to be exercised by or vested in or conveyed to such Security Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Security Agent to the extent, and only to the extent, necessary to enable such Supplemental Security Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Security Documents and necessary to the exercise or performance thereof by such Supplemental Security Agent shall run to and be enforceable by either such Security Agent or such Supplemental Security Agent, and (ii) the provisions of this Agreement that refer to the Security Agent shall inure to the benefit of such Supplemental Security Agent and all references therein to the Security Agent shall be deemed to be references to a Security Agent and/or such Supplemental Security Agent, as the context may require.
(d) Should any instrument in writing from the Borrowers or any other obligor be required by any Supplemental Security Agent so appointed by the Security Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the

Company shall, or shall cause the Borrowers and relevant Guarantor to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Security Agent. In case any Supplemental Security Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Security Agent, to the extent permitted by law, shall vest in and be exercised by the Security Agent until the appointment of a new Supplemental Security Agent.

Section 13.7 Designation as Other Secured Obligations and Pari Passu Obligations. This Agreement shall constitute an Other Pari Passu Document as defined in, and for all purposes under, the Intercreditor Agreement and an Other Secured Agreement as defined in, and for all purposes under, U.S. Collateral Agreement. Further to the foregoing, the U.S. Collateral Agreement and all other Security Documents are hereby designated as, and shall constitute, Pari Passu Documents as defined in, and for all purposes under, the Intercreditor Agreement. The Administrative Agent shall constitute Authorized Representative as defined in, and for all purposes under, the Intercreditor Agreement.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
CARNIVAL CORPORATION,  as the Lead Borrower
By: /s/ Darrell Campbell  Name: Darrell Campbell  Title: Treasurer
CARNIVAL FINANCE, LLC,  as the Co-Borrower
By: /s/ Darrell Campbell  Name: Darrell Campbell  Title: Treasurer
CARNIVAL PLC,  as a Guarantor

By: /s/ Darrell Campbell  Name: Darrell Campbell  Title: Treasurer
HOLLAND AMERICA LINE N.V.,  as a Guarantor
By: SSC Shipping and Air Services (Curacao) N.V., its Sole Director
By: /s/ Iseline R. Gouverneur  Name: Iseline R. Gouverneur  Title: Managing Director
By: /s/ Rhona M.P. Mendez  Name: Rhona M.P. Mendez  Title: Attorney-in-Fact
CRUISEPORT CURACAO C.V.,  as a Guarantor
By: Holland America Line N.V., its General Partner
By: SSC Shipping and Air Services (Curacao) N.V., its Sole Director
By: /s/ Iseline R. Gouverneur  Name: Iseline R. Gouverneur  Title: Managing Director
By: /s/ Rhona M.P. Mendez  Name: Rhona M.P. Mendez  Title: Attorney-in-Fact
PRINCESS CRUISE LINES LTD.,  as a Guarantor

By: /s/ Janet Swartz  Name: Janet Swartz  Title: President
             SEABOURN CRUISE LINE LIMITED,        as a Guarantor

By: SSC Shipping and Air Services (Curacao) N.V., its Sole Director
By: /s/ Iseline R. Gouverneur  Name: Iseline R. Gouverneur  Title: Managing Director
By: /s/ Rhona M.P. Mendez  Name: Rhona M.P. Mendez  Title: Attorney-in-Fact
HAL ANTILLEN N.V.,  as a Guarantor
By: SSC Shipping and Air Services (Curacao) N.V., its Sole Director
By: /s/ Iseline R. Gouverneur  Name: Iseline R. Gouverneur  Title: Managing Director
By: /s/ Rhona M.P. Mendez  Name: Rhona M.P. Mendez  Title: Attorney-in-Fact
COSTA CROCIERE S.P.A.,  as a Guarantor
By: /s/ David Bernstein  Name: David Bernstein  Title: Director

GXI, LLC,  as a Guarantor
By: Carnival Corporation, its Sole Member
By: /s/ Arnaldo Perez  Name: Arnaldo Perez  Title: General Counsel & Secretary

JPMORGAN CHASE BANK, N.A.,  as Administrative Agent and a Lender
By: /s/ Lance Buxkemper  Name: Lance Buxkemper  Title: Executive Director
U.S. BANK NATIONAL ASSOCIATION,  as Security Agent
By: /s/ Richard Prokosch  Name: Richard Prokosch  Title: Vice President